As filed with the Securities and Exchange Commission on ________, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________

FORM SB-2
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

MULTICELL TECHNOLOGIES, INC.
(Name of small business issuer in its charter)

701 George Washington Highway
Lincoln, Rhode Island 02865
(401) 333-0610
(Name, address and telephone number of Registrant)

DELAWARE (State or other jurisdiction of incorporation or organization)	3841 (Primary Standard Industrial Classification Code Number)	52-1412493 (I.R.S. Employer Identification No.)

W. Gerald Newmin
701 George Washington Highway
Lincoln, Rhode Island 02865
(401) 333-0610
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

Pursuant to Rule 429 of the Securities Act, the prospectus contained in this registration statement is a combined prospectus and relates to this registration statement, as well as our registration statement no. 333-118170, which was declared effective by the Commission on September 21, 2004. This registration statement will constitute post-effective amendment no. 2 to the prior registration statement. The post-effective amendment will become effective concurrently with the effectiveness of this registration statement in accordance with Section 8(c) of the Securities Act.

The aggregate market value of the voting stock held by non-affiliates of the Registrant was approximately $8,604,227 as of May 9, 2005 based upon the price at which such stock was last sold in the principal market for such stock as of such date.

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered(2) (9)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(9)	Amount Of Registration Fee
Common stock, $.01 par value	40,000,000 (3)	$.18	$7,200,000	$847.44
Common stock, $.01 par value (4)	5,000,000	$.18	$900,000	$105.93
Common stock, $.01 par value (5)	32,155,367	$.18	$5,787,966	$681.24
Common stock, $.01 par value(6)	18,542,729	$.18	$3,337,691	$392.85
Common stock, $.01 par value(7)	18,000,000	$.18	$3,240,000	$381.35
Common stock, $.01 par value(8)	8,000,000	$.18	$1,440,000	$169.49
Total	121,698,096		$21,905,657	$2,578.30

(1)

In the event of a stock split, stock dividend or similar transaction involving our common stock, in order to prevent dilution, the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act").

(2)

In accordance with Rule 457(c), the aggregate offering price of shares of our common stock is estimated solely for purposes of calculating the registration fee payable pursuant hereto, using the average of the bid and ask price reported by The Over-The-Counter Bulletin Board for our common stock on May 9, 2005 which was $0.18 per share and, with respect to shares of our common stock issuable upon exercise of warrants or conversion of loans, the higher of (i) such average sales price or (ii) the conversion price of the preferred stock, the exercise price of the warrants or the conversion price of the loans, as applicable.

(3)

Represents the maximum number of shares of our common stock to be sold issuable upon the conversion of outstanding shares of our Series I convertible preferred stock, as provided in our Certificate of Incorporation, as amended, upon conversion of the Series I convertible preferred stock.

(4)	Represents the number of shares of our common stock to be sold issuable upon exercise of outstanding warrants issued in connection with the issuance of the Series I convertible preferred stock.
(5)	Represents shares of our common stock to be sold that are currently issued and outstanding.
(6)

Represents the number of shares of our common stock to be sold issuable upon exercise of outstanding warrants, other than warrants issued in connection with the issuance of Series I Convertible Preferred Stock, at exercise prices ranging from $0.06 to $0.12 per share.

(7)

Represents the number of shares of our common stock to be sold issuable upon exercise of outstanding warrants, other than warrants issued in connection with the issuance of Series I Convertible Preferred Stock, at an exercise price of $.20 per share (provided that the warrants are not exercisable unless and until the shareholders of the Company approve the reverse split of the common stock).

(8)

Represents the number of shares of our common stock to be sold issuable upon exercise of outstanding warrants, other than warrants issued in connection with the issuance of Series I Convertible Preferred Stock, at an exercise price of $.30 per share (provided that the warrants are not exercisable unless and until the shareholders of the Company approve the reverse split of the common stock).

(9)	Includes 68,481,698 shares registered pursuant to Registration No. 333-118170, as amended, for which fees in the amount of $1,941.43 were paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED __________________, 2005

___________________________________________________________________________

121,698,096
SHARES OF
COMMON STOCK

This prospectus relates to the offer of up to 121,698,096 shares of the common stock of MultiCell Technologies, Inc., $0.01 par value per share, by the 45 selling stockholders identified on page 30 of this prospectus. Of these shares:

•	32,155,367 are currently issued and outstanding:
•

a maximum of 40,000,000 are issuable upon conversion of outstanding shares of our Series I Convertible Preferred Stock, which are convertible pursuant to a formula set forth in our Certificate of Incorporation, as amended, which provides that the conversion price shall not be less than $0.05 nor more than $0.20 per share:

•	up to 5,000,000 are issuable upon exercise of warrants we issued in connection our issuance of the Series I Convertible Preferred Stock:
•	up to 18,542,729 are issuable upon exercise of outstanding warrants, at exercise prices ranging from $0.06 to $0.12 per share:
•	up to 18,000,000 are issuable upon exercise of outstanding warrants, at an exercise price of $.20 per share: and
•	up to 8,000,000 are issuable upon exercise of outstanding warrants, at an exercise price of $.30 per share.

All of the common shares, preferred shares and warrants were previously issued in private placement transactions. Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and is listed on the Over The Counter Bulletin Board Market under the symbol "MUCL". On May 9, 2005, the last reported sale price of our common stock on the Over The Counter Bulletin Board Market was $0.18 per share.

The Company will receive all of the proceeds from the exercise of the warrants but will not receive any proceeds from the sale of the shares of common stock by the selling security holders. (See "Plan of Distribution")

INVESTING IN OUR COMMON STOCK INVOLVES SIGNIFICANT RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 7 FOR A DESCRIPTION OF CERTAIN FACTORS THAT YOU SHOULD CONSIDER BEFORE PURCHASING THE SHARES OFFERED BY THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THIS PROSPECTUS IS INCLUDED IN THE REGISTRATION STATEMENT THAT WAS FILED BY MULTICELL TECHNOLOGIES, INC. WITH THE SECURITIES AND EXCHANGE COMMISSION. THE SELLING STOCKHOLDERS CANNOT SELL THEIR SHARES UNTIL THAT REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THE SHARES OR THE SOLICITATION OF AN OFFER TO BUY THE SHARES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The date of this Prospectus is May 12, 2005

___________________________________________________________________________

You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document. However, in the event of a material change, this prospectus will be amended or supplemented accordingly.

___________________________________________________________________________

SUMMARY INFORMATION

The following summary is qualified in its entirety by the more detailed information, financial statements and other data appearing elsewhere in this Prospectus. At various places in this Prospectus, we may make reference to the "company" or "us" or "we."  When we use those terms, unless the context otherwise requires, we mean MultiCell Technologies, Inc. and its subsidiaries.

About MultiCell Technologies, Inc.

MultiCell Technologies, Inc., (MultiCell) was incorporated in Delaware on April 28, 1970 as "Exten Ventures, Inc". It operates two subsidiaries, MCT Rhode Island Corp. ("MCT") and Xenogenics Corporation ("Xenogenics"). As used herein, the "Company" refers to MultiCell, together with MCT and Xenogenics. Effective April 1, 2004, we changed our name from Exten Industries, Inc. to MultiCell Technologies, Inc. Our principal offices are at 701 George Washington Highway, Lincoln, RI 02865, (401) 333-0610.

Our goal is to be a global leader in producing immortalized human liver cells (hepatocytes). Our intellectual property portfolio positions us as a leader in the creation of highly functional, immortalized, non-tumorigenic human hepatocyte cell lines. We believe our proprietary human cell lines are ideal for developing highly predictive, high throughput drug discovery assays and enable innovative clinical approaches for treating a variety of liver-related diseases. We believe we are unique due to our understanding of the function, engineering and culturing of liver cells.

We believe we are differentiated by: 1) our understanding of the function and manipulation of the liver cell and 2) our understanding of stem cells, cell therapy and cell transplantation. Our intellectual property portfolio positions us for use of non-tumorgenic immortalized mammalian hepatocytes for treating liver disease. We have established a worldwide reputation as a source of licensed immortalized liver cell lines. The Company is developing cell-related technologies and products to treat a variety of liver diseases and has identified four clinically relevant applications for its cell-based products:

•	Drug Discovery - High throughput screening assays for drug discovery, lead optimization, and pharmacogenomic studies
•	Stem cells and cell transplantation to treat metabolic liver deficiencies
•	Cellular component of liver assist devices used to treat patients suffering from acute and chronic liver failure
•	Production of natural therapeutic plasma proteins.

About the Offering

We are registering the resale of our common stock by the selling stockholders. The selling stockholders and the specific number of shares that they each may resell through this prospectus are listed on page ___. The shares offered for resale by this prospectus include the following:

•	32,155,367 are currently issued and outstanding:
•

a maximum of 40,000,000 are issuable upon conversion of outstanding shares of our Series I Convertible Preferred Stock, which are convertible pursuant to a formula set forth in our Certificate of Incorporation, as amended, which provides that the conversion price shall not be less than $0.05 nor more than $0.20 per share:

•	up to 5,000,000 are issuable upon exercise of warrants we issued in connection our issuance of the Series I Convertible Preferred Stock:
•	up to 18,542,729 are issuable upon exercise of outstanding warrants, at exercise prices ranging from $0.06 to $0.12 per share:
•	up to 18,000,000 are issuable upon exercise of outstanding warrants, at an exercise price of $.20 per share: and
•	up to 8,000,000 are issuable upon exercise of outstanding warrants, at an exercise price of $.30 per share.

Information on Outstanding Shares

The number of shares of our common stock outstanding before and after this offering is set forth below:

•	Common stock outstanding before this offering:	158,049,284 shares
•	Common stock outstanding after this offering:	248,750,365 shares

The number set forth above for the shares of common stock outstanding before this offering is the number of shares of our common stock outstanding on May 9, 2005.

The numbers set forth above do not include 13,003,000 and 2,715,000 shares of our common stock that, as of the date of this prospectus, are issuable upon the exercise of outstanding stock options and conversion of convertible loans, respectively. The options are exercisable at prices ranging from $.06 to $.61 per share, with a weighted average exercise price of $0.26 per share. The convertible loans are convertible at $.20 per share plus accrued interest.

The numbers set forth above include 25,635,500 shares issuable upon exercise of outstanding warrants, note conversions and stock options which are subject to agreements not to exercise until the Company has sufficient authorized shares of common stock.

Use of Proceeds

We will not realize any of the proceeds from the sale of the shares offered by the selling stockholders. See "Use of Proceeds". We will use any proceeds we receive from exercise of warrants, for general corporate purposes.

RISK FACTORS

The shares of our common stock being offered for sale are highly speculative and involve a high degree of risk. Only those persons able to lose their entire investment should purchase these shares. Before purchasing any of these shares, you should carefully consider the following factors relating to our business and prospects. You should also understand that this prospectus contains "forward-looking statements." These statements appear throughout this prospectus and include statements as to our intent, belief or current expectations or projections with respect to our future operations, performance or position. Such forward-looking statements are not guarantees of future events and involve risks and uncertainties. Actual events and results, including the results of our operations, could differ materially from those anticipated by such forward-looking statements as a result of various factors, including those set forth below and elsewhere in this prospectus.

We have a history of losses and may never become profitable.

Since we commenced operations on April 28, 1970, we have incurred a substantial accumulated deficit. As of February 28, 2005, our accumulated deficit was $21,368,734. Our losses have primarily resulted from significant costs associated with the research and development relating to our cell line and other operating costs. We expect that we will continue to incur net losses until we are able to generate sufficient operating revenues to support expenditures. However, we may never generate positive cash flow or sufficient revenue to fund our operations and we may never attain profitability.

If we do not obtain adequate financing to fund our future research and development and operations, we may not be able to successfully implement our business plan.

We have in the past increased, and plan to increase further, our operating expenses in order to fund higher levels of product development, undertake and complete the regulatory approval process, and increase our administrative resources in anticipation of future growth. We plan to increase our administrative resources to support the hiring of additional employees that will enable us to expand our research and product development capacity. We intend to finance our operations with revenues from royalties generated from our license agreement with XenoTech, by selling capital stock to investors (such as our recently completed $4 million private placement with Mercator Advisory Group and its affiliated funds), through new strategic alliances, and by acquiring or merging with companies that generate revenues and positive cash flows and use such cash flows and continuing to use our common stock to pay for consulting and professional services.

We also anticipate the need for additional financing in the future in order to fund continued research and development and to respond to competitive pressures. We anticipate that our future cash requirements may be fulfilled by potential direct product sales, the sale of additional equity securities, debt financing and/or the sale or licensing of our technologies. We cannot guarantee, however, that enough future funds will be generated from operations or from the aforementioned or other potential sources. Although we recently raised gross proceeds of $4 million in a private placement, we do not have any binding commitment with regard to future financing. If adequate funds are not available or are not available on acceptable terms, we may be unable to fund expansion, develop new or enhance existing products and services or respond to competitive pressures, any of which could have a material adverse effect on our business, results of operations and financial condition.

If we finance our operations by acquiring other companies using our common stock, the issuance of such shares could adversely affect our stock price and dilute your ownership percentage.

If we acquire profitable, revenue generating companies as a means of financing our operations, we will likely need to issue a substantial number of shares of our common stock to do so, which would dilute the percentage ownership of our other shareholders and may adversely affect the price of our stock.

If our ownership interest in Xenogenics continues to decline, the value of your investment in our company could be adversely affected.

During the past several years, our ownership interest in Xenogenics has decreased from 100% in 1997 to the current 56.4%. The decrease in our ownership percentage is due to our having sold equity in Xenogenics in an effort to raise capital to fund Xenogenics' continuing research and development and operations. As part of the prior offering of Xenogenics' equity, there remains outstanding 211,566 options to purchase common stock of Xenogenics, which, assuming the exercise of all options, would reduce our ownership percentage in Xenogenics to 53.4%.

Although we do not have any future plans to sell any additional equity in Xenogenics, circumstances may arise in which the sale of equity in Xenogenics is the only way we can raise the capital necessary to keep Xenogenics operational. The sale of additional equity in Xenogenics could adversely affect the value of your investment in our common stock.

We have not yet begun the regulatory approval process for our products with the Food and Drug Administration (the "FDA").

The use of immortalized hepatocytes for drug discovery purposes does not require FDA approval. However, some of our products will be subject to regulation in the United States by the FDA and by comparable regulatory authorities in foreign jurisdictions. The Sybiol synthetic bio-liver device will be classified as a "biologic" regulated under the Public Health Service Act and the Food, Drug and Cosmetic Act. The use of human immortalized liver cells for this application will also be regulated by the FDA. Development of a therapeutic product for human use is a multi-step process. First, animal and in vitro testing must establish the potential safety and efficacy of the experimental product for a given disease. Once the product is found to be reasonably safe and potentially efficacious in animals, suggesting that human testing would be appropriate, an Investigational New Drug ("IND") application is submitted to the FDA. FDA approval, which may in some circumstances involve substantial delays, is necessary before commencing clinical investigations in humans. Clinical investigations can take many years. We have not yet begun the regulatory approval process for our Sybiol® biosynthetic liver device with the FDA. We may, when adequate funding and resources are available, begin the approval process. If we are able to validate the device design, then we currently plan to find a partner to take the project forward. Before human studies may begin, the cells provided for the system will be subjected to the same scrutiny as the Sybiol device. We will need to demonstrate sufficient process controls to meet strict standards for a complex medical system. This means the cell production facility will need to meet the same Good Manufacturing Practice ("GMP") standards as those pertaining to a pharmaceutical company.

If we do not obtain governmental approvals for some of our products, we will be unable to market them.

Under FDA rules, we are required to obtain scientific data to support any health claims regarding human use that we make concerning our products. We will not be able to commercialize our products until we complete clinical testing, have acceptable clinical trial results and receive regulatory approval from the FDA and foreign regulatory authorities, as appropriate. The FDA and other regulatory authorities require that the safety and efficacy of a biologic product be supported by results from adequate and well-controlled clinical trials before approval for commercial sale with respect to use for humans. If the results of the clinical trials of our products do not demonstrate that they are safe and effective, we will not be able to submit to the FDA relevant applications for pre-market approval. Further, the results of pre-clinical testing and initial clinical trials do not necessarily predict how safe and effective a product will be when it is evaluated in large-scale advanced clinical trials. It is possible that unacceptable side effects may be discovered at any time. A number of companies have suffered significant setbacks in advanced clinical trials, despite promising results in earlier trials. Even if we believe the clinical trials that we conduct demonstrate the safety and efficacy of a product, the FDA and other regulatory authorities may not accept our assessment of the results. The process of obtaining regulatory clearances or approvals is costly, uncertain and time-consuming.

We may experience difficulties in the introduction of some of our products that could result in our having to incur significant unexpected expenses or delay the launch of such products.

We cannot predict the duration or success of any pre-clinical and clinical trials that we undertake. The rate of completion of the clinical trials for our products will depend on many factors, including obtaining adequate clinical supplies and the rate of patient recruitment. Patient recruitment is a function of many factors, including the size of the patient population, the proximity of patients to clinical sites, and the eligibility criteria for patients who may enroll in the trial. We may experience increased costs, program delays, or both, if there are delays in patient enrollment in the clinical trials.

Because we are significantly smaller than many other medical technology companies, we may be at a competitive disadvantage if such companies introduce products that are similar to ours.

Most of the other medical companies that could be potential competitors have greater capital resources, more significant research and development programs and facilities, and greater experience in the production, marketing and distribution of medical products than we do. There are a number of companies attempting to develop a liver assist device system, as well as related cells. Our ability to compete effectively could be adversely affected if one of the more established companies that can devote significant resources to the development, sale and marketing of its products, develops a product that achieves commercial success.

If we do not successfully manage future growth, our ability to complete production of our products according to our current schedule may be adversely affected.

If we are unable to manage our anticipated future growth effectively with its resulting increases in operating, administrative, financial, accounting and personnel systems, our ability to complete production of our products on schedule could be adversely affected.

Our highly volatile stock price and trading volume may adversely affect the liquidity of our common stock.

The market price of our common stock, as well as the market prices of securities of companies in the biotechnology sector generally, has been highly volatile and is likely to continue to be highly volatile. For example, the market price of our common stock traded as high as $1.16 per share in October 2003 up from $0.06 six weeks earlier, and increased 150% in one day following the announcement of our agreement with Pfizer. While the reasons for the volatility of the market price of our common stock and its trading volume are sometimes unknown, in general the market price of our common stock may be significantly impacted by many factors, including, but not limited to:

•	Announcements of technological innovations or new commercial products by us or our competitors;
•	Publicity regarding actual or potential clinical trial results relating to products under development by us or our competitors;
•	Our financial results or that of our competitors;
•	Announcements of licensing agreements, joint ventures, strategic alliances, and any other transaction that involves the sale or use of our technologies or competitive technologies;
•	Developments and/or disputes concerning our patent or proprietary rights;
•	Regulatory developments and product safety concerns;
•	General stock trends in the biotechnology and pharmaceutical industry sectors;
•	Economic trends and other external factors, including but not limited to, interest rate fluctuations, economic recession, inflation, foreign market trends, national crisis, and disasters; and
•	Health care reimbursement reform and cost-containment measures implemented by government agencies.

These and other external factors have caused and may continue to cause the market price and demand for our common stock to fluctuate substantially, which may limit or prevent investors from readily selling their shares of common stock and may otherwise negatively affect the liquidity of our common stock. The volatility of our common stock could cause you to lose a substantial portion of your investment if you purchased your shares at the higher end of the volatility.

Our common stock is subject to penny stock regulation, which may affect its liquidity.

Our common stock is subject to regulations of the Securities and Exchange Commission (the "Commission") relating to the market for penny stocks. Penny stock, as defined by the Penny Stock Reform Act, is any equity security not traded on a national securities exchange or quoted on the Nasdaq National Market or SmallCap Market that has a market price of less than $5.00 per share. The penny stock regulations generally require that a disclosure schedule explaining the penny stock market and the risks associated therewith be delivered to purchasers of penny stocks and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors. The broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures, including the actual sale or purchase price and actual bid offer quotations, as well as the compensation to be received by the broker-dealer and certain associated persons. The regulations applicable to penny stocks may severely affect the market liquidity for our common stock and could limit your ability to sell your securities in the secondary market.

The exercise of outstanding options and warrants, the conversion of outstanding Series I convertible preferred stock and debt and the issuance of additional options, warrants, preferred stock and convertible debt may adversely affect our stock price and your percentage ownership.

Our success depends significantly upon proprietary technology.

We rely on a combination of intellectual property laws, licensing agreements, non-disclosure agreements and other contractual provisions to establish, maintain and protect our proprietary rights, all of which afford only limited protection. The Company has exclusive rights to use several patents and one patent pending for various cell lines and one prosthetic device. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to infringe aspects of our products or services or to obtain and use information that we regard as proprietary. We will monitor the situation and, if warranted, we are ready to file a complaint and take whatever action we deem necessary to protect our intellectual property rights.

FORWARD-LOOKING STATEMENTS

Except for historical information, the information contained in this prospectus and in our reports filed with the SEC are "forward looking" statements about our expected future business and financial performance. These statements involve known and unknown risks, including, among others, risks resulting from economic and market conditions, the regulatory environment in which we operate, pricing pressures, accurately forecasting operating and capital expenditures and clinical trial costs, competitive activities, uncertainties of litigation and other business conditions, and are subject to uncertainties and assumptions contained elsewhere in this prospectus. We base our forward-looking statements on information currently available to us, and, in accordance with the requirements of federal securities laws, we will disclose to you material developments affecting such statements. Our actual operating results and financial performance may prove to be very different from what we have predicted as of the date of this prospectus due to certain risks and uncertainties. The risks described above in the section entitled "Risk Factors" specifically address some of the factors that may affect our future operating results and financial performance

USE OF PROCEEDS

We will not receive proceeds from the resale of our common stock by the selling stockholder. We may receive proceeds from the exercise of the warrants held by the selling stockholders, although some warrants may be exercised on a cashless basis. We intend to use any of the proceeds received from the exercise of warrants held by the selling stockholders for working capital purposes. Pending the use of any such proceeds, we intend to invest these funds in short-term, interest bearing investment-grade securities.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is traded on the OTC Bulletin Board under the symbol MUCL.OB. Our stock is considered penny stock and is, therefore, subject to the Securities Enforcement Remedies and Penny Stock Reform Act of 1990. Penny stock is defined as any equity security not traded on a national stock exchange or quoted on NASDAQ and that has a market price of less than $5.00 per share. Additional disclosure is required in connection with any trades involving a stock defined as a penny stock (subject to certain exceptions); including the delivery, prior to any such transaction, of a disclosure schedule explaining the penny stock market and the associated risks. Broker-dealers who recommend such low-priced securities to persons other than established customers and accredited investors satisfy special sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchase and receive the purchaser's written consent prior to the transaction.

The table below gives the range of high and low bid prices of our common stock for the fiscal years ended November 30, 2004 and November 30, 2003 based on information provided by the OTC Bulletin Board. Such over-the-counter market quotations reflect inter-dealer prices, without mark-up, mark-down or commissions and may not necessarily represent actual transactions or a liquid trading market.

Fiscal Year Ended November 30, 2005
	High	Low
First quarter	$.47	$.15
Second quarter (through May 9, 2005)	$.44	$.15
Fiscal Year Ended November 30, 2004
	High	Low
First quarter	$.74	$.49
Second quarter	$.56	$.27
Third quarter	$.33	$.19
Fourth quarter	$.27	$.18

Fiscal Year Ended November 30, 2003
	High	Low
First quarter	$.09	$.05
Second quarter	$.08	$.05
Third quarter	$.12	$.09
Fourth quarter	$1.16	$.09

No cash dividends have been paid on our common stock for the 2003 and 2004 fiscal years, nor during the three month period ended February 28, 2005, and no change of this policy is under consideration by the Board of Directors.

The payment of cash dividends in the future will be determined by the Board of Directors in light of conditions then existing, including our Company's earnings, financial requirements, and opportunities for reinvesting earnings, business conditions, and other factors. There are otherwise no restrictions on the payment of dividends. The number of shareholders of record of our Company's Common Stock on May 9, 2005 was 1256.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

DESCRIPTION OF BUSINESS

About MultiCell Technologies, Inc.

MultiCell Technologies, Inc., (MultiCell) was incorporated in Delaware on April 28, 1970 as "Exten Ventures, Inc". It operates two subsidiaries, MCT Rhode Island Corp. ("MCT") and Xenogenics Corporation ("Xenogenics"). As used herein, the "Company" refers to MultiCell, together with MCT and Xenogenics. Effective April 1, 2004, we changed our name from Exten Industries, Inc. to MultiCell Technologies, Inc. Our principal offices are at 701 George Washington Highway, Lincoln, RI 02865, (401) 333-0610.

We are a global leader in producing immortalized human liver cells (hepatocytes). Our intellectual property portfolio positions us as a leader in the creation of highly functional, immortalized, non-tumorigenic human hepatocyte cell lines. Our proprietary human cell lines are ideal for developing highly predictive, high throughput drug discovery assays and enable innovative clinical approaches for treating a variety of liver-related diseases. We believe we are unique due to our understanding of the function, engineering and culturing of liver cells.

We believe we are differentiated by: 1) our understanding of the function and manipulation of the liver cell and 2) our understanding of stem cells, cell therapy and cell transplantation. Our intellectual property portfolio positions us for use of non-tumorgenic immortalized mammalian hepatocytes for treating liver disease. We have established a worldwide reputation as a source of licensed immortalized liver cell lines. The Company is developing cell-related technologies and products to treat a variety of liver diseases and has identified four clinically relevant applications for its cell-based products.

•	Drug Discovery - High throughput screening assays for drug discovery, lead optimization, and pharmacogenomic studies;
•	Stem cells and cell transplantation to treat metabolic liver deficiencies;
•	Cellular component of liver assist devices used to treat patients suffering from acute and chronic liver failure; and
•	Production of natural therapeutic plasma proteins.

Merger

An agreement of merger between Exten Industries, Inc. (parent) and MultiCell Technologies, Inc (subsidiary) was entered into on March 20, 2004. From and after the effective time, the separate existence of the subsidiary ceased and all its assets, property, rights and powers, as well as all debts due it, were transferred to and vested in the parent as the surviving corporation. The name by which the surviving corporation is known is MultiCell Technologies, Inc.

Hepatocytes

According to a Bain and Company study, it costs approximately $1.7 billion to discover, test and launch a new drug. In spite of this large investment of time, effort and money, drugs continue to be withdrawn from human clinical trials and the commercial market. Bain and Company estimate that failures or U.S. Federal Drug Administration ("FDA") rejections of new drug applications due to unanticipated toxicity and/or drug-drug interactions costs the pharmaceutical industry about $2 billion each year. According to the FDA, a ten percent improvement in predicting failures before clinical trials could save a pharmaceutical company $100 million in development costs per drug.

Most drugs that enter the body are metabolized by liver cells called hepatocytes. Unfortunately, the overall disposition of the drug may vary from patient to patient because of genetic and environmental factors. These factors affect drug metabolism and drug transport and may lead to unforeseen adverse drug reactions and/or altered metabolism and clearance of the drug itself.

There is an urgent need for highly predictive, high-throughput cell-based models to identify the impact of genetics on what the body does to the drug and what the drug does to the body. Although primary human hepatocytes are used to screen for potential toxicities and drug-drug interactions, their expense, limited supply, variable quality, and rapid loss of functions in culture may prohibit the routine use of these cells during the early stages of drug development.

MultiCell's immortalized human hepatocyte cell lines have demonstrated the ability to replace the continuous need for primary cells for many absorption, distribution, metabolism, excretion and toxicity (ADME/tox) applications. Expanded from our cell banks, our cell lines have significant cost and quality control advantages over primary cell sources. Our proprietary hepatic cell lines radically differ from other liver cell lines in that they are non-tumorigenic yet regenerate while maintaining liver function. A prolific cell without liver function is of little value. Our cell lines provide a consistent and functional resource for drug discovery and toxicology research, and can also be clinically utilized for cell-based therapies to supplement liver function and regeneration.

The Company is developing new cell lines to better model the impact of genetic differences on drug disposition. We envision that validated cell lines will be incorporated into medium-to-high throughput assays to economically and rapidly identify potential adverse drug reactions prior to expensive clinical studies.

Liver Stem Cell and Other Stem Cell Programs

In December 2003, we acquired the exclusive worldwide rights to US Patent # 6,129,911, for Liver Stem Cells. This patent, which was filed by the Company's Senior Vice President and Chief Science Officer Dr. Ronald Faris, involved methods for the identification and extraction of stem cells from adult liver tissue.

Stem cells have two overall characteristics:
•	Cells developed from stem cells produce all the kinds of mature cells making up the particular organ or tissue; and
•	They are multi- or pluripotent and self renew- that is, other cells developed from stem cells are themselves new stem cells.

Stem cells are known to or thought to exist for many systems of the human body, including the blood and immune system, cardiovascular, the central and peripheral nervous systems and the liver, pancreas endocrine, and the skin systems. These cells are responsible for organ regeneration during normal cell replacement or after trauma to a specific organ.

It is our goal to obtain broad patent protection on liver stem cell technology followed by diversification into other stem cell fields such as cardiovascular and pancreatic stem cell technologies. We continue to advance our internal research programs to characterize the liver stem and/or progenitor cells. Liver stem cells may be useful in the treatment of diseases such as hepatitis, liver failure, blood-clotting disorder, cirrhosis of the liver and liver cancer. Our adult stem cell (ASCs) technology has two distinct advantages over embryonic stem cells (ESCs): (1) it has a non-fetal origin and, therefore, is less or non-controversial, and (2) it has no animal protein contamination.

Liver Assist Device

Xenogenics, our majority-owned (56.4%) subsidiary, owns all of the rights to the Sybiol® synthetic bio-liver device, for which a United States patent (patent # 6,858,146) has been issued. The Sybiol "artificial liver" is intended to act as a substitute liver for a patient whose own liver is healing from injury or disease or for use as an artificial liver "bridge" for transplant patients awaiting a donor organ. The device may also be used to assist and improve the quality of life for patients with chronic liver disease or episodic liver trauma. The key to our device, or other devices attempting to gain approval, is the functionality of the cells. The Company plans to use its proprietary immortalized human hepatocytes in the Sybiol device. The Company will need to demonstrate sufficient process controls to meet strict standards for a complex medical system. This means the cell production facility will need to meet the same standards as those pertaining to a pharmaceutical company. The cells may be produced in our own facility, or by a manufacturing partner with the requisite skills and equipment that meets FDA requirements. Both the device and the cells will require FDA approval. In view of the Company's focus on improving its cell lines, the Company has not yet developed a plan to initiate clinical trials for the Sybiol device with the FDA.

Xenogenics has not generated any revenues. We currently estimate that we will need approximately $500,000 to $750,000 to validate the Sybiol through large animal testing.

Xenogenics is currently owned as follows:

MultiCell Technologies, Inc.	56.4%
Kestrel Equity Partners, Ltd.	21.7%
Jack Schaps	12.5%
W. Gerald Newmin	8.0%
Others	1.4%
Total	100.0%

Biopharmaceutical Background

Our technology offers potentially significant competitive advantages in the development and commercialization of products. MultiCell's liver cell technology can be used to produce biopharmaceutical products that may demonstrate enhanced biological properties and prove to be potentially more efficacious and less toxic than products derived from other cell production systems. The technology may be well suited for the production of certain human viruses that cannot be produced efficiently at present using alternative technologies. From a production perspective, our technology offers the ability to manufacture biopharmaceutical products in large volumes, which may speed the production process and reduce manufacturing costs.

Biopharmaceutical products are therapeutic products produced by means of biological production systems. Bacteria and yeast were initially used to produce the first generation of human biopharmaceutical products. The first available human cell-based production systems employed human cells that spontaneously acquired the ability to divide for finite periods of time. These include the MRC-5 and WI-38 cell lines, which were both created from human lung tissue. These cell lines have been successfully used to produce a number of human vaccines (rubella, mumps, measles, rabies and hepatitis A). The latest state-of-the-art technology encompasses the use of human immortalized cells. Normal human cells that are purposely engineered to grow indefinitely in culture. The immortalized cell and its progeny are called a "cell line." To our knowledge four such cell lines have been created: MultiCell liver cell e.g. Fa2N-4, PER.C6, 293 and 911, all of which have been used for research and development of vaccines, antibodies and proteins. In addition, various animal derived cell lines are used for proteins (e.g. CHO) and vaccines (e.g. MDCK, VERO).

We believe that our technology provides a unique manufacturing system that consists of a human cell line that can be used to produce a variety of biopharmaceutical products. We developed the MultiCell liver cell technology from a single source of healthy, human liver cells in a documented manner. The cell line has been successfully adapted to grow without the need for serum supplementation. There are two areas in which our technology can be used currently:

Therapeutic Proteins: MultiCell's technology can be used as a production system for developing and manufacturing antibodies or proteins by inserting DNA encoding for a particular protein into liver cells. These modified liver cells will grow further and secrete the desired antibody or protein, which can then be used for pre-clinical research or developed for therapeutic proteins.

Unique Liver Proteins: A number of therapeutic plasma proteins are naturally made and secreted by mammalian hepatocytes. The Company's immortalized hepatocytes are producing several therapeutic proteins in culture that have immediate value in the commercial markets. A partial list of these proteins includes albumin, alpha one antitrypsin, blood clotting factors, and transferrin. Several of these proteins require liver specific processing for full biological activity. The Company believes that it will be able to "scale-up" production of its cell lines.

We believe that our technology has the following key advantages over current bio-manufacturing systems:

•	Human-based. We believe that antibody and protein products based on the human-based liver cell technology will demonstrate enhanced biological properties making them potentially more efficacious.
•	High Yields. MultiCell's technology potentially offers a system for high yield, large-scale biopharmaceutical product production with proper posttranslational modification.
•

Scalability in Serum-free Conditions. MultiCell's cells can be cultured in its proprietary serum-free medium. The use of a serum-free medium also offers the potential to significantly improve the purification of biopharmaceuticals produced using our technology. The absence of animal proteins will also accelerate regulatory approval.

About Our Revenues

In August 2003, we signed an exclusive manufacturing and distribution license agreement for two of our cell lines with XenoTech, LLC. The agreement is for seven years with minimum royalties of $18 million due the Company in order for XenoTech to maintain exclusivity. XenoTech was founded in 1994 by Andrew Parkinson, Ph.D. to study drug metabolism. XenoTech provides products and contract research services to optimize discovery, development and approval of new drugs and has an established sales and marketing organization to the global pharmaceutical industry.

In January 2003, we signed a 15-year non-exclusive license agreement with Pfizer, Inc. for further research use of our two cell lines. Under terms of the license agreement, Pfizer may utilize the two cell lines for internal research purposes. On each fifth anniversary of the license agreement, Pfizer must pay a non-refundable license renewal fee of $1,000.

Our research and development has also been funded by the National Institute of Health ("NIH"), Small Business Innovative Research ("SBIR") and other grants, as well as direct investment.

Patents and Proprietary Technology

Our success depends in part, on intellectual property protection and the ability of our licensees to preserve those rights.

We rely on certain licenses granted to us by Rhode Island Hospital and others. We also rely on trade secrets and proprietary know how unprotected by patents, that we protect, in part, by confidentiality agreements. It is our policy to require our employees, board of directors, consultants, licensees, outside contractors and collaborators, scientific advisory board members and other advisors to execute confidentiality agreements upon the commencement of their relationships with us. These agreements provide that all confidential information made known to the individual in the course of the individual's relationship with the Company be kept as confidential and not be disclosed to third parties except in specific limited and agreed upon circumstances. We also require signed confidentiality or material transfer agreements from any company that is to receive our confidential information. In the case of employees, consultants and contractors, the agreements generally provide that all inventions conceived by the individual while rendering services to us shall be assigned to us as the exclusive property of the Company. There can be no guarantee that these agreements will not be violated or that we would have adequate remedies for such violation or that our trade secrets or proprietary know-how will not become known by or independently developed by competitors.

Any proprietary protection that our Company can obtain and maintain will be important to our business. The Company has an exclusive, long-term license agreement with Rhode Island Hospital for use of the following patents owned by the hospital related to liver cell lines and Liver Assist Devices (LADs):

US Patent #6,017,760, Isolation and Culture of Porcine Hepatocytes, expires October 9, 2015;
US Patent #6,107,043, Immortalized Hepatocytes, expires February 8, 2019;
US Patent #5,043,260, Perfusion Device for Hepatocytes, expires August 27, 2008;
US Patent #4,795,459, Implantable Prosthetic Device (Endothelial) expires January 3, 2006;
US Patent #6,129,911, Liver Stem Cell, expires October 10, 2017;
US Patent # 6,858,146 Artificial Liver Apparatus and Method (Sybiol), expires on February 20, 2019; and
US Patent # 6,872,389 Liver Stem Cell expires on July 8, 2019.

If we generate revenues and pay royalties, the annual license fee structure does not apply. Our agreement provides that we would pay a 5% royalty until we pay Rhode Island Hospital an aggregate of $550,000. After that, the royalty percentage decreases to 2% for the life of the patents.

On November 3, 2003, Xenogenics was notified by the United States Patent and Trademark Office that its patent application for an "Artificial Liver Apparatus And Method", the Sybiol® Synthetic Bio-Liver Device, will be allowed. United States patent 6,858,146 was issued in 205. The Sybiol® trademark is registered in the United States Patent and Trademark Office, number 2,048,080.

In December 2003, we acquired the exclusive worldwide rights to US Patent # 6129911, for Liver Stem Cells from Rhode Island Hospital. We agreed to pay an annual license fee of $20,000 for the first three years of the agreement and $10,000 per annum thereafter until a product is developed. Once a product is developed, if ever, the annual license fee will end and we will pay Rhode Island Hospital a 5% royalty on net sales of any product we sell covered by the patent until we pay an aggregate of $550,000 in royalties and a 2% royalty thereafter until the expiration of the patent.

Need for Government Approval

The use of immortalized hepatocytes for drug discovery purposes does not require FDA approval. However, some of our products will be subject to regulation in the United States by the FDA and by comparable regulatory authorities in foreign jurisdictions. The Sybiol synthetic bio-liver device will be classified as a "biologic" regulated under the Public Health Service Act and the Food, Drug and Cosmetic Act. The use of human immortalized liver cells for this application will also be regulated by the FDA. Development of a therapeutic product for human use is a multi-step process. First, animal and in vitro testing must establish the potential safety and efficacy of the experimental product for a given disease. Once the product is found to be reasonably safe and potentially efficacious in animals, suggesting that human testing would be appropriate, an Investigational New Drug ("IND") application is submitted to the FDA. FDA approval, which may in some circumstances involve substantial delays, is necessary before commencing clinical investigations in humans. Clinical investigations can take many years. We have not yet begun the regulatory approval process for our Sybiol® biosynthetic liver device with the FDA. We may, when adequate funding and resources are available, begin the approval process. If we are able to validate the device design, then we currently plan to find a partner to take the project forward. Before human studies may begin, the cells provided for the system will be subjected to the same scrutiny as the Sybiol device. We will need to demonstrate sufficient process controls to meet strict standards for a complex medical system. This means the cell production facility will need to meet the same Good Manufacturing Practice ("GMP") standards as those pertaining to a pharmaceutical company.

Research and Development

In fiscal year 2004, our Company spent $804,761 on improving the function of our cell lines. Product development costs during fiscal year 2003 were $482,309. These efforts have been towards improving the functionality of our immortalized hepatocytes, introducing products utilizing these cells and expanding our intellectual property base. Improvements in the function of our immortalized hepatocytes will open more markets and expand the usage in the current markets for our cells.

Competition

We are engaged in businesses characterized by extensive research efforts, rapid technological change and intense competition. A number of companies are pursuing the development of immortalized liver cells, adult stem cells, artificial liver devices and protein production.

Hepatocytes

There appears to be only one non-academic competitor in the immortalized hepatocyte business, and none in the non-tumorigenic immortalized hepatocyte business.

Amphioxis Cell Technologies, Inc., which is focused on the sale of immortalized hepatocytes. The cells they are promoting are based on a cell line developed from a hepatoma (cancerous liver tumor).

Stem Cells

A number of companies are attempting to develop therapeutic products based on stem cells. Cell therapy, the use of cells in treatment of medical disorders, with or without traditional therapies, can be as simple as a blood transfusion or as exciting as the promise of stem cell transplants or therapies. The Company has a patent on a non-embryonic stem cell, which differentiates us from fetal stem cells that have been plagued by ethical and contamination issues. Human stem cells can develop and differentiate into all cells and tissues in the body. As such, they are a potential source for the manufacture of replacement cells and tissues for organ repair applications in chronic diseases.

Competition in the stem cell arena ranges from academic institutions to public companies in a variety of stem cell areas. Some of the public and private companies include, but are not limited to the following:

Geron Corporation: Geron is focused on developing and commercializing therapeutic and diagnostic products for cancer based on a telomerase technology, and cell-based therapeutics using human embryonic stem cell technology. Telomerase is an enzyme that is expressed in nearly all cancer cells, but not in most normal cells. Geron's goal is to kill cancer cells in which telomerase is abnormally expressed by inhibiting or targeting telomerase, and to diagnose cancer by measuring telomerase activity.

Cryo-Cell International, Inc.: Cryo-Cell is primarily focused on the processing and cryopreservation of umbilical cord (U-Cord®) stem cells for family use.

StemCells, Inc.: Stem Cells is engaged in the discovery and development of adult stem cells to treat diseases of, or injury to, the central nervous system (CNS), liver and pancreas. The company is among the most advanced in pursuing stem cell therapies, and uses a proven search engine to isolate rare stem cells (cells that can produce all of the types of mature cells of an organ and can also self-renew) and progenitor cells (cells that come from stem cells, can still produce one or more types of mature cells in an organ, but do not self renew) from human tissues. To date, StemCells has found the human neural stem cell and has filed patent applications on candidate human liver- and pancreas-derived cells.

PharmaFrontiers Corp.: PharmaFrontiers is a commercialization driven biotechnology company that develops autologous cellular therapies for the treatment of multiple sclerosis, congestive heart failure and diabetes. The company is focused on autologous cellular therapy applications based on its proprietary stem cell and T-cell vaccination technologies.

Aastrom Biosciences: Aastrom is developing and commercializing proprietary adult bone marrow stem cell based products for regenerative medicine.

Vesta Therapeutics Inc.: Vesta develops cell therapeutics for liver repair and regeneration. The company's technology is centered on the isolation, expansion, and cryopreservation of liver cells (human hepatocytes) obtained from organ donor livers that are not suitable for whole organ transplantation.

Liver Assist Devices

Competitors in various stages of development of liver assist devices include:

Gambro: Gambro acquired the business of Teraklin AG, Germany, and is expanding its intensive care business into the extracorporeal treatments for liver support. Teraklin develops, manufactures and markets a liver filtering system utilizing albumin to remove toxic substances for the treatment of acute liver failure. Teraklin's product line will be integrated into Gambro Renal Products' renal intensive care business. The system would appear to have use in critically ill patients as a bridge to transplantation.

Arbios Systems, Inc.: Arbios is a biomedical device company that, through its wholly-owned subsidiary, Arbios Technologies, Inc., is engaged in the discovery, acquisition and development of proprietary liver assist devices and new technologies useful in the diagnosis and treatment of acute liver failure. Arbios' products in development include SEPETTM, a novel blood purification therapy employing selective plasma filtration therapy, HepatAssist-2TM, a bioartificial liver based on technology acquired from Circe Biomedical, Inc., and LIVERAIDTM, a bioartificial liver in which liver cell therapy and sorbent-based hemodiafiltration are integrated in the company's proprietary three-compartment cartridge with fiber-in-fiber geometry.

Hepalife, Inc.: Hepalife is a Canadian firm that is developing, under a recently extended research contract, a porcine cell line that it believes will have application in a liver assist device. They do not have a commercially available product.

Vital Therapies, Inc.: (formerly Hepatix and VitaGen): VitaGen was acquired by Vital Therapies, Inc. after declaring bankruptcy. We believe they hope to restart their clinical trial program at some point in the future.

In Europe, Braun Inc. has demonstrated interest in supporting the development of a complicated and sophisticated hollow fiber device, which has already been used to treat two patients.

To our knowledge, there is no approved affordable mass produced live-cell bio-artificial liver device currently available on the global market. Our device is intended to closely replicate human liver functions and not just to function as a blood-cleaning device. We believe that the differences in design between existing products and the Sybiol device will result in the Sybiol device, should it receive FDA approval, achieving substantial commercial success.

Therapeutic Proteins: There are numerous companies utilizing recombinant technology to produce therapeutic proteins, including but not limited to, Baxter, Amgen, and Genentech; however, only two companies have recently introduced novel technology to scale up protein production. These Companies are:

CruCell: Crucell has developed three proprietary technologies to develop a range of biological products, or "biologics". These include (1) PER.C6® technology, which uses a human cell line for the production and large scale manufacturing of recombinant proteins and vaccines, (2) AdVac® technology, which is used with PER.C6® technology to develop novel recombinant vaccines, and (3) MAbstract® technology, for isolation of target-specific antibodies. Each technology has proven to be highly versatile and can be used in diverse fields of biomedicine. Within Crucell, these technologies are utilized to discover, develop and produce vaccines and antibodies for the prevention and treatment of infectious diseases.

GlycoFi: GlycoFi has engineered a variety of different yeast strains, each producing proteins with one specific pattern of glycosylation. Certain protein glycoforms are known to confer greater therapeutic efficacy than others. Once the proper glycoform of a protein has been isolated and validated, the same strain that produced the protein in research quantities can be used in a large-scale production process. This is a novel, yet unproven, technology.

Employees

As of May 9, 2005 we had eight full-time employees and two part-time employees.

DESCRIPTION OF PROPERTY

On April 6, 2005, the Company entered into a three-year sublease agreement for new research and administrative facilities. Basic rental commitments under the sublease agreement are $94,724, $100,296 and $105,868, respectively. The sublease agreement also provides for an optional three-year renewal period.

Real Estate Held for Sale

The Company owns a parcel of undeveloped land near the Grand Canyon. The land was originally purchased in February 1992 for $1,654,000. During the fiscal year ended November 30, 1995, the Company tested the land for impairment and expensed all but the remaining fair market value of $47,200. The Company is currently in arrears on property taxes and interest in the amount of $177,000. A tax sale for property taxes is pending and as management has been unable to obtain an appraisal of the fair market value of the land, no decision has been made as to whether to pay the taxes in arrears. Real estate held for sale is included in other assets and unpaid property taxes are included in accrued expenses.

MANAGEMENT'S DISCUSSION AND ANALYSIS

This Registration Statement contains forward-looking statements that involve risks and uncertainties. These statements are based on certain assumptions that may prove to be erroneous and are subject to certain risks including, but not limited to, our ability to complete and fund our research and development. Our actual results may differ significantly from the results discussed in the forward-looking statements.

Overview

MultiCell Technologies, Inc. (the "Company") (OTCBB-MUCL) is a global leader in producing immortalized human liver cells (hepatocytes). Based on our liver technology, the Company intends to develop therapeutic products for the treatment of liver disease and other diseases.

In August 2003, MultiCell signed an exclusive sales, manufacture and distribution agreement for the use of two of its cell lines by XenoTech, an unrelated party. The agreement, which is for a term of seven years, required XenoTech to make an initial non-refundable payment of $800,000 to MultiCell in August 2003. This payment represented consideration for and a guarantee of Nosan's (XenoTech's distributor) right of first negotiation for distribution rights for the Asia Pacific Rim, should MultiCell successfully complete the development of its cell lines for the production of proteins, other cellular constituents and or drug-like molecules. Additional consideration under the August 2003 agreement included a $700,000 royalty prepayment. This prepayment was an advance against the minimum royalty payment of $800,000 for the first royalty period, which was 16 months, culminating on November 30, 2004. The subsequent 5 royalty periods will be 12 months and the last royalty period will be 8 months. XenoTech must bear all the costs for its manufacturing and sales activities and make specified minimum periodic royalty payments that total $18 million over the 7 year term of the agreement to maintain distribution exclusivity. The agreement requires XenoTech to make royalty payments to MultiCell of 17.5% of net sales for the direct sale of its cells and 34% of net sales derived from any sublicense agreement. The Company did not recognize revenue based on the $2.1 million minimum royalty amount for the current fiscal year, as the agreement requires such minimums to be paid by XenoTech as a condition of their exclusivity. As XenoTech could elect not to pay this amount and thereby lose exclusivity, the Company has not recognized revenues based on the minimum royalties. To date XenoTech's revenues have not approached the level required to meet the minimum royalty payments as defined in the agreement. It is the Company's belief that the collectibility of such minimum amount is not reasonably assured. As a result, the Company has only recognized royalties based on the XenoTech's actual sales for the period.

XenoTech has distribution agreements with numerous companies for a variety of pharmaceutical and laboratory products and also performs contract research for pharmaceutical companies. These services position XenoTech to distribute our cell lines. They utilize direct sales presentations, telemarketing, and direct mail to promote and sell our cells. Additionally, since XenoTech has a number of respected scientists and have developed compelling efficacy data for our cells, they frequently give presentations at conferences that help develop sales leads.

Even with the agreement with XenoTech, we have operated and will continue to operate by minimizing expenses. Our largest expenses relate to personnel and meeting the legal and reporting requirements of being a public company. By utilizing consultants whenever possible, and asking employees to manage multiple responsibilities, operating costs are kept low. Additionally, a number of employees and our Board of Directors receive Company stock in lieu of cash as all or part of their compensation to help in the effort to minimize monthly cash flow.

We intend to gradually add scientific and support personnel. We want to add specialists for our key research areas. These strategic additions will help us expand our product offerings leading us to additional revenues and profits. Of course as revenues increase, administrative personnel will be necessary to meet the added workload. Other expenses, such as sales and customer service, will increase commensurate with increased revenues. The Company's current research and development efforts focus on development of future cell line products and redesign of existing products. Due to the ongoing nature of this research, we are unable to ascertain with certainty the total estimated completion dates and costs associated with this research. As with any research efforts, there is uncertainty and risk associated with whether these efforts will produce results in a timely manner so as to enhance the Company's market position. Company sponsored research and development costs related to future products and redesign of present products is expensed as incurred. For the years ended November 30, 2004 and 2003, research and development costs were $804,761 and $482,309, respectively. Research and development costs are expensed as incurred and include such costs as salaries, employee benefits, costs determined utilizing the Black-Scholes option-pricing model for options issued to the Scientific Advisory Board, and supplies.

The Application of Critical Accounting Policies

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Research and Development - Company sponsored research and development costs related to future products and redesign of present products are expensed as incurred. Such costs are offset by proceeds from research grants.

License Agreements - Costs incurred to obtain license agreements are capitalized and amortized on a straight-line basis over the term of the respective agreement.

Revenue Recognition - The Company's revenues have been generated primarily from contractual research activities and royalties on the license for the sale of cells through its sale and distribution agreement with XenoTech LLC ("XenoTech") (see Note 6 in the Audited Financial Statements and Note 1 in the Unaudited Condensed Consolidated Financial Statements). Management believes such sources of revenue will be part of the Company's ongoing operations. The Company applies the guidance provided by SEC Staff Accounting Bulletin Topic 13, "Revenue Recognition" ("Topic 13"). Under the provisions of Topic 13, the Company recognizes revenue from commercial and government research agreements as services are performed, provided a contractual arrangement exists, the contract price is fixed or determinable and the collection of the contracted amounts is reasonably assured. In situations where the Company receives payment in advance of the performance of services, such amounts are deferred and recognized as revenue as the related services are performed. Deferred revenues associated with services expected to be performed within the 12 - month period subsequent to the balance sheet date are classified as a current liability. Deferred revenues associated with services expected to be performed at a later date are classified as non-current liabilities.

Revenues under the XenoTech agreement commencing December 1, 2004 are being recognized based on the agreement's royalty percentage applied to XenoTech's actual sales for the period. The Company did not recognize revenue based on the $2.1 million minimum royalty amount for the current fiscal year, as the agreement requires such minimums to be paid by XenoTech as a condition of their exclusivity. As XenoTech could elect not to pay this amount and thereby lose exclusivity, the Company has not recognized revenues based on the minimum royalties.

Stock-Based Compensation - Statement of Financial Accounting Standards No. 123 ("SFAS 123"), "Accounting for Stock-Based Compensation" provides for the use of a fair value based method of accounting for stock-based compensation. However, SFAS 123 has allowed an entity to continue to measure compensation costs related to stock and stock options issued to employees using the intrinsic value method of accounting prescribed by Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock issued to Employees." Entities electing to continue to use the intrinsic value method must make pro forma disclosures of net income or loss and earnings or loss per share as if a fair value method of accounting had been applied. The Company has elected to continue to account for its stock-based compensation to employees under APB 25. In accordance with the provisions of SFAS 123, all other issuances of common stock, stock options, warrants or other equity instruments to employees and non-employees as the consideration for goods or services received by the Company are accounted for based on the fair value of the equity instruments issued (unless the fair value of the consideration received can be more reliably measured). Generally, the fair value of any options, warrant or similar equity instruments issued have been estimated based on the Black-Scholes option pricing model. SFAS123 has been significantly revised as explained below and the Company will be required to use a fair value method for all of its stock options issued to employees, commencing March 1, 2007.

Long-Lived Assets - Long-lived assets that do not have indefinite lives, such as property and equipment and license agreements, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Impairment losses are recognized when events or changes in circumstances indicate that the undiscounted cash flows estimated to be generated by such assets are less than their carrying value and, accordingly, all or a portion of such carrying value may not be recoverable. Impairment losses for assets to be held and used are then measured based on the excess, if any, of the carrying amounts of the assets over their fair values. Long-lived assets to be disposed of in a manner that meets certain criteria are stated at the lower of their carrying amounts or fair values less costs to sell and are no longer depreciated.

RECENT ACCOUNTING PRONOUCEMENTS

In May 2003, the FASB issued Statement of Financial Accounting Standards No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" ("SFAS 150"). SFAS 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. SFAS 150 was effective for interim periods beginning after June 15, 2003. The Company does not believe this accounting pronouncement will have a material impact on the financial statements for fiscal 2005.

In December 2004, the Financial Accounting Standards Board (the "FASB") issued Statement of Financial Accounting Standards No.123(R) ("SFAS 123R), "Share Based Payments", which amends SFAS 123 and will be effective for public companies that are small business filers for annual periods beginning after December 15, 2005. The new standard will require us to expense employee stock options and other share-based payments. The FASB believes the use of a binomial lattice model for option valuation is capable of more fully reflecting certain characteristics of employee share options compared to the Black-Scholes options pricing model. The new standard may be adopted in one of three ways - the modified prospective transition method, a variation of the modified prospective transition method or the modified retrospective transition method. We are currently evaluating how we will adopt the standard and evaluating the effect that the adoption of SFAS 123(R) will have on our financial position and results of operations.

In December 2004, the FASB issued SFAS No. 153 "Exchange of Non-monetary Assets, an amendment of APB Opinion No. 29". The guidance in Accounting Principles Board Opinion No. 29, "Accounting for Non-monetary Transactions" ("APB 29") is based on the principle that exchanges of non-monetary assets should be measured based on the fair value of assets exchanged. The guidance in APB 29, however, included certain exceptions to that principle. SFAS 153 amends APB 29 to eliminate the exception for non-monetary exchanges of similar productive assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS 153 is effective for non-monetary exchanges occurring in fiscal periods beginning after June 15, 2005. The adoption of SFAS 153 is not expected to have a material impact on our financial position and results of operations.

Results of Operations.

The following discussion is included to describe our consolidated financial position and results of operations. The condensed consolidated financial statements and notes thereto herein and the consolidated financial statements and notes thereto in our audited financial statements for the year ended November 30, 2004, contain detailed information that should be referred to in conjunction with this discussion.

Year Ended November 30, 2004, Compared to Year Ended November 30, 2003

Revenue. Total revenue increased to $759,925 for the fiscal year ended November 30, 2004 compared to $365,166 for the fiscal year ended November 30, 2003. The 2004 revenues are attributable primarily to the $800,000 license fee that is being recognized over the seven-year agreement period and the $800,000 minimum royalty recognized as royalty revenue over the 16-month period from the inception of the license and distribution agreement with XenoTech in August 2003. We have negotiated a license agreement with Pfizer allowing them to continue to use our cell lines for research now that the collaborative research project that took place in 2002 has been completed that also generated revenues in 2004 and 2003.

Operating Expenses. Total operating expenses increased to $2,750,146 for the fiscal year ended November 30, 2004, from $1,973,887 for the fiscal year ended November 30, 2003, representing an increase of $776,259. Research and development expenses increased in fiscal year 2004 by $322,452, primarily attributable to an increase in research activity, reduced by grant proceeds of $103,058, and the Company issuance of options to purchase 900,000 shares of the Company's common stock to its Scientific Advisory Board that had a fair value of $192,763. Selling, general and administrative expenses increased by $450,455 in the fiscal year 2004, primarily attributable to the cost associated with the issuance of stock purchase warrants and options to the Board of Directors and for other consulting services. Depreciation and amortization did not change materially in fiscal year 2004 from 2003.

Other Income (Expense). Interest expense for the fiscal year ended November 30, 2004 was $85,950, which represents a decrease of $119,194 from the fiscal year ended November 30, 2003. Amortization of debt discount for the year ended November 30, 2004 was $60,368, representing a decrease of $190,983 from the fiscal year ended November 30, 2003. These decreases were attributable to a reduction in the outstanding debt through payments and conversions of convertible notes and accrued interest into the Company's common stock. Interest income for the fiscal year ended November 30, 2004 was $59,141 as compared to $63,971 in the prior fiscal year.

Net loss. Net loss for the fiscal year ended November 30, 2004, was $1,738,996 compared to a net loss of $1,984,053 for the prior year, representing a decrease in net loss of $245,057. The decrease in the net loss for the fiscal year ended November 30, 2004 was attributable to an increase in revenue, and the recognition of a reversal of a note receivable valuation allowance in the amount of $305,000, offset by an increase in research and development expenses and the costs of the issuance of stock purchase warrants and options to the Board of Directors and for financial consulting services. The net loss applicable to common stockholders for the fiscal year ended November 30, 2004 included a one-time non-cash charge of $1,721,144 due to the beneficial conversion feature attributable to the difference between the purchase price and the fair value of the common stock to which the Series I preferred stock issued in July 2004 is convertible.

Quarter Ended February 28, 2005 Compared to the Quarter Ended February 29, 2004

Revenue. Total revenue for the three months ended February 28, 2005 was $41,822, compared to revenue of $181,874 for the same quarter in the prior fiscal year, a decrease of $140,052. In the comparable quarter of the prior year, $131,250 was recognized as amortization of the $700,000 royalty prepayment made by XenoTech for the first 16 month royalty period. This prepayment period ended November 30, 2004. Revenues under the XenoTech agreement commencing December 1, 2004 are being recognized based on the agreement's royalty percentage applied to XenoTech's actual sales for the period. The Company did not recognize revenue based on the $2.1 million minimum royalty amount for the current fiscal year, as the agreement requires such minimums to be paid by XenoTech as a condition of their exclusivity. As XenoTech could elect not to pay this amount and thereby lose exclusivity, the Company has not recognized revenues based on the minimum royalties. To date XenoTech's revenues have not approached the level required to meet the minimum royalty payments as defined in the agreement. It is the Company's belief that the collectibility of such minimum amount is not reasonably assured. As a result, the Company has only recognized royalties based on the XenoTech's actual sales for the period.

Operating Expenses. Total operating expenses for the three months ended February 28, 2005 were $732,151, representing a decrease of $101,362 compared to the same quarter in the prior fiscal year. This decrease resulted from a decrease in research and development expenses as a result of the Company receiving $36,256 under the National Institutes of Health grant. The grant was accounted for as an offset to research and development expenses for the period. Research and development expenses were also lower than the comparable period of the prior year as bonuses were not awarded during the current year to research and development personnel.

Other income/expense. Interest expense for the three months ended February 28, 2005 was $10,130, which represents a decrease of $12,383 over the same quarter in the prior fiscal year. This decrease was attributable to a reduction in the outstanding debt through payments and conversions of convertible notes and accrued interest into the Company's common stock. Interest income for the quarter ended February 28, 2005, was $10,225, compared to $19,433 in the quarter ended February 29, 2004. This decrease was attributable to the repayment of the 10% note receivable in January 2005.

Net Loss. Net loss for the three months ended February 28, 2005, was $681,612, compared to a net loss of $660,774 for the same quarter in the prior fiscal year, representing an increase in the net loss of $20,838. This increase in the net loss was primarily attributable to a decrease in revenue as described above, offset by a reduction in research and development costs for the period.

Liquidity and Capital Resources

The Company's cash needs have been managed primarily through the issuance of debt or equity instruments. During the fiscal year ended November 30, 2004, we had a net loss of $1,738,996. At November 30, 2004, we had cash of $1,311,879. As a result primarily of the inclusion of non-cash charges for consulting and services paid through the issuance of common stock and options and warrants with a fair value of $1,229,092 and depreciation and amortization of property and equipment and a license agreement of $169,739, net of the effects of deferred income of $654,349 recognized in revenue, our cash used in operating activities totaled $1,454,986. During the fiscal year ended November 30, 2004, we were able to issue preferred stock for aggregate proceeds, net of issuance costs of $1,714,149, make net repayments of loans of $202,500, convert other notes and accrued interest of $594,406 to common stock and receive proceeds of $215,710 from the exercise of options and warrants.

During the three months ended February 28, 2005, we had a net loss of $681,612. As a result of the inclusion of non-cash charges for services paid through the issuance of common stock, options and warrants with a fair value of $132,638: depreciation and amortization of equipment and improvements and amortization of a license agreement of $40,000, amortization of deferred compensation of $41,010, an increase in accounts payable and accrued expenses of $261,333, net of the effects of deferred income of $29,872 recognized in revenue, and an increase in other current assets of $30,928, our cash used in operating activities totaled $278,301. During the three months ended February 28, 2005, we were able to issue common stock for aggregate proceeds, net of issuance costs of $3,441,721, as further described below, convert other notes and accrued interest of $30,000 to common stock, receive proceeds of $200,000 from the exercise of options and warrants, and collect on a note receivable and related interest of $605,000.

In February 2005, the Company completed a $4,000,000 private placement resulting in net proceeds of $3,441,721, in exchange for the issuance of 26,666,668 shares of common stock and warrants exercisable for up to 26,000,000 shares of common stock as described in Note 5 to the Unaudited Condensed Consolidated Financial Statements included herein.. This cash substantially improved the Company's liquidity position. As of February 28, 2005, the Company had a cash balance of $5,273,405 and working capital balance of $4,108,643, of which $119,486 is attributable to deferred income, which is included in current liabilities that arose from prepayment made by XenoTech under the license agreement and will be recognized as revenue over the term of the agreement. The Company is maintaining a conservative fiscal policy until it can ascertain whether the level of royalty payments meet or exceed the annual minimums. The Company intends to expand its research and product development activities and make strategic acquisitions of intellectual property, products and/or companies that fit with our long-term business objectives, accordingly, the Company may need to raise additional capital in the future to fund these activities. We cannot be certain that additional capital will be available on acceptable terms, if at all.

Research Agreements

In October 2002, MultiCell Technologies was awarded a Phase I Small Business Innovation Research (SBIR) grant from the National Institutes of Health to study the production of therapeutic plasma proteins by immortalized, non-tumorigenic human hepatocytes. The aim of the SBIR award is to compare the function of MultiCell's hepatocyte-derived products to recombinant and plasma-derived therapeutic plasma proteins. The grant is for $139,314 and was completed in December 2004.

Notes Payable

During fiscal year 2004, the Company received a total of $78,500 from convertible promissory notes with interest accruing at 10% per annum. The principal and interest are payable from three to five years after the inception of the notes. The lenders may convert the principal and any unpaid interest due into the Company's common stock. The conversion prices vary from $.10 to $.20 per share. Additionally, the Company issued common stock warrants to the lenders exercisable at $.10 per share. However, the Company did not increase additional paid-in capital based on the fair value of the warrants or reduce the carrying value of the convertible promissory notes payable, because at the time of issuance, the fair value of the warrants was immaterial.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The Directors and Executive Officers of the Company as of February 10, 2005 were:

Name	Age	Position	Date elected(1)
W. Gerald Newmin	67	Co-Chairman, CEO, Treasurer, Secretary and Director	December 1,1995
Edward Sigmond	46	Director	May 17, 2000
Ann Randolph	58	Director	June 21, 2002
Thomas A. Page	72	Director	September 11, 2003
Stephen Chang	49	President and Director	June 16, 2004
Ronald A. Faris	52	Chief Science Officer, Senior Vice President	January 27, 2004
Janice D. DiPietro	48	Chief Financial Officer	July 9, 2004
Anthony J. Cataldo	54	Co-Chairman and Director	February 1, 2005

(1) Each director serves until the next annual meeting of shareholders which is scheduled for May 18, 2005.

W. Gerald "Jerry" Newmin joined the Company in June 1995. He currently serves as the Co-Chairman, Chief Executive Officer, Treasurer and Secretary. Mr. Newmin is Chairman, Chief Executive Officer, President, Secretary and a director of Xenogenics, a partially-owned subsidiary, and Chairman, Chief Executive Officer, Secretary and director of MCT Rhode Island Corp, a wholly-owned subsidiary of the Company. He serves on the Board of Directors of San Diego Defcomm, a not-for-profit consortium of defense companies based in San Diego. Mr. Newmin has a Bachelor's degree in Accounting from Michigan State University.

Anthony J. Cataldo has served as a director of the Company since February 2005. He was appointed Chairman of the Board of BrandPartners Group, Inc., a Delaware corporation, (OTC BB: BPTR) in October 2003 and currently serves as its Non-Executive Chairman. From May 2002 through November 2004, he served as Executive Chairman of Calypte Biomedical Corporation (AMEX: HIV) a publicly traded biotechnology company. From May 1999 through May 2002, Mr. Cataldo served as the Chief Executive Officer and Chairman of the Board of Directors of Miracle Entertainment, Inc., a Canadian film production company. From August 1995 to December 1998, Mr. Cataldo served as President and Chairman of the Board of Senetek, PLC, (OTC BB: SNTKY) a publicly traded biotechnology company involved in age-related therapies.

Edward Sigmond has served as a director of the Company since May 2000. He has been in sales, marketing and operations management for the past 20 years. Mr. Sigmond has served as president of Kestrel Holdings, Inc., a holding company, since its inception in 1997. Mr. Sigmond served as president of Kestrel Development, a Texas based real estate development company, from 1993 to 1998 when it was dissolved. He studied Marketing and Chemistry at Duquesne University.

Ann Ryder Randolph has served as a director of the Company since June 2002. Ms. Randolph currently serves as Chair of the Audit Committee of the Company. Ms. Randolph is an associate with Regent Partners, LLC, a merchant bank in La Jolla, CA. She also serves on the boards of Allylix, Inc., a private biotechnology company, serving as Chair of the Corporate Governance and Nominating Committee; the University of California, San Diego, Libraries; the American Liver Foundation in San Diego; and the Corporate Directors Forum (CDF). Ms. Randolph earned Bachelor and Master of Arts degrees in English from the University of Louisville, Kentucky, and a Certificate in Finance from the University of California, San Diego. She has been a perennial bioscience and business student at San Diego universities and organizations for the last 25 years.

Thomas A. Page has served as a director of the Company since September 2003. Mr. Page is Director Emeritus and former Chairman of the Board and CEO of Enova Corporation and San Diego Gas and Electric Company (now part of Sempra Energy). Mr. Page has been active in numerous industrial, community and governmental associations and has funded medical research. He is a director of the San Diego Regional Economic Development Corporation, Community National Bank, Sys Technologies and is an advisory director of Sorrento Ventures. Mr. Page earned a Bachelor of Science degree in civil engineering, a masters in industrial administration and was awarded a doctorate in management, all from Purdue University. He has been licensed as an engineer and as a certified public accountant (CPA). Mr. Page also serves on the University of California Presidents Council on the National Laboratories.

Ronald Faris, Ph.D. has been our Chief Science Officer since January 27, 2004. Dr. Faris joined the Company in May 2001 and served as President and Chief Science Officer of the MCT subsidiary until spring 2004. Dr. Faris is President and a director of MCT Rhode Island Corp. Prior to that, he consulted with the Company for two years. Dr. Faris recently worked as the Director of Pediatric Oncology Research at the Rhode Island Hospital, Providence Rhode Island and as an Associate Professor of Pediatrics and Pathology, Brown University. Dr. Faris received his Bachelor of Science degree in Biochemistry from Virginia Polytechnic Institute and State University and his Doctorate in Nutritional Toxicology/Biochemistry from Cornell University. He holds a patent on adult stem cells and has authored numerous publications related to hepatic research.

Stephen Chang, Ph.D has served as a director of the Company since June 2004 and became President of the Company in February, 2005. Dr. Chang also is currently Chief Executive Officer of privately held Astral Therapeutics, a San Diego biotechnology company one day per week through May 10, 2005. Dr Chang is President of CURES, a coalition of patient advocates, biotechnology companies, pharmaceutical companies and venture capitalists dedicated to ensuring the safety, research and development of innovative life saving medications. Dr Chang is on the board of BIOCOM, San Diego's premier life sciences organization. Dr. Chang was chief science officer and vice president of Canji Inc./Schering Plough Research Institute in San Diego from 1998 to 2004. Dr. Chang earned his doctoral degree in Biological Chemistry, Molecular Biology and Biochemistry from the University of California, Irvine.

Dr. Janice D. DiPietro was appointed as our Chief Financial Officer in July 2004. Dr. DiPietro is Managing Partner of Tatum Partners and is responsible for the firm's practice in Boston and the New England area. Prior to joining Tatum Partners, Dr. DiPietro was Executive Vice President and Chief Financial Officer of NewDeal Inc, a Delaware company. Dr. DiPietro was also President of GreenPC, Inc., a wholly-owned subsidiary of NewDeal Inc. Prior to this, Dr. DiPietro founded JD Consulting and served as the firm's CEO for thirteen years, culminating in the successful sale of this practice. Dr. DiPietro graduated with honors from Bentley College and holds an MBA and Doctoral degree in Accounting from Boston University.

Audit Committee and Financial Expert

The Company has an Audit Committee that oversees the Company's corporate accounting and financial reporting. Three directors comprise the Audit Committee: Ann Randolph (Chairman), Edward Sigmond and Thomas Page, a certified public accountant. The Board of Directors annually reviews the NASDAQ listing standards definition of independence for Audit Committee members and has determined that all members of the Company's Audit Committee are independent (as independence is currently defined in Rule 4350(d)(2)(A)(i) and (ii) of the NASDAQ listing standards. The Board of Directors has determined that Thomas Page qualifies as an "audit committee financial expert," as defined in the applicable SEC ruled. The board made a qualitative assessment of Mr. Page's level of knowledge and experience based on a number of factors, including his formal education and experience as a financial expert and his prior experience as a certified public accountant.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the compensation received for the fiscal years ended November 30, 2004, 2003, and 2002 for services rendered to the Company in all capacities by the Company's Chief Executive Officer and any officer with total annual salary and bonus over $100,000 per year.

		Annual Compensation			Long Term Compensation Awards

Name and principal position	Year	Salary ($)	Bonus ($)	Other annual compensation ($)	Restricted stock award(s) ($)	Securities Options/SARs (#)

W. Gerald Newmin, Co-Chairman of the Board, Chief Executive Officer, President, Treasurer, Secretary and Director	2004 2003	-0- -0-	-0- -0-	$66,750 (1) $45,625(1)	-0- -0-	250,000 -0-

Gregory F. Szabo President, Treasurer, Director (2)	2004 2003	$225,000 $149,662	-0- -0-	$11,500(1) $38,500(1)	-0- -0-	-0- -0-

Ronald A. Faris Chief Science Officer, Senior Vice President	2004 2003	$145,542 $161,300	$50,000 -0-	-0- -0-	-0- -0-	500,000

Janice D. DiPietro Chief Financial Officer(3)	2004	$46,676	-0-	$9,375(4)	-0-	-0-
(1)

Represents the fair market value of shares of our common stock paid in lieu of cash based on the closing market price of our common stock on the date of approval by our board of directors. A total of 161,471; 958,754; and 458,656 shares were issued to Mr. Newmin in fiscal 2004, 2003, and 2002 respectively, and a total of 22,330; 812,011; and 474,951 shares were issued to Mr. Szabo in fiscal 2004, 2003, and 2002 respectively.

(2)	Mr. Szabo resigned as an officer and Director of our Company effective March 31, 2004.
(3)	Dr. DiPietro was elected Chief Financial Officer of our Company on July 9, 2004.
(4)	Represents fees paid to Tatum CFO Partners, LLP of which Dr. DiPietro is a Managing Partner.

Stock Option Grants in Fiscal Year 2004

The Company grants options to its executive officers under its 2004 Equity Incentive Plan. As of March 23, 2004, options to purchase a total of 9,100,000 shares were outstanding under the Incentive Plan and options to purchase 5,900,000 shares remained available for grant under the plan.

The following tables show for the fiscal year ended November 30, 2004, certain information regarding options granted to, exercised by, and held at year end by, the Named Executive Officers:

	Individual Grants

Name	Number of Securities Underlying Options/ SARs Granted (#)	% of Total Options/ SARs Granted to Employees in Fiscal Year	Exercise Or Base Price ($/Sh)	Expiration Date

W. Gerald Newmin	750,000	250,000	$.297	9/16/2009
Ronald A. Faris	1,950,000	500,000	$.61	2/27/2009
Janice D. DiPietro	200,000	200,000	$.16	12/7/2009

Stock Option Exercises and Fiscal Year-end Values

The following table presents information for the Named Executive Officers with respect to stock options exercised during fiscal year 2004 and unexercised options held as of the end of the fiscal year.

Aggregated Option Exercises In Fiscal Year 2004 And Fiscal Year End Option Values

Name	Shares Acquired On Exercise (#)	Value Realized by Company ($)	Number of Securities Underlying Unexercised Options at Fiscal Year End 11/30/04 Exercisable/Unexercisable	Exercise Price Value of Unexercised In-the-Money Options at Fiscal Year End ($)Exercisable/Unexercisable

W. Gerald Newmin	325,000	$68,250	513,889/236,111	$61,250/63,750
Ronald A. Faris	30,000	$2,400	1,261,667/708,333	$177,183/255,417

Compensation of Directors

Our bylaws authorize our board of directors to fix the compensation of directors for services related to their membership in board committees and allow the reimbursement of expenses of directors for their attendance at each meeting of our board of directors. On February 15, 2000, the board of directors resolved that each board member would receive the equivalent of $2,000 in our common stock for each board meeting in which such director participates. On June 15, 2004, the Board of Directors resolved to increase the compensation of directors to the equivalent of $3,000 in our common stock for each board meeting in which such director participates. Members of the Audit Committee receive the equivalent of $4,000 (Chairman) and $1,000 (member) in our common stock for each audit committee meeting in which such director participates. Members of the Compensation Committee receive equivalent of $1,000 (Chairman) and $500 (member) in our common stock for each compensation committee meeting in which such director participates. The number of shares issued for each meeting is based upon the closing price of our common stock on the date of the Board Meeting in question.

In addition to the per meeting stock grants, during fiscal year 2004, six members of the Scientific Advisory Board were each granted 150,000 options at $.25 and $.21 which vest over a three year period and expire June 14, 2009 and October 19, 2009. The Board of Directors were each granted options for 250,000 shares of common stock at $.27 per share. These options vest over three years and will expire on September 15, 2009. New members of the MultiCell Board of Directors are granted 250,000 options at the then market price. As such, Mr. Page was granted 250,000 options on September 11, 2003 at $.175 that vest over a three year period and expire September 11, 2007, and Mr. Chang was granted 250,000 options on June 15, 2004 at $.25 per share that vest over a three year period and expire on June 14, 2007.

Employment, Severance and Change of Control Agreements

Effective February 10, 2005 the Company entered into an employment agreement with Stephen Chang, Ph.D., as President, and a director and consulting agreement with Anthony Cataldo. Under the terms of these agreements both Dr. Chang and Mr. Cataldo will be paid $15,000 per month in a combination of stock and cash, plus directors fees of $3,000 for each board meeting attended. In the event that the Company terminates Dr. Chang's employment, without Cause (as defined in the agreements), or terminates his employment for Good Reason, he shall be entitled to receive severance pay in the form of salary continuation then in effect, less applicable deductions and withholdings, for a period of six (6) months. Dr. Chang was issued 5.0 million stock options under the Company's equity incentive plan at $.28 per share, the fair market value on date of grant. The stock options will vest monthly over three years and expire in five years. Mr. Cataldo was granted a warrant to purchase 10 million shares of the Company's common stock at an exercise price of $.28 per share. Five million shares become exercisable in equal monthly installments over three years, or earlier in the event the remaining five million become exercisable as set forth below. Upon the closing of a round of equity financing that has been arranged by Mr. Cataldo with investors that were first introduced to the Company by Mr. Cataldo, equal to at least ten million dollars ($10,000,000) on terms acceptable to the Board, five million (5,000,000) shares subject to the warrant shall become exercisable thirty (30) days after the closing date of such round of financing. Mr. Cataldo also received 250,000 stock options for joining the Company's board of directors at an exercise price of $.28 per share, the fair market value on the date of grant. The stock options and warrants granted to Dr. Chang and Mr. Cataldo will in no event be exercisable prior to an increase in the authorized number of shares of the Company's common stock. Mr. Cataldo also received a $150,000 payment under the agreement for services rendered in connection with the Company's $4 million fundraising. Mr. Cataldo's consulting services under the agreement may be terminated only for cause, as defined in the agreement.

Effective September 2001, the Company entered into an employment agreement with Ronald Faris, Ph.D. as President and Chief Science Officer of MultiCell Associates, a wholly-owned subsidiary of the Company. Under the terms of the agreement, Dr. Faris was to receive compensation of $147,000 per year for 60% of his time. In the event that the Company terminates Dr. Faris's employment, without Cause (as defined in the agreement), or terminates his employment for Good Reason, he shall be entitled to receive severance pay in the form of salary continuation then in effect, less applicable deductions and withholdings, for a period of six (6) months. Dr. Faris was issued 250,000 stock options under the Company's stock option plan at $.12 per share, the fair market value on date of grant. The stock options will vest monthly over three years and will expire in five years. This agreement, which expired on June 30, 2004, has been extended on a month-to-month basis.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 23, 2005, certain information as to shares of our common stock owned by (i) each person known to beneficially own more than 5% of the outstanding common stock, (ii) each of our directors, and named executive officers, and (iii) all of our executive officers and directors as a group. Unless otherwise indicated, the address of each named beneficial owner is the same as that of our principal executive offices located at 701 George Washington Highway, Lincoln, RI, 02865.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned (2)	Percentage of Class Beneficially Owned

W. Gerald Newmin (3)	28,505,050	18.04%
Edward Sigmond (4)	624,250	0.39%
Ann Ryder Randolph (5)	895,000	0.57%
Ronald A. Faris (6)	3,149,159	1.99%
Thomas A. Page (7)	3,660,051	2.32%
Stephen Chang, Ph.D. (8)	717,500	0.45%
Janice DiPietro (9)	250,000	0.16%
Monarch Pointe Fund, LTD (10)	12,864,267	8.16%
David Firestone (11)	15,283,690	9.67%

All executive officers and directors as a group (five persons)	47,801,260	30.24%

(1)

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Pursuant to the rules of the Commission, shares of common stock that each named person and group has the right to acquire within 60 days pursuant to options, warrants, or other rights, are deemed outstanding for purposes of computing shares beneficially owned by and the percentage ownership of each such person and group. Applicable percentages are based on 158,049,284 shares outstanding on March 23, 2005, adjusted as required by rules promulgated by the SEC.

(2)	Unless otherwise noted, all shares listed are owned of record and the record owner has sole voting and investment power, subject to community property laws where applicable.
(3)

Includes 3,967,128 shares of our common stock owned by Mr. Newmin's spouse, over which Mr. Newmin disclaims beneficial ownership. Includes 58,611shares issuable under options, which are exercisable within 60 days of January 21, 2005 and 9,581,000 shares in the form of convertible notes and warrants.

(4)	Includes 48,611 shares issuable under options, which are exercisable within 60 days of March 23, 2005.
(5)	Includes 263,889 shares issuable under options, which are exercisable within 60 days of March 23, 2005.
(6)	Includes 2,125,000 shares issuable under options which are exercisable within 60 days of March 23, 2005.
(7)	Includes 159,722 shares issuable under options which are exercisable within 60 days of March 23, 2005.
(8)	Includes 105,556 shares issuable under options which are exercisable within 60 days of March 23, 2005.
(9)	Includes 13,889 shares issuable under options which are exercisable within 60 days of March 23, 2005.
(10)

Includes an estimated 4,492,653 shares of common stock issuable upon the conversion of outstanding shares of our Series I Preferred Stock, and 1,864,477 shares of common stock issuable upon exercise of an outstanding warrant. Assumes a conversion price of $0.20 on the Series I Preferred Stock, which would be the applicable conversion price if the conversion occurred as of the date of this report. The selling stockholder has agreed not to convert Series I shares or to exercise warrants to the extent such holder's beneficial ownership of common stock will exceed 9.99% of the common stock then outstanding. Also included are 4,374,546 shares of common stock, 1,476,409 of common stock warrants which are exercisable at $.20 per share and 656,182 common stock warrants which are exercisable at $.30 per share acquired on February 11, 2005. The address for this selling stockholder is c/o MAG Capital, LLC, 555 South Flower Street, Suite 4200 Los Angeles, CA 90071.

(11)

David F. Firestone is the managing member of MAG Capital, LLC, a California limited liability company ("MAG"). Mercator Momentum Fund, L.P. and Mercator Momentum Fund III, L.P. are private investment limited partnerships organized under California law. The general partner of each fund is MAG. Monarch Pointe Fund, Ltd. is a corporation organized under the laws of the British Virgin Islands. MAG controls the investments of Monarch Pointe Fund, Ltd. Assumes a conversion price of $0.20 on the Series I Preferred Stock, which would be the applicable conversion price if the conversion occurred as of the date of this report. The selling stockholder agreed not to convert Series I shares or to exercise warrants to the extent such holder's beneficial ownership of common stock will exceed 9.99% of the common stock then outstanding. The address for the selling shareholder is c/o MAG Capital, LLC, 555 South Flower Street, Suite 4200 Los Angeles, CA 90071.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

From August 2001 through November 2003, the Company borrowed an aggregate of $1,858,500 in order to finance the acquisition of MultiCell and for working capital. Of this amount, the Company borrowed $736,000 from Mr. Newmin, our Co-Chairman and Chief Executive Officer, and $50,000 from Mr. Szabo, Exten's former President. The notes bear interest at the rate of 10% per annum, with all principal and accrued interest originally due and payable in August 2004 and various dates in 2005. During 2003, Mr. Newmin converted $157,000 of his loans plus accrued interest and Mr. Szabo converted his entire loan plus accrued interest into shares of MultiCell Technologies, Inc. common stock. Mr. Newmin received a total of 1,036,306 shares and Mr. Szabo received 304,658 shares of stock. During the fiscal year ended November 30, 2004, Mr. Newmin converted $129,000 of his loans plus accrued interest into 705,700 shares of MultiCell Technologies, Inc. common stock.

The remainder of Mr. Newmin's loans, originally due August 4, 2004, were extended for one additional year, to August 3, 2005. The loans may be converted prior to maturity into shares of our common stock at $.20 per share. In addition, Mr. Newmin received warrants to purchase 6,860,000 shares of our common stock, respectively, at an exercise price of $.10 per share.

On June 9, 2004, the Company entered into an agreement with Tatum Partners, LLP of Boston, MA to retain the services of Ms. Janice DiPietro as the Company's Chief Financial Officer. Under the terms of the agreement, the Company will compensate Ms. DiPietro at a rate of $1,667 per day and provides for a cash bonus or equity incentive payment to Ms. DiPietro. Ms. DiPietro has agreed to share any equity compensation with Tatum Partners, LLP and is eligible for any employee benefits provided by the Company. The Company entered into a second agreement with Tatum Partners LLP on February 3, 2005 in connection with providing assistance to the Company in the area of compliance with the Sarbanes Oxley Act of 2002. This agreement stipulates a rate of $1,500 per day.

Mr. Newmin's wife, Barbara Corbett, provides investor relations consulting services to the Company. Ms. Corbett is compensated on an hourly basis and is paid in common stock of the Company. For the fiscal year ended November 30, 2004 Ms. Corbett was issued an aggregate of 57,223 shares of the Company's common stock for services rendered.

See also "Employment, Severance and Change of Control Agreements".

DESCRIPTION OF SECURITIES

The following description summarizes some of the terms of our capital stock and provisions of our amended Certificate of Incorporation and Bylaws, which have previously been filed with the Commission, and is qualified in its entirety by reference to our amended Certificate of Incorporation and Bylaws.

Our authorized capital stock consists of 200,000,000 shares of common stock, $0.01 par value per share, and 1,000,000 shares of preferred stock, $0.01 par value per share. As of the date of this prospectus, there were 158,049,284 shares of our common stock outstanding and held of record by 1,256 holders.

Common Stock

Holders of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. The holders of our common stock are entitled to receive such lawful dividends as may be declared by our board of directors. In the event of our liquidation, dissolution or winding up, the holders of shares of our common stock shall be entitled to receive pro rata all of our remaining assets available for distribution to our stockholders. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable, and shares of common stock to be issued pursuant to this registration statement will be fully paid and non-assessable.

Preferred Stock

Our board of directors has the authority, without further action by the stockholders, to issue up to 1,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions of these shares of preferred stock without any further vote or action by stockholders. These rights and preferences include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of the series. The issuance of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that the holders will receive dividend payments and payments upon liquidation and could have the effect of delaying, deferring or preventing a change in control.

Series I Convertible Preferred Stock

On July 13, 2004, we completed the sale in a private placement of 20,000 shares of Series I convertible preferred stock, at a price of $100 per share. The Series I shares are convertible at any time into common stock at 80% of the average trading price of the lowest three inter-day trading prices of the common stock for the ten trading days preceding the conversion date, but at an exercise price of no more than $0.20 per share and no less than $0.05 per share. The Series I preferred stock described does not have voting rights, but does have conversion rights which could adversely effect the voting power or dividend rights of the holders of common stock and may have the effect of delaying, deferring or preventing a change in control of our company.

Delaware Anti-Takeover Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, the statute prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203 of the Delaware General Corporation Law, a "business combination" includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years prior, did own) 15% or more of the corporation's voting stock. The existence of this provision would be expected to have anti-takeover effects with respect to transactions not approved in advance by our board of directors, such as discouraging takeover attempts that might result in a premium over the market price of our common stock.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Delaware General Corporation Law, Section 102(b)(7), enables a corporation in its original certificate of incorporation, or an amendment thereto validly approved by stockholders, to eliminate or limit personal liability of members of its Board of Directors for monetary damages for breach of fiduciary duty as a director. However, the elimination or limitation shall not apply where there has been a breach of the duty of loyalty, failure to act in good faith, intentional misconduct or a knowing violation of a law, the payment of a dividend or approval of a stock repurchase which is deemed illegal or an improper personal benefit that is obtained. Article TENTH of our amended Certificate of Incorporation includes the following language limiting the liability of, and providing indemnification for, directors.

A Director of the Corporation shall not be personally liable to the Corporation or its Shareholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Directors duty of loyalty to the Corporation or its Shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived an improper personal benefit (the "Director Liability Provision").

This provision in the Certificate of Incorporation does not eliminate the director' s fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to our Company for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

To the extent that indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling our Company as discussed in the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933, and is therefore unenforceable. We believe that our Certificate of Incorporation provisions are necessary to attract and retain qualified persons as directors and officers.

PLAN OF DISTRIBUTION

The Selling Stockholders may offer all or a portion of their shares offered by this prospectus for sale, from time to time, pursuant to this prospectus, in one or more private negotiated transactions, in open market transactions in the over-the-counter market, or otherwise, or by a combination of these methods, at fixed prices, at market prices prevailing at the time of the sale, at prices related to such market prices, at negotiated prices or otherwise. The Selling Stockholders may effect these transactions by selling shares directly to one or more purchasers or through broker-dealers or agents. The compensation to a particular broker-dealer or agent may be in excess of customary commissions.

To our knowledge, the Selling Stockholders have not made any arrangements with any brokerage firm for the sale of the shares. The Selling Stockholders have advised us that they presently intend to dispose of the shares through broker-dealers in ordinary brokerage transactions at market prices prevailing at the time of the sale. However, depending on market conditions and other factors, the Selling Stockholders may also dispose of the shares through one or more of the other methods described above.

The Selling Stockholders may be considered "underwriters" within the meaning of the Securities Act in connection with the sale of their shares. Any broker-dealers or agents who act in connection with the sale of the shares may also be deemed to be underwriters. Profits on any resale of the shares by the Selling Stockholders and any discounts, commissions or concessions received by such broker-dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. Because the Selling Stockholders may be considered to be underwriters within the meaning of Section 2(a)(11) of the Securities Act, the Selling Stockholders may be subject to the prospectus delivery requirements of Section 5 of the Securities Act for transactions involving the sale of our common stock.

The Selling Stockholders are subject to the applicable provisions of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations thereunder, including Regulation M. Regulation M may limit the timing of purchases and sales of any of the shares of our common stock by the Selling Stockholders and any other person distributing our common stock. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of shares of our common stock to engage in market-making activities with respect to the particular shares of common stock being distributed for a period beginning five business days prior to the commencement of such distribution and ending upon such person's completion of participation in the distribution. All of the foregoing may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock. Rules 101 and 102 of Regulation M, among other things, generally prohibit certain participants in a distribution from bidding for, purchasing or inducing any person to bid for or purchase, any of the securities that are the subject of the distribution. Rule 104 of Regulation M governs bids and purchases made to stabilize the price of a security in connection with a distribution of the security.

The shares offered hereby are being registered pursuant to our contractual obligations and we have agreed to pay the expenses of the preparation of this prospectus.

SELLING STOCKHOLDERS

We are registering the resale of up to 121,698,096 shares of our common stock on behalf of the selling stockholders named below. Of this amount, 40,000,000 shares are issuable upon conversion of shares of our Series I convertible preferred stock and 5,000,000 shares are issuable upon exercise of common stock warrants, all of which were issued on July 13, 2004, in consideration of our receipt of $2 million in gross proceeds (the "Series I Financing"). The Series I preferred stock is convertible at any time, and has a floating conversion price equal to 80% of the three lowest inter-day trading prices of the common stock for the ten consecutive trading days preceding the conversion date, with a conversion price of no more than $0.20 per share and no less than $0.05 per share. As part of the financing, we issued warrants to the purchasers of the Series I preferred stock, exercisable until July 12, 2007, which entitle the holders to purchase an aggregate of 5,000,000 shares of common stock at the lower of $.20 per share or the average of the ten closing prices of our common stock during the ten trading days preceding the exercise date.

From August 2001 to February 2003, we borrowed an aggregate of $1,858,500 from 29 lenders in order to finance the cash portion of the purchase price in the acquisition of MCT (the "Loan Transaction") and provide working capital. Except as noted below, each loan bears interest at the rate of 10% per annum and may be converted at any time prior to maturity at conversion rates ranging from $0.10 per share (if the conversion occurs within 12 months following issuance) to $0.20 per share (if the conversion occurs after 24 months following issuance). In addition, each lender received a warrant to purchase a number of shares of our common stock equal to ten (10) shares for each dollar ($1.00) loaned to us, with an exercise price equal to $0.10 per share (except as otherwise noted below). In connection with the Loan Transaction, we agreed in the warrant to register the resale of the shares issuable upon exercise of the warrant. We have no obligation to register the resale of the shares issuable upon the conversion of the loans.

On February 11, 2005, the Company completed a private placement offering. Pursuant to subscription agreements, originally signed on January 29, 2005 and subsequently amended on February 10, 2005, with 11 accredited investors, the Company received an aggregate of $4,000,000, pursuant to Regulation D of the Securities Act of 1933, as amended, and issued an aggregate of 26,666,668 shares of common stock; three year warrants to purchase an aggregate of 18,000,000 shares of common stock at $.20 per share and three year warrants to purchase an aggregate of 8,000,000 shares of common stock at $.30 per share, pursuant to Regulation D of the Securities Act of 1933, as amended. After deducting issuance costs of $558,279 the Company received net proceeds of $3,441,721. In connection with the offering, the Company entered into a registration rights agreement with the investors and agreed to file a registration statement for the resale of the common stock and the shares issuable upon exercise of the warrants within 90 days of the date of the agreement. Pursuant to the terms of the registration rights agreement, the Company is required to have the registration) statement declared effective by the Securities and Exchange Commission within 150 days from the date of filing. Effective February 10, 2005, in conjunction with this offering, the Company entered into a series of standstill agreements, originally signed on January 29, 2005 and subsequently amended on February 10, 2005, with 27 of its security holders, including seven members of the Board of Directors, wherein the security holders have agreed not to exercise an aggregate of 25,635,500 outstanding options and warrants to purchase shares of common stock, until such time as the Company has obtained stockholder approval to amend its certificate of incorporation to provide for additional authorized shares of common stock or until the stockholders approve a reverse split of the common stock.

The following table identifies the selling stockholders and indicates (i) the nature of any position, office or other material relationship that each selling stockholder has had with us during the past three years (or any of our predecessors or affiliates) and (ii) the number of shares and percentage of our outstanding shares of common stock owned by the selling stockholder prior to the offering, the number of shares to be offered for the selling stockholder's account and the number of shares and percentage of outstanding shares to be owned by the selling stockholder after completion of the offering.

Name of Selling Stockholder	Shares Beneficially Owned Prior To Offering	Percent of Class of Shares Owned Before the Offering (A)	Maximum No. of Shares to be Sold in this Offering	Shares Beneficially Owned After the Offering	Percent of Class of Shares Owned After the Offering

Monarch Pointe Fund, Ltd. (1)	12,864,267	7.82%	12,864,267	0	*
Mercator Momentum Fund, L.P. (2)	7,127,161	4.40%	7,127,161	0	*
Mercator Momentum Fund III, L.P. (3)	4,911,558	3.06%	4,911,558	0	*
MAG Capital, LLC (4)	4,900,000	3.06%	4,900,000	0	*
Ascendiant Securities, LLC (5)	424,413	*	424,413	0	*
W. Gerald Newmin (i)(6)	28,505,050	17.13%	6,860,000	21,645,050	8.70%
Thomas Page (7)	3,660,051	2.27%	1,750,000	1,910,051	*
George Colin (8)	4,100,000	2.59%	3,964,286	135,714	*
Candace Dyer (9)	6,556,864	4.14%	350,000	6,206,864	2.50%
Gregory F. Szabo (10)	1,700,000	1.07%	500,000	1,200,000	*
Barbara Corbett (11)	3,967,128	2.51%	310,000	3,967,128	1.47%
Bathgate Capital Partners (12)	166,667	*	166,667	0	*
Robert Goldsmith (13)	1,017,249	*	600,000	417,249	*
Jim Kalhorn (14)	498,226	*	337,500	160,726	*
Scott Brassfield (15)	1,643,697	1.03%	1,051,062	592,635	*
Cliffton L. Cooke (16)	1,000,000	*	1,000,000	0	*
Robert & Blake Shelton (17)	2,541,020	1.59%	1,612,500	928,520	*
Sasha Corp. Profit Sharing (18)	110,000	*	50,000	60,000	*
Sasha Corp. Pension Plan (19)	352,692	*	250,000	102,692	*
Patsy Millard (20)	80,502	*	50,000	30,502	*
Roger McDonald (21)	220,000	*	200,000	20,000	*
Kurt Lesh (22)	632,068	*	425,000	207,068	*
Larry Lake (23)	174,502	*	100,000	74,502	*
First Regional Bank FBO G. Driver (24)	100,000	*	100,000	0	*
First Regional Bank FBO J. Burns (25)	101,205	*	100,000	1,205	*
Sharon Donahoo (26)	650,000	*	200,000	450,000	*
Larry Dillon (27)	467,496	*	290,000	177,496	*
Shirley Corbett (28)	1,400,000	*	1,000,000	400,000	*
Paul Barich (29)	100,000	*	100,000	0	*
Craig Greene (30)	525,000	*	250,000	275,000	*
Robert Hinman (31)	89,918	*	50,000	39,918	*
Chris Hinman (32)	804,735	*	250,000	554,735	*
The Estate of Doug Egger (33)	922,500	*	300,000	622,500	*
Diane Palley (34)	50,000	*	50,000	0	*
W.F. Pittman (35)	1,372,667	*	1,000,000	372,667	*
Boand Automotive (36)	174,228	*	100,000	74,228	*
Telstar Limited (37)	6,583,333	4.17%	6,583,333	0	*
Golden Mist Ltd. (38)	2,633,333	1.67%	2,633,333	0	*
Search Capital (39)	3,950,000	2.50%	3,950,000	0	*
Anthony Capozza (40)	1,316,666	*	1,316,666	0	*
Steve Capozza (41)	1,316,666	*	1,316,666	0	*
Mark Elliot Schlanger (42)	1,316,666	*	1,316,666	0	*
Pentagon Special Purpose Fund (43)	6,583,333	4.17%	6,583,333	0	*
Asset Managers International, Ltd. (44)	13,166,667	8.33%	13,166,667	0	*
J.P Turner (45)	550,000	*	550,000	0	*

*	Represents less than 1%.
(A)	Based on 158,049,284 shares of common stock issued and outstanding as of May 9, 2005.

(1)

Represents up to 4,492,653 shares of common stock issuable upon conversion of Series I preferred stock and 1,864,477 shares of common stock issuable upon exercise of common stock warrants issued in conjunction with the Series I preferred stock, 4,374,546 shares of common stock, 1,476,409 of common stock warrants exercisable at $.20 per share and 656,182 common stock warrants exercisable at $.30 per share acquired on February 11, 2005. MAG Capital is the general partner of Monarch Pointe Fund, Ltd. David Firestone, as managing member of MAG Capital, LLC, and as a member of Mercator Group LLC, has voting and investment control over the shares held by Monarch Pointe Fund, Ltd. The selling stockholder has agreed not to convert shares of Series I preferred stock or to exercise warrants to the extent such stockholder's beneficial ownership of our common stock would exceed 9.99% of our common stock then outstanding.

(2)

Represents up to 2,682,968 shares of common stock issuable upon conversion of Series I preferred stock and 1,252,829 shares of common stock issuable upon exercise of common stock warrants issued in conjunction with the Series I preferred stock, 2,145,455 shares of common stock, 724,091 common stock warrants exercisable at $.20 per share and 321,818 common stock warrants exercisable at $.30 per share acquired on February 11. 2005. MAG Capital is the general partner of Mercator Momentum Fund, L.P. David Firestone, as managing member of MAG Capital, LLC, and as a member of Mercator Group LLC, has voting and investment control over the shares held by Mercator Momentum Fund, L.P. The selling stockholder has agreed not to convert shares of Series I preferred stock or to exercise warrants to the extent such stockholder's beneficial ownership of our common stock would exceed 9.99% of our common stock then outstanding.

(3)

Represents up to 1,827,364 shares of common stock issuable upon conversion of Series I preferred stock and 882,694 shares of common stock issuable upon exercise of common stock warrants issued in conjunction with the Series I preferred stock, 1,480,000 shares of common stock, 499,500 common stock exercisable at $.20 per share and 222,000 common stock warrants exercisable at $.30 per shares acquired on February 11, 2005. MAG Capital, LLC is the general partner of Mercator Momentum Fund III, L.P. David Firestone, as managing member of MAG Capital, LLC, and as a member of Mercator Group LLC, has voting and investment control over the shares held by Mercator Momentum Fund III, L.P. The selling stockholder has agreed not to convert shares of Series I preferred stock or to exercise warrants to the extent such stockholder's beneficial ownership of our common stock would exceed 9.99% of our common stock then outstanding.

(4)

Represents up to 1,000,000 shares of common stock issuable upon exercise of an outstanding warrant issued in conjunction with the Series I preferred stock, 2,700,000 common stock warrants exercisable at $.20 per share and 1,200,000 common stock warrants exercisable at $.30 per shares acquired on February 11, 2005. MAG Capital, LLC is the general partner of Monarch Pointe Fund, Ltd., Mercator Momentum Fund, LP, and Mercator Momentum Fund III, LP. David Firestone, as managing member of MAG Capital, LLC, and as a member of Mercator Group LLC, has voting and investment control over the shares held by these entities. The selling stockholder has agreed not to exercise warrants to the extent such stockholder's beneficial ownership of our common stock would exceed 9.99% of our common stock then outstanding.

(5)	Represents 424,413 shares of common stock issued upon the exercise of a common stock warrant.
(6)

Includes (a) up to 2,715,000 shares which may be issued to Mr. Newmin upon his conversion of a $400,000 loan made to us in connection with the Loan Transaction, (b) up to 6,860,000 shares which may be issued to Mr. Newmin upon his exercise of an outstanding warrant issued to him in connection with the Loan Transaction, both of which are subject to an agreement not to exercise until the Company has sufficient authorized shares of common stock pursuant to a stock split or increase in authorized shares by an amendment to its Certificate of Incorporation, and (c) 3,967,128 shares of common stock owned by Mr. Newmin's spouse. The exercise price of the warrant is $0.10 per share. Mr. Newmin has been a director, and our chairman of the board and chief executive officer since 1995. Mr. Newmin disclaims beneficial ownership of the shares owned by his spouse. Mr. Newmin is currently Co-Chairman, Chief Executive Officer and Secretary of the Company and is a Director. He has previously served as Chairman, Chief Executive Officer, President and Secretary.

(7)

Includes up to 1,750,000 shares which may be issued to Mr. Page upon his exercise of an outstanding warrant issued to him in connection with the Loan Transaction which are subject to an agreement not to exercise until the Company has sufficient authorized shares of common stock pursuant to a stock split or increase in authorized shares by an amendment to its Certificate of Incorporation. The exercise price of the warrant is $0.10 per share. Mr. Page has been a director of the Company since September 11, 2003 and serves on the Audit Committee and Nominating, Compensation and Corporate Governance Committees.

(8)

Includes up to (a) 1,000,000 shares that were acquired upon exercise of a three-year warrant with an exercise price of $0.10 per share and (b) up to 1,250,000 shares were acquired upon exercise of a three-year warrant with an exercise price of $0.12 per share. The foregoing warrants were issued to Mr. Colin pursuant to the terms of a settlement agreement, in which the parties' dispute regarding the conversion price of Mr. Colin's loan was resolved. The warrant issued to Mr. Colin in the Loan Transaction for 715,000 shares with an exercise price of $0.10 per share was cancelled pursuant to the settlement agreement.

(9)

Includes up to 350,000 shares which may be issued to Dr. Dyer upon her exercise of an outstanding warrant issued to her in connection with the Loan Transaction which are subject to an agreement not to exercise until the Company has sufficient authorized shares of common stock pursuant to a stock split or increase in authorized shares by an amendment to its Certificate of Incorporation. The exercise price of the warrant is $0.10 per share.

(10)

Includes up to 500,000 shares that may be issued to Mr. Szabo upon his exercise of an outstanding warrant issued to him in connection with the Loan Transaction. The exercise price of the warrant is $0.10 per share. Mr. Szabo became president, treasurer and a director of our Company in April 2001, president and CEO of Xenogenics in June 2000 and the CEO of the Company in September 2001, and served in such capacities until March 31, 2004. Mr. Szabo served as the Company's President from May 17, 2000 until March 31, 2004 and was a director.

(11)

Represents up to 310,000 shares that may be issued to Ms. Corbett upon her exercise of an outstanding warrant issued to her in connection with the Loan Transaction which are subject to an agreement not to exercise until the Company has sufficient authorized shares of common stock pursuant to a stock split or increase in authorized shares by an amendment to its Certificate of Incorporation. The exercise price of the warrant is $0.10 per share. Does not include the shares of common stock owned by Ms. Corbett's husband, W. Gerald Newmin, our Chief Executive Officer, over which Ms. Corbett disclaims beneficial ownership. Ms. Corbett, a consultant to the Company, serves as director of investor relations.

(12)

Represents up to 166,667 shares that may be issued to Bathgate Capital Partners upon exercise of an outstanding warrant issued to them in connection with a consulting fee for arranging the Loan from Musculoskeletal Transplant Foundation. The exercise price of the warrant is $0.06 per share.

(13)

Includes 600,000 shares that were issued to Mr. Goldsmith upon his exercise of an outstanding warrant issued to him in connection with the Loan Transaction. The exercise price of the warrant is $0.10 per share.

(14)

Includes (a) up to 150,000 shares that may be issued to Mr. Kalhorn upon his exercise of an outstanding warrant issued to him in connection with the Loan Transaction. The exercise price of the warrant is $0.10 per share, and (b) up to 187,500 shares which may be issued to Mr. Kalhorn upon his exercise of an outstanding warrant issued to him in connection with the Loan Transaction. The exercise price of the warrant is $0.08 per share.

(15)

Includes (a) up to 870,000 shares that may be issued to Dr. Brassfield upon his exercise of an outstanding warrant issued to him in connection with the Loan Transaction which are subject to an agreement not to exercise until the Company has sufficient authorized shares of common stock pursuant to a stock split or increase in authorized shares by an amendment to its Certificate of Incorporation. The exercise price of the warrant is $0.10 per share, (b) up to 106,250 shares which may be issued to Dr. Brassfield upon his exercise of an outstanding warrant issued to him in connection with the Loan Transaction. The exercise price of the warrant is $0.08 per share, (c) up to 74,812 shares which may be issued to Dr. Brassfield upon his exercise of an outstanding warrant issued to him in connection with the Loan Transaction. The exercise price of the warrant is $0.06 per share, and (d) 74,812 shares issuable to Dr. Brassfield upon his conversion of a loan made to us in connection with the Loan Transaction. Dr. Brassfield serves as a director for our Xenogenics subsidiary.

(16)

Includes up to 1,000,000 shares that may be issued to Mr. Cooke upon his exercise of an outstanding warrant issued to him in connection with the Loan Transaction. The exercise price of the warrant is $0.10 per share.

(17)

Includes (a) up to 1,050,000 shares that may be issued to Mr. & Mrs. Shelton upon their exercise of an outstanding warrant issued to them in connection with the Loan Transaction, with an exercise price of $0.10 per share, and (b) up to 562,500 shares which may be issued to Mr. & Ms. Shelton upon their exercise of an outstanding warrant issued to them in connection with the Loan Transaction, both of which are subject to an agreement not to exercise until the Company has sufficient authorized shares of common stock pursuant to a stock split or increase in authorized shares by an amendment to its Certificate of Incorporation, with an exercise price of $0.08 per share.

(18)

Includes up to 50,000 shares that may be issued to Sasha Corporation Profit Sharing upon its exercise of an outstanding warrant issued to it in connection with the Loan Transaction which are subject to an agreement not to exercise until the Company has sufficient authorized shares of common stock pursuant to a stock split or increase in authorized shares by an amendment to its Certificate of Incorporation. The exercise price of the warrant is $0.10 per share.

(19)

Includes up to 250,000 shares that may be issued to Sasha Corporation Pension Plan upon its exercise of an outstanding warrant issued to it in connection with the Loan Transaction which are subject to an agreement not to exercise until the Company has sufficient authorized shares of common stock pursuant to a stock split or increase in authorized shares by an amendment to its Certificate of Incorporation. The exercise price of the warrant is $0.10 per share.

(20)

Includes 50,000 shares that were issued to Mrs. Millard upon her exercise of an outstanding warrant issued to her in connection with the Loan Transaction. The exercise price of the warrant is $0.10 per share.

(21)

Represents 200,000 shares that were issued to Mr. McDonald upon his exercise of an outstanding warrant issued to him in connection with the Loan Transaction. The exercise price of the warrant is $0.10 per share.

(22)

Includes (a) up to 300,000 shares that may be issued to Dr. Lesh upon his exercise of outstanding warrants issued to him in connection with the Loan Transaction with an exercise price of $0.10 per share, and (b) up to 125,000 shares which may be issued to Dr. Lesh upon his exercise of an outstanding warrant issued to him in connection with the Loan Transaction with an exercise price of $0.08 per share.

(23)

Includes up to 100,000 shares that may be issued to Mr. Lake upon his exercise of an outstanding warrant issued to him in connection with the Loan Transaction. The exercise price of the warrant is $0.10 per share.

(24)

Represents 100,000 shares that were issued to First Regional Bank FBO G. Driver upon his exercise of an outstanding warrant issued to him in connection with the Loan Transaction. The exercise price of the warrant is $0.10 per share.

(25)

Includes 100,000 shares which were issued to First Regional Bank FBO J. Burns upon his exercise of an outstanding warrant issued to him in connection with the Loan Transaction. The exercise price of the warrant is $0.10 per share.

(26)

Includes up to 200,000 shares that may be issued to Ms. Donahoo upon her exercise of an outstanding warrant issued to her in connection with the Loan Transaction which are subject to an agreement not to exercise until the Company has sufficient authorized shares of common stock pursuant to a stock split or increase in authorized shares by an amendment to its Certificate of Incorporation. The exercise price of the warrant is $0.10 per share. Ms. Donahoo is a former vice-president of the Company.

(27)

Includes up to 290,000 shares that may be issued to Mr. Dillon upon his exercise of an outstanding warrant issued to him in connection with the Loan Transaction. The exercise price of the warrant is $0.10 per share.

(28)

Includes up to 1,000,000 shares that may be issued to Ms. S. Corbett upon her exercise of an outstanding warrant issued to her in connection with the Loan Transaction which are subject to an agreement not to exercise until the Company has sufficient authorized shares of common stock pursuant to a stock split or increase in authorized shares by an amendment to its Certificate of Incorporation. The exercise price of the warrant is $0.10 per share. Ms. S. Corbett is the mother of Barbara Corbett, Mr. Newmin's spouse.

(29)

Includes up to 100,000 shares that may be issued to Mr. Barich upon his exercise of an outstanding warrant issued to him in connection with the Loan Transaction. The exercise price of the warrant is $0.10 per share.

(30)

Includes up to 250,000 shares that may be issued to Mr. Greene upon his exercise of an outstanding warrant issued to him in connection with the Loan Transaction which are subject to an agreement not to exercise until the Company has sufficient authorized shares of common stock pursuant to a stock split or increase in authorized shares by an amendment to its Certificate of Incorporation. The exercise price of the warrant is $0.10 per share.

(31)

Includes up to 50,000 shares that may be issued to Mr. R. Hinman upon his exercise of an outstanding warrant issued to him in connection with the Loan Transaction which are subject to an agreement not to exercise until the Company has sufficient authorized shares of common stock pursuant to a stock split or increase in authorized shares by an amendment to its Certificate of Incorporation. The exercise price of the warrant is $0.10 per share.

(32)

Includes up to 250,000 shares that may be issued to Mr. C. Hinman upon his exercise of an outstanding warrant issued to him in connection with the Loan Transaction which are subject to an agreement not to exercise until the Company has sufficient authorized shares of common stock pursuant to a stock split or increase in authorized shares by an amendment to its Certificate of Incorporation. The exercise price of the warrant is $0.10 per share.

(33)

Includes up to 300,000 shares that may be issued to Mr. Egger's estate upon its exercise of an outstanding warrant issued to Mr. Egger in connection with the Loan Transaction. The exercise price of the warrant is $0.10 per share.

(34)

Represents 50,000 shares that were issued to Ms. Palley upon her exercise of an outstanding warrant issued to her in connection with the Loan Transaction. The exercise price of the warrant is $0.10 per share.

(35)

Represents up to 1,000,000 shares that may be issued to Mr. Pittman upon his exercise of an outstanding warrant issued to him in connection with the Loan Transaction which are subject to an agreement not to exercise until the Company has sufficient authorized shares of common stock pursuant to a stock split or increase in authorized shares by an amendment to its Certificate of Incorporation. The exercise price of the warrant is $0.10 per share.

(36)

Includes up to 100,000 shares that may be issued to Boand Automotive upon its exercise of an outstanding warrant issued to it in connection with the Loan Transaction. The exercise price of the warrant is $0.10 per share.

(37)

Includes 3,333,333 shares of common stock, 2,250,000 shares that may be issued to Telstar Limited upon exercise of an outstanding warrant with an exercise price of $.20 per share, and 1,000,000 shares that may be issued to Telstar Limited upon its exercise of an outstanding warrant with an exercise price of $.30 per share issued in connection with Telstar Limited's February 11, 2005 investment.

(38)

Includes 2,000,000 shares of common stock, 1,350,000 shares that may be issued to Golden Mist Ltd. upon its exercise of an outstanding warrant with an exercise price of $.20 per share and 600,000 shares that may be issued to Golden Mist Ltd. upon its exercise of an outstanding warrant with an exercise price of $.30 per share issued to it in connection with the February 11, 2005 investment by Golden Mist Ltd..

(39)

Includes 1,333,333 shares of common stock, 900,000 shares that may be issued to Search Capital upon its exercise of an outstanding warrant with an exercise price of $.20 per share and 400,000 shares that may be issued to Golden Mist Ltd. upon its exercise of an outstanding warrant with an exercise price of $.30 per share issued to it in connection with the February 11, 2005 investment by Search Capital.

(40)

Includes 666,667 shares of common stock, 450,000 shares that may be issued to Anthony Capozza upon his exercise of an outstanding warrant with an exercise price of $.20 per share and 200,000 shares that may be issued to Anthony Capozza upon its exercise of an outstanding warrant with an exercise price of $.30 per share issued to it in connection with the February 11, 2005 investment by Anthony Capozza.

(41)

Includes 666,667 shares of common stock, 450,000 shares that may be issued to Steve Capozza upon his exercise of an outstanding warrant with an exercise price of $.20 per share and 200,000 shares that may be issued to Steve Capozza upon its exercise of an outstanding warrant with an exercise price of $.30 per share issued to it in connection with the February 11, 2005 investment by Steve Capozza.

(42)

Includes 666,667 shares of common stock, 450,000 shares that may be issued to Mark Elliot Schlanger upon his exercise of an outstanding warrant with an exercise price of $.20 per share and 200,000 shares that may be issued to Mark Elliot Schlanger upon its exercise of an outstanding warrant with an exercise price of $.30 per share issued to it in connection with the February 11, 2005 investment by Mark Elliot Schlanger.

(43)

Includes 3,333,333 shares of common stock, 2,250,000 shares that may be issued to Pentagon Special Purpose Fund, upon its exercise of an outstanding with an exercise price of $.20 per share and 1,000,000 shares that may be issued to Pentagon Special Purpose Fund upon its exercise of an outstanding warrant with an exercise price of $.30 per share issued to it in connection with the February 11, 2005 investment Pentagon Special Purpose Fund.

(44)

Includes 6,666,667 shares of common stock, 4,500,000 shares that may be issued to Asset Managers International, Ltd. upon its exercise of an outstanding warrant with an exercise price of $.20 per share warrant and 2,000,000 shares that may be issued to Asset Managers International, Ltd. upon its exercise of an outstanding warrant with an exercise price of $.30 per share issued to it in connection with the February 11, 2005 investment by Asset Managers International, Ltd. .

(45)

Represents up to 550,000 shares that may be issued to J.P. Turner upon exercise of an outstanding warrant issued in connection with a consulting agreement which are subject to an agreement not to exercise until the Company has sufficient authorized shares of common stock pursuant to a stock split or increase in authorized shares by an amendment to its Certificate of Incorporation. The exercise price of the warrant is $0.01 per share.

Unless noted otherwise, the individual or entity does not have a material relationship with the Company other than ownership of the securities indicated above.

LEGAL PROCEEDINGS

The validity of the shares of common stock offered by this prospectus has been passed upon for us by Snell & Wilmer L.L.P., Irvine, California.

EXPERTS

The consolidated financial statements as of and for the years ended November 30, 2004 and 2003 included in this prospectus have been audited by J.H. Cohn LLP, independent registered public accounting firm, as stated in their report dated January 21, 2005 (except for Note 15, as to which the date is February 10, 2005) which is also included in this prospectus. Such financial statements have been so included in reliance upon the authority of such firm as experts in accounting and auditing.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, any interest, direct or indirect, in our company or any of our subsidiaries. Nor was any such person connected with us, or any of our subsidiaries, as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form SB-2 under the Securities Act of 1933, relating to the shares of our common stock being offered by this prospectus. For further information pertaining to our common stock and the shares of common stock being offering by this prospectus, reference is made to such registration statement. This prospectus constitutes the prospectus we filed as a part of the registration statement and it does not contain all information in the registration statement, certain portions of which have been omitted in accordance with the rules and regulations of the SEC.

In addition, we are subject to the informational requirements of the Securities Exchange Act of 1934, and, in accordance with such requirements, we file reports, proxy statements and other information with the SEC relating to our business, financial statements and other matters.

Reports and proxy and information statements filed under Section 14(a) and 14(c) of the Securities Exchange Act of 1934 and other information filed with the SEC as well as copies of the registration statement can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Midwest Regional Offices at 500 West Madison Street, Chicago, Illinois 60606. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the SEC at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1.800.SEC.0330 for further information on the operation of the public reference room. Such material may also be obtained electronically by visiting the SEC's web site on the Internet at http://www.sec.gov. Our common stock is traded on The Over The Counter Bulletin Board Market under the symbol "MUCL."

Copies of our filings with the SEC are also available, free of charge, on our corporate website at http://www.multicelltech.com. The information found on our website is not incorporated by reference into this prospectus.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is U.S. Stock Transfer Corporation, 1745 Gardena Avenue, Glendale, CA 91204-2991.

___________________________________________________________________________

-F 1-

___________________________________________________________________________

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Board of Directors and Stockholders
MultiCell Technologies, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheets of MultiCell Technologies Inc. and Subsidiaries as of November 30, 2004 and 2003, and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of MultiCell Technologies, Inc. and Subsidiaries as of November 30, 2004 and 2003, and their results of operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ J. H. Cohn LLP

New York, NY
January 21, 2005, except
for Note 15, as to which
the date is February 10, 2005

-F 2-

___________________________________________________________________________

MULTICELL TECHNOLOGIES, Inc. and Subsidiaries

Consolidated Balance Sheets
November 30, 2004 and 2003

ASSETS

	2004	2003

Current assets:
Cash and cash equivalents	$1,311,879	$1,058,960
Accounts and royalties receivable	94,518	4,586
Current portion of notes receivable	595,000	0
Other current assets	35,143	18,544

Total current assets	2,036,540	1,082,090

Equipment and improvements, net	106,078	123,932

License agreement, net of accumulated amortization of $424,886 and $292,454	2,008,507	2,140,939
Notes receivable, net of current portion	0	260,000
Other assets	98,142	123,692

Total Assets	$4,249,267	$3,730,653

See accompanying notes on consolidated financial statements.

-F 3-

___________________________________________________________________________

MULTICELL TECHNOLOGIES, Inc. and Subsidiaries

Consolidated Balance Sheets
November 30, 2004 and 2003

LIABILITIES AND STOCKHOLDERS' EQUITY

	2004	2003

Current liabilities:
Accounts payable and accrued expenses	$478,310	$625,002
Current portion of related party notes payable	400,000	21,000
Current portion of other notes payable	0	260,000
Current portion of deferred income	119,486	735,296
Other current liabilities	130,959	37,196

Total current liabilities	1,128,755	1,678,494

Non-current liabilities:
Notes payable, net of current portion	25,000	786,113
Deferred income, net of current portion	595,733	634,272
Other liabilities	4,733	172,603

Total non-current liabilities	625,466	1,592,988

Total liabilities	1,754,221	3,271,482

Minority interest	142,788	146,190

Commitments and contingencies

Stockholders' equity:
Preferred stock, $.01 per value: 1,000,000 shares authorized, 18,000 shares designated as Series I Convertible Preferred issued and outstanding, liquidation value $100 per share	180	0
Common stock, $.01 par value: 200,000,000 shares authorized, 125,483,441 and 117,816,411 shares issued and outstanding	1,254,832	1,178,162
Additional paid-in capital	21,784,368	16,386,717
Deferred compensation costs	0	(24,916)
Accumulated deficit	(20,687,122)	(17,226,982)

Total stockholders' equity	2,352,258	312,981

Total Liabilities and Stockholders' Equity	$4,249,267	$3,730,653

See accompanying notes on consolidated financial statements.

-F 4-

___________________________________________________________________________

MULTICELL TECHNOLOGIES, Inc. and Subsidiaries

Consolidated Statements of Operations
For The Years ended November 30, 2004 and 2003

	2004	2003

Revenue	$759,925	$365,166

Operating expenses:
Selling, general and administrative expenses	1,775,646	1,325,191
Research and development	804,761	482,309
Depreciation and amortization	169,739	166,387

Total operating expenses	2,750,146	1,973,887

Operating loss	(1,990,221)	(1,608,721)

Other income (expense):
Loss on sale of equipment	0	(1,522)
Interest expense	(85,950)	(205,144)
Amortization of discount on notes payable	(60,368)	(251,351)
Interest income	59,141	63,971
Amortization of discount on note receivable	30,000	30,000
Write-off of note receivable	0	(12,353)
Minority interest in net loss of subsidiary	3,402	1,067
Reversal of note receivable valuation allowance	305,000	0

Total other income (expense)	251,225	(375,332)

Net loss	(1,738,996)	(1,984,053)

Non-cash deemed dividend related to beneficial conversion feature of Series I Preferred stock	(1,721,144)	0

Net loss applicable to common stockholders	$(3,460,140)	$(1,984,053)

Basic net loss per share applicable to common stockholders	$(0.03)	$(0.02)

Weighted average number of common shares outstanding	121,618,543	106,086,899

See accompanying notes on consolidated financial statements.

-F 5-

___________________________________________________________________________

MULTICELL TECHNOLOGIES, Inc. and Subsidiaries

Consolidated Statements of Stockholders' Equity
For The Years ended November 30, 2004 and 2003

	Preferred Shares	Stock Amount	Common Shares	Shares Amount	Additional Paid-in Capital	Stock Subscriptions Receivable	Deferred Compensation Costs	Accumulated Deficit	Total Stockholders' Equity

Balance, November 30, 2002			101,024,904	$1,010,249	$14,724,007	$(70,000)	$(24,916)	$(15,242,929)	$396,411

Issuance of common stock for services			7,329,919	73,298	480,906				554,204

Partial extinguishment of receivable						13,000			13,000

Cancellation of stock subscriptions			(570,000)	(5,700)	(51,300)	57,000			0

Conversion of convertible notes payable			7,588,422	75,883	986,772				1,062,655

Stock options exercised			2,443,166	24,432	246,332				270,764

Net loss								(1,984,053)	(1,984,053)

Balance, November 30, 2003	0	$0	117,816,411	$1,178,162	$16,386,717	$0	$(24,916)	$(17,226,982)	$312,981

Issuance of preferred stock	20,000	200			1,713,949				1,714,149

Non-cash deemed dividend related to beneficial conversion feature of Series I Preferred stock					1,721,144			(1,721,144)	0

Conversion of preferred stock into common stock	(2,000)	(20)	1,222,222	12,222	(12,202)				0

Issuance of common stock for services			918,427	9,184	286,896				296,080

See accompanying notes on consolidated financial statements.

-F 6-

___________________________________________________________________________

MULTICELL TECHNOLOGIES, Inc. and Subsidiaries

Consolidated Statements of Stockholders' Equity
For The Years ended November 30, 2004 and 2003 (Continued)

	Preferred Shares	Stock Amount	Common Shares	Stock Amount	Additional Paid-in Capital	Stock Subscriptions Receivable	Deferred Compensation Costs	Accumulated Deficit	Total Stockholders' Equity

Options issued for services					530,575				530,575

Warrants issued for services					402,437				402,437

Conversion of convertible notes payable			3,884,381	38,844	555,562				594,406

Stock options and warrants exercised			1,642,000	16,420	199,290				215,710

Amortization of deferred compensation							24,916		24,916

Net loss								(1,738,996)	(1,738,996)

Balance, November 30, 2004	18,000	$180	125,483,441	$1,254,832	$21,784,368	$0	$0	$(20,687,122)	$2,352,258

See accompanying notes on consolidated financial statements.

-F 7-

___________________________________________________________________________

MULTICELL TECHNOLOGIES, Inc. and Subsidiaries

Consolidated Statements of Cash Flows
For The Years ended November 30, 2004 and 2003

	2004	2003

Cash flows from operating activities:
Net loss	$(1,738,996)	$(1,984,053)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	169,739	166,387
Amortization of discount on note receivable	(30,000)	(30,000)
Amortization of discount on notes payable	60,368	251,351
Write-off of note receivable	0	12,353
Amortization of deferred compensation	24,916	0
Common stock issued for services	296,080	554,205
Warrants issued for services	402,437	0
Options issued for services	530,575	0
Minority interest in loss of subsidiary	(3,402)	(1,067)
Loss on sale of equipment	0	1,522
Reversal of note receivable valuation allowance	(305,000)	0
Changes in operating assets and liabilities:
Accounts and royalties receivable	(89,932)	30,595
Other current assets	(16,599)	7,482
Other assets	25,550	(11,857)
Accounts payable and accrued expenses	(146,692)	50,898
Other current liabilities	93,763	2,729
Deferred income	(654,349)	1,339,468
Other liabilities	(73,444)	52,908

Net cash provided by (used in) operating activities	(1,454,986)	442,921

See accompanying notes on consolidated financial statements.

-F 8-

___________________________________________________________________________

MULTICELL TECHNOLOGIES, Inc. and Subsidiaries

Consolidated Statements of Cash Flows
For The Years ended November 30, 2004 and 2003 (Continued)

	2004	2003

Cash flows from investing activities:
Purchase of equipment	(19,454)	(6,614)
Proceeds from sale of assets	0	1,500
Principal payments on notes receivable	0	1,409

Net cash used in investing activities:	(19,454)	(3,705)

Cash flows from financing activities:

Proceeds from issuance of preferred stock, net	1,714,149	0
Proceeds from notes payable	78,500	325,481
Payments of notes payable	(281,000)	(33,392)
Proceeds from exercised options and warrants	215,710	270,763
Proceeds from subscribed stock	0	13,000

Net cash provided by financing activities	1,727,359	575,852

Net increase in cash and cash equivalents	252,919	1,015,068
Cash and cash equivalents, beginning of year	1,058,960	43,892

Cash and cash equivalents, end of year	$1,311,879	$1,058,960

Supplemental disclosures:
Interest paid	$58,635	$205,144

Non-cash transactions:
Conversion of convertible notes payable into common stock	$594,406	$1,062,655
Issuance of notes payable for accounts payable and accrued liabilities	0	$16,608
Cancellation of stock subscriptions	0	$57,000

See accompanying notes on consolidated financial statements.

-F 9-

___________________________________________________________________________

MULTICELL TECHNOLOGIES, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
For the Years Ended November 30, 2004 and 2003

Note 1 - Summary of Organization and Significant Accounting Policies

Organization - MultiCell Technologies, Inc. ("MultiCell"), which was named Exten Industries, Inc. until April 1, 2004, is in the business of the development and commercialization of hepatic cells, cell lines and associated products to be used in diagnostic and therapeutic applications. It acquired that business in September 2001 (see Note 5) and is generating revenues primarily from royalties derived from a manufacturing and distribution license agreement for its cell lines and from contractual research activities. MultiCell also operates two subsidiaries, MCT Rhode Island Corp. ("MCT"), which is a 100%-owned subsidiary formed on June 24, 2004 that has been inactive since its formation, and Xenogenics Corporation ("Xenogenics"), which is a 56.4%-owned subsidiary formed on June 24, 2004 that was incorporated in February 1997 to focus on the research and development of Sybiol technology. Xenogenics had not generated any revenues as of November 30, 2004. As used herein, the "Company" refers to MultiCell, together with MCT and Xenogenics. Management considers the Company's activities to be in one segment related to liver disease/ liver cell biotechnology.

Basis of Consolidation - The consolidated financial statements include the accounts of MultiCell Technologies Inc. and its subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

Cash and Cash Equivalents - The Company considers all unrestricted highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

Fair Value of Financial Instruments - The carrying amounts of cash and cash equivalents, accounts and notes receivable, accounts payable, accrued expenses and notes payable approximate fair market value because of the short maturity of those instruments.

Credit Risk - It is the Company's practice to place its cash equivalents in high quality money market securities with one major banking institution. Periodically, the Company maintains cash balances at this institution that exceeds the Federal Deposit Insurance Corporation insurance limit of $100,000 per bank. The Company considers its credit risk associated with cash and cash equivalents to be minimal. The Company does not require collateral from its customers. The Company closely monitors the extension of credit to its customers while maintaining an allowance for potential credit losses. On a periodic basis, management evaluates its accounts receivable and, if warranted, adjusts its allowance for doubtful accounts based on historical experience and current credit considerations. However, accounts receivable at November 30, 2004 consist primarily of amounts due under contractual agreements. In the opinion of management, all accounts receivable at November 30, 2004 and 2003, related to contractual agreements are collectible; accordingly, the Company recorded no allowance for doubtful accounts.

Revenue Recognition - The Company's revenues have been generated primarily from contractual research and royalties on the license for the sale of cells through its sale and distribution agreement with XenoTech LLC ("XenoTech"). Management believes such sources of revenue will be part of the Company's ongoing operations. In recognizing revenues the Company applies the guidance provided by SEC Staff Accounting Bulletin Topic 13, "Revenue Recognition" ("Topic 13"). Under the provisions of Topic 13, the Company recognizes revenue from commercial and government research agreements as services are performed, provided a contractual arrangement exists, the contract price is fixed or determinable and the collection of the contracted amounts is probable. In situations where the Company receives payment in advance of the performance of services, such amounts are deferred and recognized as revenue as the related services are performed. Deferred revenues associated with services expected to be performed within the 12-month period subsequent to the balance sheet are classified as current liabilities. Deferred revenues associated with services expected to be performed at a later date are classified as non-current liabilities.

Equipment and Improvements - Equipment and improvements are valued at cost. Improvements to leased properties are amortized using the straight-line method over their estimated useful lives or the remaining lease period, whichever is shorter. Depreciation for equipment and furniture is provided using the straight-line method over the estimated useful lives of the assets, generally three to five years.

-F 10-

___________________________________________________________________________

MULTICELL TECHNOLOGIES, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
For the Years Ended November 30, 2004 and 2003 (Continued)

Note 1 - Summary of Organization and Significant Accounting Policies (Continued)

License Agreements - Costs incurred to obtain license agreements are capitalized. The Company amortizes these costs on a straight-line basis over the term of the respective license agreement. Amortization totaled $132,432 for each of the years ended November 30, 2004 and 2003.

Impairment of long-lived assets - The impairment of long-lived assets that do not have indefinite lives, such as equipment and license agreements, is recognized when events or changes in circumstances indicate that the undiscounted cash flows estimated to be generated by such assets are less than their carrying value and, accordingly, all or a portion of such carrying value may not be recoverable. Impairment losses are then measured by comparing the fair value of assets to their carrying amounts. The Company did not record any charges for the impairment of long-lived assets in 2004 or 2003.

Stock-Based Compensation - Statement of Financial Accounting Standards No. 123 ("SFAS 123"), "Accounting for Stock-Based Compensation", provides for the use of a fair value based method of accounting for stock-based compensation. However, SFAS 123 has allowed an entity to continue to measure compensation cost related to stock and stock options issued to employees using the intrinsic value method of accounting prescribed by Accounting Principles Board Opinion 25 ("APB25"), "Accounting for Stock Issued to Employees". Entities electing to continue to use the intrinsic value method must make pro forma disclosures of net income or loss and earnings or loss per share as if a fair value method of accounting had been applied. The Company has elected to continue to account for its stock-based compensation to employees under APB 25. The required pro forma information is included in Note 13.

In accordance with the provisions of SFAS 123, all other issuances of common stock, stock options, warrants or other equity instruments to employees and non-employees as the consideration for goods or services received by the Company are accounted for based on the fair value of the equity instruments issued (unless the fair value of the consideration received can be more reliably measured). Generally, the fair value of any options, warrants or similar equity instruments issued will be estimated based on the Black-Scholes option-pricing model.

Research and Development Costs - Research and development costs are expensed as incurred.

Income Taxes - Deferred income taxes are provided for the estimated tax effects of temporary differences between income for tax and financial reporting. A valuation allowance is provided against deferred tax assets, where realization is uncertain. The income tax provision is the tax payable for the period plus or minus the change during the period in deferred tax assets and liabilities.

Loss Per Share - The Company computes basic and diluted loss per share amounts for 2004 and 2003 pursuant to Statement of Financial Accounting Standards No. 128, "Earnings Per Share". Basic loss per share is computed by dividing the net loss applicable to common shareholders by the weighted average common shares outstanding during each period. The Company has incurred losses during the years ended 2004 and 2003. The assumed effects of the exercise of outstanding stock options and warrants, and the conversion of convertible notes payable and convertible preferred stock were anti-dilutive and, accordingly, diluted per share amounts equal basic loss per share amounts and have not been presented in the accompanying consolidated statements of operations. The total number of common shares potentially issuable upon exercise or conversion excluded from the calculation of diluted loss per share for the years ended November 30, 2004 and 2003 was 48,211,056 and 35,385,430, respectively.

Use of Estimates - The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the dates of these financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

-F 11-

___________________________________________________________________________

MULTICELL TECHNOLOGIES, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
For the Years Ended November 30, 2004 and 2003 (Continued)

Note 1 - Summary of Organization and Significant Accounting Policies (Continued)

Risks and Uncertainties - The Company is dependent on continued financing from investors and obtaining new research grants to sustain the development and other activities necessary to commercialize new products. Management is seeking additional financing in order to fund its future activities. There is no assurance, however, that such financing will be available, if and when needed, or if available, that such financing will be completed on commercially favorable terms, or that such development and other activities in connection with its planned products will be successful.

Environmental Remediation - Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and do not contribute to current or future revenue generation, are expensed. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the costs can be reasonably estimated. Generally, the timing of these accruals coincides with the Company's commitment to a formal plan of action. As of November 30, 2004, no amounts have been accrued for environmental liabilities.

Note 2 - Notes Receivable

As of November 30, 2000, in connection with a letter of intent to purchase the outstanding common stock of Lexicor Medical Technology ("Lexicor"), the Company advanced a total of $600,000 for a note receivable from Lexicor and 83,333 common stock warrants. The Company allocated $17,500 to the warrants resulting in a discount on the note. The note has a stated interest rate of 10% per annum. Principal and interest were due and payable on May 31, 2001; however, according to its terms the note was automatically extended with principal and interest due January 2, 2005. Based upon Lexicor's financial condition as of November 30, 2001, the Company provided a valuation allowance of $305,000, thereby reducing the carrying amount of this long-term note receivable to $230,000. Lexicor made all the required interest payments through November 30, 2004 and it repaid the entire principal balance plus interest on January 7, 2005. As a result, the Company recognized in fiscal 2004 a gain of $305,000 on the elimination of the valuation allowance.

As of April 17, 2001, in connection with a letter of intent to purchase Armstrong Industries, Inc., ("Armstrong") the Company advanced $15,000 to Armstrong for a note receivable that was due May 1, 2002. On June 27, 2002, the Company informed Armstrong that it no longer had any intention of acquiring them. Interest is due from June 1, 2001 on the unpaid principal at the rate of 12% per annum. Armstrong was unable to repay the note in full. The Company agreed to a monthly payment schedule to repay the debt. Beginning June 15, 2002, Armstrong agreed to pay $558.67 per month for 33 months. On August 15, 2003, after not having received a payment for six months, the Company decided to declare the note in default and wrote off the $12,353 balance of the note as a bad debt.

Notes receivable at November 30, 2004 and 2003 are comprised as follows:

	2004	2003

Notes receivable	$600,000	$600,000
Less: discounts to net present value	(5,000)	(35,000)
Less: valuation allowance	$0	(305,000)

Net notes receivable	595,000	260,000
Less: current portion	595,000	0

	$0	$ 260,000

-F 12-

___________________________________________________________________________

MULTICELL TECHNOLOGIES, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
For the Years Ended November 30, 2004 and 2003 (Continued)

Note 3- Equipment and Improvements

Equipment and improvements are valued at cost, less accumulated depreciation and amortization is comprised as follows:

	2004	2003

Lab equipment	$207,888	$193,720
Furniture and fixtures	29,069	27,109
Equipment	18,183	15,183
Leasehold improvements	42,950	42,625

	298,090	278,637
Less: Accumulated depreciation and amortization	192,012	154,705

Property and equipment, net	$106,078	$123,932

Depreciation and amortization expense for property and equipment totaled $37,307 in 2004 and $34,063 in 2003.

Note 4 - Real Estate Held for Sale

The Company owns a parcel of undeveloped land near the Grand Canyon. The land was originally purchased in February 1992 for $1,654,000. During the fiscal year ended November 30, 1995, the Company tested the land for impairment and expensed all but the remaining fair market value of $47,200. The Company is currently in arrears on property taxes and interest in the amount of $177,000. A tax sale for property taxes is pending and as management has been unable to obtain an appraisal of the fair market value of the land, no decision has been made as to whether to pay the taxes in arrears. Real estate held for sale is included in other assets and unpaid property taxes are included in accrued expenses.

Note 5 - License Agreement

In September 2001, MultiCell completed the purchase of its cell line business and, as a result, it acquired an exclusive license agreement with Rhode Island Hospital for the use of four patents owned by the hospital for the use of four patents owned by the hospital related to liver cell lines and liver assist devices. The primary patent acquired and being utilized is for immortalized hepatocytes (see Note 6). The license agreement had a net carrying value of $2,008,507 and $2,140,939 as of November 30, 2004 and 2003, respectively, which represented the original cost of $2,433,343 allocated in connection with the acquisition, net of accumulated amortization of $424,886 and $292,454 at November 30, 2004 and 2003, respectively. The license agreement is being amortized over an estimated useful life of approximately 18 years.

Amortization expense totaled $132,432 for each of the years ended November 30, 2004 and 2003. The Company will pay the hospital a 5% royalty on net sales derived from licenses based upon the patented technology, until it has paid a total of $550,000. As of November 30, 2004, no significant payments had been made under this license agreement. After royalties totaling $550,000 have been paid, the Company pays a 2% royalty instead of a 5% royalty for the life of the patent.

-F 13-

___________________________________________________________________________

MULTICELL TECHNOLOGIES, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
For the Years Ended November 30, 2004 and 2003 (Continued)

Note 6- XenoTech Agreement

In August, 2003, MultiCell signed an exclusive sales, manufacture and distribution agreement for the use of its cell lines by XenoTech, an unrelated party. The agreement, which is for a term of seven years, required XenoTech to make an initial non refundable payment of $800,000 to MultiCell in August 2003. This payment represented consideration for and a guarantee of Nosan, XenoTech's distributor's, right of first negotiation for distribution rights for the Asia Pacific Rim, should MultiCell successfully complete the development of its cell lines for the production of proteins, other cellular constituents and or drug like molecules. This $800,000 payment is being recognized by the Company as revenue over the 7 year term of the agreement.

Additional consideration under the August 2003 agreement included a $700,000 royalty prepayment. This prepayment is an advance against the minimum royalty payment of $800,000 for the first royalty period, which was 16 months, culminating on November 30, 2004. The subsequent 5 royalty periods will be 12 months and the last royalty period is 8 months. XenoTech must bear all the costs for its manufacturing and sales activities and make specified minimum periodic royalty payments that total $18 million over the 7 year term of the agreement to maintain distribution exclusivity. The agreement requires XenoTech to make royalty payments to MultiCell of 17.5% of net sales for the direct sale of its cells and 34% of net sales derived from any sublicense agreements. The $700,000 advance was recognized as revenue over the initial 16 month period, ending November 30, 2004, as an offset to the $800,000 minimum royalty due for this period. As of November 30, 2004 a receivable of $94,518 representing the balance due under the minimum royalty of $100,000 less actual royalty payments received from XenoTech of $5,482 has been recorded.

Note 7 - Income Taxes

The Company provides for income taxes using an asset and liability based approach. Deferred income tax assets and liabilities are recorded to reflect the tax consequences of temporary differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The Company had net deferred tax assets of approximately $4,342,400 and $3,910,800 at November 30, 2004 and 2003 relating primarily to the net operating loss carry-forwards generated by its operations. For financial statement purposes, the deferred tax assets have been fully offset by valuation allowances due to the uncertainties related to the extent and timing of the Company's future taxable income.

A reconciliation of the expected income tax benefit at the U.S. Federal income tax rate to the income tax benefit actually recognized for the years ended November 30, 2004 and 2003 is set forth below:

	2004	2003

Expected income tax benefit	$(591,259)	$(674,578)
Tax effect of nondeductible permanent differences	223,849	86,578
State income benefit, net of federal tax	(64,200)	(102,800)
Increase in valuation allowance	431,610	690,800

Income tax benefit	$0	$0

The Company's net operating loss carry-forwards expire as follows:

Year Loss Generated	Balance of Loss Carry-forwards	Year of Expiration

November 30, 1999 and prior	$5,264,158	2008 through 2019
November 30, 2000	1,025,963	2020
November 30, 2001	1,604,660	2021
November 30, 2002	1,516,313	2022
November 30, 2003	369,377	2023
November 30, 2004	1,815,312	2024

	$11,595,783

-F 14-

___________________________________________________________________________

MULTICELL TECHNOLOGIES, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
For the Years Ended November 30, 2004 and 2003 (Continued)

Note 8 - Lease Commitments

The Company and its two subsidiaries lease a Warwick, Rhode Island facility that houses activities related to administration, research and development and manufacturing of human cells and cell lines. The Company had an operating lease that required aggregate monthly payments of $4,863 until it expired on July 31, 2004. The Company has leased the facility on a month to month basis since August 1, 2004. The Company is currently negotiating a new lease. The Company's future rental commitments under all of its other operating leases for equipment subsequent to November 30, 2004 total $2,379 in 2005 and $1,983 in 2006.

Rent expense under the Company's operating leases was $58,629 and $54,493 for the fiscal years ended November 30, 2004 and 2003, respectively

Note 9 - Notes Payable

Notes payable at November 30, 2004 and 2003 consisted of the following:

	2004	2003

Xenogenics convertible promissory note payable with interest at 10%, due on April 17, 2001	$0	$10,000

Xenogenics convertible promissory note payable to a related party with interest at 8%, due on November 10, 2000	0	15,000

Promissory note payable to a medical supplier with interest at 5.25%, due on or before February 9, 2004	0	125,000

Convertible promissory notes payable to investors with interest at 10%, due on varying dates in 2004, 2005 and 2006 (A) (D)	0	127,481

Convertible notes payable to a related party with interest at 10%, due in 2007	0	21,000

Convertible promissory notes payable to related parties with interest at 10%, due on varying dates in 2004 and 2005 (B) (C) (D)	425,000	689,000

Promissory note payable with interest at 10% due June 10, 2004	0	100,000

Advance payable to a related party (C)	0	40,000

Totals	425,000	1,127,481

	2004	2003

Less:
Unamortized discounts attributable to warrants and beneficial conversion rights issued with certain promissory notes payable	0	(60,368)

Current portion of notes payable	(400,000)	(281,000)

Notes payable - long-term portion	$25,000	$ 786,113

-F 15-

___________________________________________________________________________

MULTICELL TECHNOLOGIES, INC. and Subsidiaries

Notes to Consolidated Financial Statements
For the Years Ended November 30, 2004 and 2003 (Continued)

Note 9 - Notes Payable (Continued)

(A) The notes were convertible into shares of the Company's common stock at prices that range from $.10 to $.20 per share. The Company issued notes in the principal amount of $78,500 and $127,481 in the years ended November 30, 2004 and 2003, respectively. In addition, the Company issued a total of 18,644,812 warrants to purchase common stock exercisable at $.10 per share to the lenders on the respective dates of the issuances of the notes including 1,209,812 and 2,116,250 in the years ended November 30, 2004 and 2003, respectively. These warrants may only be exercised if the note is converted. The Company initially increased additional paid-in capital by $127,236 in 2002, based on the estimated fair values of the warrants (the fair market values of warrants issued in 2003 and 2004 were not material) and reduced the carrying value of the convertible promissory notes payable by the same amount for the debt discount attributable to the fair value of the warrants. In addition, after the initial allocation of the loan proceeds to the relative fair values of the warrants and the notes in 2002, the fair value of the Company's common stock exceeded the effective conversion price of certain notes on their respective dates of issuance. Such excess, which represents beneficial conversion rights, totaled $39,837, which the Company recorded by increasing both debt discount and additional paid-in capital by that amount. The debt discount attributable to the warrants and the beneficial conversion rights was being amortized to interest expense over the term of the convertible notes. During 2004, notes with a carrying value of $224,376 ($205,981 of principal and $18,395 of accrued interest) were converted into 1,874,691 shares of common stock. During 2003, notes with a carrying value of $769,800 ($678,000 of principal and $91,800 of accrued interest) were converted into 5,143,332 shares of common stock.

(B) These notes are convertible into shares of the Company's common stock at prices that range from $.10 to $.20 per share. During 2004, notes with a carrying value of $370,029 ($294,000 of principal and $76,029 of accrued interest) were converted into 2,009,692 shares of common stock. During 2003, $181,937 ($157,000 of principal and $24,937 of accrued interest) were converted into 1,426,215 shares of common stock.

(C) This advance from a related party was converted in January 2004 into a convertible promissory note bearing interest at 10% that is included with the other outstanding convertible notes at November 30, 2004.

(D) The Company is obliged to register for resale under the Securities Act of 1933 all of the shares issued upon conversion of these notes and the exercise of warrants issued in connection with these notes.

Interest expense of $85,950 and $175,209 and amortization of debt discount of $60,368 and $251,351 were attributable to notes payable to related parties in the fiscal years ended November 30, 2004 and 2003, respectively.

The maturities of notes payable in years subsequent to November 30, 2004 are as follows:

Year Ending November 30	Amount

2005	$400,000
2006	25,000

Total	$425,000

-F 16-

___________________________________________________________________________

MULTICELL TECHNOLOGIES, INC. and Subsidiaries

Notes to Consolidated Financial Statements
For the Years Ended November 30, 2004 and 2003 (Continued)

Note 10 - Warrants

During the year ended November 30, 2003 an investor, who is also a director of a subsidiary of the Company, assisted the Company by finding a group of investors that purchased 10% convertible notes from the Company in the principal amount of $78,500 and, as a result, obtained the right to purchase a 10% convertible note from the Company in an equivalent principal amount under the same terms at anytime for one year following the receipt of the group's investment. On February 20, 2004, the investor exercised that right, and the Company received proceeds of $78,500 from the sale of the 10% convertible note, which would have required the payment of principal and interest in February 2007. Immediately upon issuance, the consultant exercised his right to convert the principal amount of the note into 785,000 shares of the Company's common stock at the stated conversion price of $0.10 per share. Pursuant to the agreement, the investor also received warrants to purchase 785,000 shares of the Company's common stock, which are exercisable at $.10 per share at anytime through February 2014.

In addition to the warrants to purchase 785,000 shares of the Company's common stock exercisable at $.10 per shares issued to the investor and warrants issued in connection with notes payable issued in the year ended November 30, 2004 described above, the Company issued warrants to purchase 696,667 shares of common stock for financial consulting services rendered at exercise prices ranging from $.06 to $.12 per share, warrants to purchase 5,000,000 shares of common stock in connection with the sale of convertible preferred stock and warrants to purchase 800,000 shares of common stock to the placement agent for the sale of the preferred stock during the year ended November 30, 2004. The warrants issued to the consultants will expire from January 2008 to January 2013. The Company recognized consulting fee expense of $ 402,437 for the fair value of the warrants determined using the Black-Scholes option pricing model. The warrants issued in connection with the sale of preferred stock will expire in July 2007. These warrants are exercisable at the lowest of (i) the average of the ten closing prices of the common stock on the OTC Bulletin Board during the 10 trading days immediately preceding the exercise date, or (ii) $.20 per share which was the closing price of the common stock on July 13, 2004, the date of issuance of the warrants.

During the year ended November 30, 2004, 1,130,000 warrants were exercised at $.10 per share. As of November 30, 2004, warrants to purchase 26,342,729 shares of common stock were outstanding and exercisable at $.06 to $.20 per share.

Note 11 - Preferred Stock

The Company's Board of Directors has the authority, without further action by the stockholders, to issue up to 2,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions of these shares of preferred stock. The Board of Directors has designated 20,000 shares as Series I convertible preferred stock. On July 13, 2004, the Company completed a private placement of Series I convertible preferred stock. A total of 20,000 shares were sold to accredited investors at a price of $100 per share. The Series I shares are convertible at any time into common stock at 80% of the average trading price of the lowest three inter-day trading prices of the common stock for the ten days preceding the conversion date, but at an exercise price of no more than $.20 per share and no less than $.05 per share. The conversion of the Series I preferred stock is limited to 9.99% of the Company's common stock outstanding on the date of conversion. The Series I preferred stock does not have voting rights. The purchasers also received warrants to acquire up to 5,000,000 shares of the Company's common stock. The terms associated with the warrants are described in Note 10. In the event of any dissolution or winding up of the Company, whether voluntary or involuntary, holders of each outstanding share of Series I convertible preferred stock shall be entitled to be paid first out of the assets of the Company available for distribution to stockholders, an amount equal to $100 per share of Series I preferred stock held. After such payment has been made in full, such holders of Series I convertible preferred stock shall be entitled to no further participation in the distribution of the assets of the Company.

Proceeds to the Company were $1,714,149, net of $285,851 of issuance costs, of which $902,388 was assigned to the 5,000,000 warrants, utilizing the Black-Scholes option pricing model. The terms associated with the warrants are described in Note 10. In connection with the issuance of the Series I convertible preferred stock and warrants, the Company recorded 1,721,144 related to the beneficial conversion feature on the Series I preferred stock as a deemed dividend, which increased additional paid- in-capital. The preferred stock issued included a beneficial conversion feature because the effective conversion price of the Series I preferred stock was less than the fair value of the common stock on the date of issuance. The deemed dividend of $1,721,144 increased the loss applicable to common stockholders in the calculation of basic loss per common share.

During the fiscal year, 2,000 shares of preferred stock were converted into 1,222,222 shares of common stock.

-F 17-

___________________________________________________________________________

MULTICELL TECHNOLOGIES, INC. and Subsidiaries

Notes to Consolidated Financial Statements
For the Years Ended November 30, 2004 and 2003 (Continued)

Note 12 - Common Stock Reserved for Future Issuance

At November 30, 2004 and 2003, the Company had reserved 48,211,056 and 35,385,430 shares of common stock, respectively, for potential future issuances upon exercise of outstanding warrants and options, and conversion of convertible notes payable outstanding as follows:

	November 30, 2004	November 30, 2003

Warrants (Note 10)	26,342,729	21,622,917
Stock options (Note 13)	7,503,000	8,198,334
Preferred stock (Note 11)	12,198,660	0
Convertible notes (Note 9)	2,166,667	5,564,179

Total	48,211,056	35,385,430

At November 30, 2004, warrants to purchase 2,166,667 shares will become exercisable when related convertible notes payable are converted. All of the other warrants are exercisable in whole or in part, at any time and from time to time on or before the expiration date. These warrants are or will be exercisable at $.06 to $.20 per share and expire at various dates from November 2005 through 2014.

Note 13 - Stock Compensation Plans

2000 Stock Incentive Plan: Effective February 15, 2000, the Company adopted a 2000 Stock Incentive Plan and a 2000 Employee Benefit Plan which authorizes the granting of shares and options to employees, outside directors, consultants, and vendors. The 2000 Stock Incentive Plan and 2000 Employee Benefit Plan were approved by shareholders at the May 2000 annual meeting. Under the Plans, awards are made in the form of restricted shares or options, which may constitute incentive stock options ("ISO") or nonstatutory stock options ("NSO"). Only employees of the Company are eligible for the grant of incentive stock options. The total number of options and restricted shares that could have been awarded under the 2000 Stock Incentive Plan initially was 5,000,000. As of the first day of each calendar year commencing January 1, 2001, this total will automatically increase by 2% of the total number of common shares then outstanding or 500,000 shares, whichever is less. The option price, number of shares, grant date, and vesting period are determined at the discretion of the Company's Board of Directors. The exercise price of each ISO granted under the plan must equal 100% of the market price of the Company's stock on the date of grant. The exercise price of each NSO grant under the plan cannot be less than 85% of the market price of the Company's stock on the date of grant. An option's maximum term is 10 years. As of November 30, 2004, the total number of options that were authorized for issuance under the 2000 Stock Incentive Plan had increased from 5,000,000 shares to 7,000,000. However, the Company has issued more options than were authorized under the 2000 Stock Incentive Plan. This was necessary to provide an incentive to key employees to stay with the Company or one of its subsidiaries. The Company obtained stockholders' approval for an increase in the number of options authorized for issuance at its stockholders' meeting.

2000 Employee Benefit Plan: On July 3, 2000, the Company filed with the Securities and Exchange Commission an S-8 registration statement (the "Registration Statement") in respect of its 2000 Employee Benefit Plan to register 35,000,000 shares of the Company's common stock issuable under the plan. One or more Performance Awards may be granted under the plan to any eligible person providing services to or for the Company. The value of such awards may be linked to the market value, book value or other measure of the value of the common stock or other specific performance criteria determined appropriate by the Board of Directors or the Compensation Committee (the "Committee"). The Board or the Committee may approve stock payments to eligible persons who elect to receive such payments in the manner determined by the Board or the Committee. The total number of shares that can be awarded under the 2000 Employee Benefit Plan is 35,000,000.

Prior to 2000, the Company had issued options with terms of up to 10 years and exercise prices of $.10 per share (the fair market value at the respective dates of grant) to various employees, officers and directors of the Company in return for various services rendered to the Company. None of these options remained outstanding at November 30, 2004 and 2003. Changes during the years ended November 30, 2004 and 2003 in stock options outstanding with respect to the 2000 plans for the Company were as follows:

-F 18-

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MULTICELL TECHNOLOGIES, INC. and Subsidiaries

Notes to Consolidated Financial Statements
For the Years Ended November 30, 2004 and 2003 (Continued)

Note 13 - Stock Compensation Plans (Continued)

	2004		2003

	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price

Options outstanding at beginning of year	8,198,334	$0.10	9,555,000	$0.12
Granted	500,000	$0.61	2,350,000	$0.09
Forfeited	(3,083,334)	$0.10	(1,263,500)	$0.12
Exercised	(512,000)	$0.20	(2,443,166)	$0.11

Options outstanding at end of year	5,103,000	$0.14	8,198,334	$0.11

Options exercisable at end of year	3,216,889		5,768,890

The following table summarizes information about stock options outstanding for the 2000 plans at November 30, 2004, all of which are at fixed prices:

Range of Exercise Prices	Number Outstanding At 11/30/04	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable At 11/30/04

$.06 - $.08	3,413,000	2.45 yrs	0.08	2,054,668
$.115 - $.20	1,190,000	1.31 yrs	0.13	1,037,222
$.51 - $.70	500,000	2.17 yrs	0.61	125,000

	5,103,000			3,216,890

2004 Equity Incentive Plan: Effective June 16, 2004, the Company adopted an equity incentive plan, which authorizes the granting of stock awards to employees, directors, and consultants. The purpose of the plan is to provide a means by which eligible recipients of stock awards may be given the opportunity to benefit from increases in the value of the common stock through granting of incentive stock options, nonstatutory stock options, stock purchase awards, stock bonus awards, stock appreciation rights, stock unit awards and other stock awards. The shares of common stock may be issued pursuant to stock awards shall not exceed in the aggregate 15,000,000 shares of common stock plus an annual increase to be added of the first day of each Company fiscal year, beginning in 2005 and ending in (and including) 2013, equal to the lesser of the following amounts: (a) 15% of the Company's outstanding shares of common stock on the day preceding the first day of such fiscal year; (b) 25,000,000 shares of common stock; or (c) an amount determined by the Board. Incentive stock options may be granted only to employees. The exercise price of each ISO granted under the plan must equal 100% of the market price of the Company's stock on the date of the grant. A 10% stockholder shall not be granted an incentive stock option unless the exercise price of such option is at least 110% of the fair market value of the common stock on the date of the grants and the option is not exercisable after the expiration of five years from the date of the grant. The Board, in its discretion, shall determine the exercise price of each non-statutory stock option. An option's maximum term is 10 years.

Changes during the year ended November 30, 2004 in stock options outstanding with respect to the 2004 plan for the Company were as follows:

-F 19-

___________________________________________________________________________

MULTICELL TECHNOLOGIES, INC. and Subsidiaries

Notes to Consolidated Financial Statements
For the Years Ended November 30, 2004 and 2003 (Continued)

Note 13 - Stock Compensation Plans (Continued)

	Shares	Weighted Average Exercise Price

Options outstanding at beginning of year	0	$0.00
Granted	2,400,000	$0.26
Expired	0	$0.00
Exercised	0	$0.00

Options exercisable at end of year	2,400,000	$0.26

The following table summarizes information about stock options outstanding for the 2004 plan at November 30, 2004, all of which are at fixed prices:

Range Of Exercise Prices	Number Outstanding At 11/30/2004	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable At 11/30/2004

$0.21 - $0.50	2,400,000	4.79 yrs.	$0.26	212,500

SFAS 123 provides for the use of a fair value based method of accounting for stock-based compensation. However, SFAS 123 allows an entity to continue to measure compensation cost related to stock and stock options issued to employees using the intrinsic value method of accounting prescribed by APB 25. Entities electing to continue to use the intrinsic value method must make pro forma disclosures of net income or loss and earnings or loss per share as if a fair value method of accounting had been applied. In accordance with SFAS 123 and Statement of Financial Accounting Standards No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure." The Company and Xenogenics, its subsidiary (see Note 14), have elected to continue to account for their stock options issued to employees under APB 25. Since the exercise price of all of the options granted by the Company and its subsidiary to their employees has been equal to or greater than fair value, the Company has not recognized any earned or unearned compensation cost in its consolidated financial statements in connection with those options. The Company's historical net loss and basic net loss per share, and pro forma net loss and basic net loss per share, for the years ended November 30, 2004 and 2003 assuming compensation cost had been determined based on the fair value of all options at the respective dates of grant using a pricing model consistent with the provisions of SFAS 123 are set forth below:

	2004	2003

Net loss applicable to common stockholders as reported	$(3,460,140)	$(1,984,053)
Stock-based employee compensation expense assuming a fair value based method has been used for all awards	148,230	248,082

Net loss - pro forma	$(3,608,370)	$(2,232,135)

Basic loss per share as reported	$(.03)	$(.02)

Basic loss per share - pro forma under SFAS 123	$(.03)	$(.02)

The fair value of each option granted by the Company was estimated on the date of grant using the Black-Scholes option pricing model, as permitted by SFAS 123, with the following weighted-average assumptions used for the years ended November 30, 2004 and 2003 as follows:

	2004	2003

Dividend yield	0%	0%
Expected volatility	135%	84%
Risk-free interest rate	2.9%	2.9%
Expected lives	5.0 years	3.0 years

-F 20-

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MULTICELL TECHNOLOGIES, INC. and Subsidiaries

Notes to Consolidated Financial Statements
For the Years Ended November 30, 2004 and 2003 (Continued)

Note 13 - Stock Compensation Plans (Continued)

In December 2004, the Financial Accounting Standards Board (the "FASB") issued statement of Financial Accounting Standards No.123(R)("SFAS 123R), "Share Based Payment", which amends SFAS 123 and will be effective for public companies that are small business filers for annual periods beginning after December 15, 2005. The new standard will require us to expense employee stock options and other share-based payments. The FASB believes the use of a binomial lattice model for option valuation is capable of more fully reflecting certain characteristics of employee share options compared to the Black-Scholes options pricing model. The new standard may be adopted in one of three ways - the modified prospective transition method, a variation of the modified prospective transition method or the modified retrospective transition method. We are currently evaluating how we will adopt the standard and evaluating the effect that the adoption of SFAS 123(R) will have on our financial position and results of operations.

Note 14- Xenogenics Subsidiary and Minority Interest

As of November 30, 2004 and 2003, the Company owned 56.4% of the 2,659,004 outstanding common shares of Xenogenics, one of its subsidiaries.

Xenogenics had options to acquire 211,556 shares at $1.00 per share outstanding as of November 30, 2004 and 2003. The options had a weighted average contractual life of 2.5 years as of November 30, 2004.

Note 15- Subsequent Events

On February 10, 2005 the Company completed a private placement offering. Pursuant to subscription agreements, originally signed on January 29, 2005 and subsequently amended on February 10, 2005, with 11 accredited investors, the Company received an aggregate of $4,000,000 and issued an aggregate of 26,666,668 shares of common stock; three year warrants to purchase an aggregate of 18,000,000 shares of stock at $.20 per share; and three year warrants to purchase an aggregate of 8,000,000 shares of common stock at $.30 per share, pursuant to Regulation D of the Securities Act of 1933, as amended. In connection with the offering, the Company entered into a registration rights agreement with the investors and agreed to file a registration statement for the resale of the common stock and the shares issuable upon exercise of the warrants within 90 days of the date of the agreement. Pursuant to the terms of the registration rights agreement, the Company is required to have the registration statement declared effective by the Securities and Exchange Commission within 150 days from the date of filing. Effective February 10, 2005 in conjunction with this offering the Company entered into a series of standstill agreements, originally signed on January 29, 2005 and subsequently amended on February 10, 2005, with 27 of its security holders, including seven members of the Board of Directors, wherein the security holders have agreed not to exercise an aggregate of 25,635,500 options and warrants to purchase shares of common stock, until such time as the Company has obtained stockholder approval to amend its certificate of incorporation to provide for additional authorized shares of common stock.

The Company also entered into an agreement on January 29, 2005, subject to the completion of the private placement described above, with Anthony J. Cataldo to serve as the Company's non-executive Co-Chairman of the Board and to provide consulting services in the field of fundraising on behalf of the Company. The agreement is for a term of three years and provides for Mr. Cataldo to receive a non-statutory stock option to purchase 250,000 shares of the Company's common stock at an exercise price of $.28 per share. Additionally, Mr. Cataldo will receive a monthly cash consulting fee of $15,000 and a one-time cash payment of $150,000 as compensation for services performed in connection with capital fundraising by the Company. The Company has agreed to grant Mr. Cataldo a warrant to purchase 10 million shares of the Company's common stock at an exercise price of $.28 per share. Five million shares become exercisable in equal monthly installments over three years, or earlier in the event the remaining five million become exercisable as set forth below. Upon the closing of a round of equity financing that has been arranged by Mr. Cataldo with investors that were first introduced to the Company by Mr. Cataldo, equal to at least ten million dollars ($10,000,000) on terms acceptable to the Board, five million (5,000,000) shares subject to the warrant shall become exercisable thirty (30) days after the closing date of such round of financing.

-F 21-

___________________________________________________________________________

MULTICELL TECHNOLOGIES, INC. and Subsidiaries

Notes to Consolidated Financial Statements
For the Years Ended November 30, 2004 and 2003 (Continued)

Note 15- Subsequent Events (Continued)

As of February 1, 2005, subject to the completion of the private placement described above, the Company entered into an agreement with Stephen Chang, Ph. D. to serve as the Company's President. The agreement provides that Dr. Chang will be employed at will by the Company, however in the event that the Company terminates the agreement without cause or Dr. Chang terminates the agreement for good reason, as set forth in the agreement, Dr. Chang will be entitled to receive severance pay in the form of 6 months compensation. The agreement further provides that Dr. Chang will receive $15,000 per month comprised of $10,000 in cash and $5,000 per month in shares of the Company's common stock issued under the 2004 Equity Incentive Plan (the "Plan"), calculated at the fair market value on the date of grant on a quarterly basis. The agreement also provides for Dr. Chang to receive incentive stock options to purchase 5,000,000 shares of the Company's common stock at an exercise price of $.28 per share (the" Option"), the fair market value of the Company's common stock on date of grant, under the Company's Plan. Subject to the terms of the Plan, the Option will be exercisable for a period of five years and vest monthly over a three year term as of the effective date of the agreement in equal increments.

-F 22-

___________________________________________________________________________

MULTICELL TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	February 28, 2005	November 30, 2004
	(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$5,273,405	$1,311,879
Accounts and royalties receivable	106,897	94,518
Current portion of notes receivable	0	595,000
Other current assets	128,292	35,143

Total current assets	5,508,594	2,036,540

Equipment and improvements, net	101,080	106,078
License agreement, net of accumulated amortization of $457,994 and $424,886	1,975,399	2,008,507
Other assets	98,142	98,142

Total Assets	$7,683,215	$4,249,267

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$739,643	$478,310
Current portion of related party notes payable	400,000	400,000
Current portion of deferred income	119,486	119,486
Other current liabilities	140,822	130,959

Total current liabilities	1,399,951	1,128,755

Non-current liabilities:
Notes payable, net of current portion	0	25,000
Deferred income, net of current portion	565,861	595,733
Other liabilities	0	4,733

Total non-current liabilities	565,861	625,466

Total liabilities	1,965,812	1,754,221

Minority interest	139,166	142,788

Commitments and contingencies

Stockholders' equity:
Preferred stock, $.01par value: 1,000,0000 shares authorized, 15,000 and 18,000 shares designated as Series I Convertible Preferred issued and outstanding, liquidation value $100 per share	150	180
Common stock, $.01 par value: 200,000,000 shares authorized, 156,040,914 and 125,483,441 shares issued and outstanding	1,560,407	1,254,832
Additional paid-in capital	26,821,780	21,784,368
Deferred compensation costs	(1,435,366)	0
Accumulated deficit	(21,368,734)	(20,687,122)

Total stockholders' equity	5,578,237	2,352,258

Total Liabilities and Stockholders' Equity	$7,683,215	$4,249,267

See accompanying notes to condensed consolidated financial statements.

-F 23-

___________________________________________________________________________

MULTICELL TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
For the Three Months Ended February 28, 2005 and February 29, 2004

	2005	2004

Revenue	$41,822	$181,874

Operating expenses:
Selling, general and administrative	576,332	568,439
Research and development	115,819	224,298
Depreciation and amortization	40,000	40,776

Total operating expenses	732,151	833,513

Operating loss	(690,329)	(651,639)

Other income (expense):
Interest expense	(10,130)	(22,513)
Amortization of discount on notes payable	0	(13,555)
Interest income	10,225	19,433
Amortization of discount on notes receivable	5,000	7,500
Minority interest in net loss of subsidiary	3,622	0

Total other income (expense)	8,717	(9,135)

Net loss	$(681,612)	$(660,774)

Basic and diluted net loss per share	$(0.01)	$(0.01)

Weighted average number of common shares outstanding	135,626,130	118,635,742

See accompanying notes to condensed consolidated financial statements.

-F 24-

___________________________________________________________________________

MULTICELL TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
For the Three Months Ended February 28, 2005 and February 29, 2004

	2005	2004

Cash flows from operating activities:
Net loss	$(681,612)	$(660,774)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization	40,000	40,776
Amortization of discount on notes receivable	(5,000)	(7,500)
Amortization of discount on notes payable	0	13,555
Amortization of deferred compensation	41,010	24,916
Common stock issued for services	70,529	18,530
Warrants issued for services	20,740	413,300
Options issued for services	41,369	0
Minority interest in net loss of subsidiary	(3,622)	0

Changes in operating assets and liabilities:
Accounts and royalties receivable	(12,379)	1,589
Other current assets	(30,928)	180
Accounts payable and accrued expenses	261,333	(96,320)
Other current liabilities	9,863	(24,071)
Deferred income	(29,872)	(176,299)
Other liabilities	268	(16,692)

Net cash used in operating activities	(278,301)	(468,810)

Cash flows from investing activities:
Purchase of equipment	(1,894)	(4,279)
Principal payments on notes receivable	600,000	0

Net cash provided by (used in) investing activities	598,106	(4,279)

Cash flows from financing activities:
Proceeds from issuance of common stock, net	3,441,721	0
Proceeds from notes payable	0	78,500
Payments of notes payable	0	(125,000)
Proceeds from exercised warrants	200,000	94,360

Net cash provided by financing activities	3,641,721	47,860

Net increase (decrease) in cash and cash equivalents	3,961,526	(425,229)
Cash and cash equivalents, beginning of period	1,311,879	1,058,960

Cash and cash equivalents, end of period	$5,273,405	$633,731

See accompanying notes to condensed consolidated financial statements.

-F 25-

___________________________________________________________________________

MULTICELL TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED) CONT.
For the Three Months Ended February 28, 2005 and February 29, 2004

	2005	2004

Non-cash Transactions:
Deferred compensation arising from issuance of warrants to a consultant	$1,476,376
Conversion of convertible notes payable into common stock	$30,000	$320,404

See accompanying notes to condensed consolidated financial statements.

-F 26-

___________________________________________________________________________

MULTICELL TECHNOLOGIES, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements and related notes of MultiCell Technologies, Inc. (formerly Exten Industries, Inc. prior to April 1, 2004) and its subsidiaries (the "Company") have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC") for interim financial statements. Accordingly, they do not include all of the information and notes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments consisting of normal recurring adjustments considered necessary for a fair presentation have been included. It is suggested that these condensed consolidated financial statements be read in conjunction with the audited consolidated financial statements and notes thereto (the "Audited Financial Statements") also included in this prospectus. The results of operations for the three month period ended February 28, 2005 are not necessarily indicative of the operating results anticipated for the fiscal year ending November 30, 2005.

REVENUE RECOGNITION

The Company's revenues have been generated primarily from contractual research activities and royalties on the license for the sale of cells through its sale and distribution agreement with XenoTech LLC ("XenoTech") (see Note 6 in the Audited Financial Statements). Management believes such sources of revenue will be part of the Company's ongoing operations. The Company applies the guidance provided by SEC Staff Accounting Bulletin Topic 13, "Revenue Recognition" ("Topic 13"). Under the provisions of Topic 13, the Company recognizes revenue from commercial and government research agreements as services are performed, provided a contractual arrangement exists, the contract price is fixed or determinable and the collection of the contracted amounts is reasonably assured. In situations where the Company receives payment in advance of the performance of services, such amounts are deferred and recognized as revenue as the related services are performed. Deferred revenues associated with services expected to be performed within the 12 - month period subsequent to the balance sheet date are classified as a current liability. Deferred revenues associated with services expected to be performed at a later date are classified as non-current liabilities.

The Company did not recognize revenue based on the $2.1 million minimum royalty amount for the current fiscal year, as the agreement requires such minimums to be paid by XenoTech as a condition of their exclusivity. As XenoTech could elect not to pay this amount and thereby lose exclusivity, the Company has not recognized revenues based on the minimum royalties. To date XenoTech's revenues have not approached the level required to meet the minimum royalty payments as defined in the agreement. It is the Company's belief that the collectibility of such minimum amount is not reasonably assured. As a result, the Company has only recognized royalties based on the XenoTech's actual sales for the period.

2. SUPPLEMENTAL CASH FLOW INFORMATION

Cash paid for interest totaled $10,130 and $22,514 for the three month period ended February 28, 2005 and February 29, 2004, respectively.

3. NOTES PAYABLE

Notes payable as of November 30, 2004 of $425,000 was comprised of two convertible notes payable to related parties with interest at 10%, due on varying dates in 2004 and 2005.

-F 27-

___________________________________________________________________________

MULTICELL TECHNOLOGIES, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

3. NOTES PAYABLE (Continued)

During the three months ended February 28, 2005, one of the convertible notes (see Note 9 in the Audited Financial Statements) with a principal balance of $25,000 plus accrued interest of $5,000 was converted into 200,000 shares of the Company's common stock at a conversion price of $.15 per share.

As of February 28, 2005, the Company had reserved 2,704,110 shares of common stock for issuance upon conversion of the remaining related party note payable with a carrying value of $400,000 and accrued interest of $140,822 at a conversion price of $.20 per share.

4. PREFERRED STOCK

The Company's Board of Directors has the authority, without further action by the stockholders, to issue up to 1,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions of these shares of preferred stock. The Board of Directors has designated 20,000 shares as Series I convertible preferred stock. On July 13, 2004, the Company completed a private placement of Series I convertible preferred stock. A total of 20,000 shares were sold to accredited investors at a price of $100 per share. The Series I shares are convertible at any time into common stock at 80% of the average trading price of the lowest three inter-day trading prices of the common stock for the ten days preceding the conversion date, but at an exercise price of no more than $.20 per share and no less than $.05 per share. The conversion of the Series I preferred stock is limited to 9.99% of the Company's common stock outstanding on the date of conversion. The Series I preferred stock does not have voting rights. The purchaser also received warrants to acquire up to 5,000,000 shares of the Company's common stock. The terms associated with the warrants are described in Note 6 herein. In the event of any dissolution or winding up of the Company, whether voluntary or involuntary, holders of each outstanding share of Series I preferred stock shall be entitled to be paid first out of the assets of the Company available for distribution to stockholders, an amount equal to $100 per share of Series I convertible preferred stock held. After such payment has been made in full, such holders of Series I convertible preferred stock shall be entitled to no further participation in the distribution of the assets of the Company.

During the quarter ended February 28, 2005, the preferred stockholders converted 3,000 preferred shares into 1,500,000 shares of common stock at a conversion price of $.20 per share and as a result, the par value of the preferred stock was reduced by $30, the par value of the common stock was increased by $15,000 and additional paid -in-capital was decreased by $14,970. As of February 28, 2005, the Company had reserved 7,500,000 shares of common stock for issuance upon the conversion of preferred shares.

5. COMMON STOCK, STOCK OPTIONS AND LOSS PER SHARE

On February 10, 2005, the Company completed a private placement offering. Pursuant to subscription agreements, originally signed on January 29, 2005 and subsequently amended on February 10, 2005, with 11 accredited investors, the Company received an aggregate of $4,000,000 and issued an aggregate of 26,666,668 shares of common stock; three year warrants to purchase an aggregate of 18,000,000 shares of common stock at $.20 per share and three year warrants to purchase an aggregate of 8,000,000 shares of common stock at $.30 per share, pursuant to Regulation D of the Securities Act of 1933, as amended. After deducting issuance costs of $558,279, the Company received net proceeds of $3,441,721. In connection with the offering, the Company entered into a registration rights agreement with the investors and agreed file a registration statement for the resale of the common stock and the shares issuable upon exercise of the warrants within 90 days of the date of the agreement. Pursuant to the terms of the registration rights agreement, the Company is required to have the registration statement declared effective by the Securities and Exchange Commission within 150 days from the date of filing. Effective February 10, 2005, in conjunction with this offering, the Company entered into a series of standstill agreements, originally signed on January 29, 2005 and subsequently amended on February 10, 2005, with 27 of its security holders, including seven members of the Board of Directors, wherein the security holders have agreed not to exercise an aggregate of 25,635,500 options and warrants to purchase shares of common stock, until such time as the Company has obtained stockholder approval to amend its certificate of incorporation to provide for additional authorized shares of common stock.

-F 28-

___________________________________________________________________________

MULTICELL TECHNOLOGIES, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

5. COMMON STOCK, STOCK OPTIONS AND LOSS PER SHARE (Continued)

During the three months ended February 28, 2005, the Company issued 440,805 shares of common stock for directors and professional fees totaling $70,529 which was charged to selling, general and administrative expenses based on the market value of the shares at the date of issuance.

During the three months ended February 28, 2005, the Company granted options to purchase 5,200,000 shares of common stock to two officers at $.16 and $.28 per share which was the fair market value at the date of grant. The Company also granted options to purchase 50,000 shares of common stock to a consultant at exercise prices ranging from $.16 to $ .28 per share. The Company also granted options to purchase 250,000 shares of common stock to a new member of the Company's Board of Directors, who is also a consultant at an exercise price of $.28 per share. The Company recorded aggregate charges of $41,369 to selling, general and administrative expenses during the three months ended February 28, 2005 based on the fair value of the shares issued to the consultant and the Board member as determined by the Black- Scholes option pricing model.

Changes during the three months ended February 28, 2005 in stock options outstanding for the Company were as follows:

Options outstanding at November 30, 2004	7,503,000
Granted	5,500,000

Options outstanding at February 28, 2005	13,003,000

The Company accounts for stock options granted to employees based on their intrinsic values under the recognition and measurement principles of APB Opinion No. 25, "Accounting for Stock Issued to Employees, and Related Interpretations", and has adopted the disclosure-only provisions of Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation", and the provisions of Statement of Financial Accounting Standards No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure-an Amendment of FASB Statement No. 123" (see Note 13 in the Audited Financial Statements). Since the exercise price of the options granted by the Company and its subsidiary to their employees has been equal to or greater than fair value, the Company has not recognized any earned or unearned compensation cost in its consolidated financial statements in connection with those options. The Company's historical net loss, basic and diluted net loss per share, pro forma net loss and basic and diluted net loss per share for the three months ended February 28, 2005 and February 29, 2004 assuming compensation cost has been determined based on the fair value of all options at the respective dates of grant using a pricing model consistent with the provisions of SFAS 123 and amortized over the vesting period are set forth below:

	Three Months Ended

	February 28, 2005	February 29, 2004

Net loss applicable to common stockholders - as reported	$(681,612)	$(660,774)

Deduct: stock-based employee compensation expense assuming a fair value based method has been used for all awards	(92,979)	(42,773)

Net loss - pro forma	$(774,591)	$(703,547)

Basic and diluted net loss per common share - as reported	$(0.01)	$(0.01)

Basic and diluted net loss per common share - pro forma	$(0.01)	$(0.01)

The fair value of each option granted by the Company for the pro forma computations above and each warrant issued by the Company for consulting services (see Note 6 herein) during the three months ended February 28, 2005 was determined using the Black-Scholes option pricing method with the following weighted average assumptions: dividend yield at 0%, expected volatility at 64%, risk-free interest rate of 2.91%, and expected lives of 5 years.

-F 29-

___________________________________________________________________________

MULTICELL TECHNOLOGIES, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

5. COMMON STOCK, STOCK OPTIONS AND LOSS PER SHARE (Continued)

As a result of amendments to SFAS 123, the Company will be required to expense the fair value of employee stock options over the vesting period beginning with its fiscal quarter ending March 1, 2007.

The Company incurred losses for the three months ended February 28, 2005 and February 29, 2004. The assumed effects on loss per share of the exercise of outstanding stock options and warrants and the conversion of convertible notes payable and convertible preferred stock were anti-dilutive and, accordingly, diluted per share amounts equal basic loss per common share amounts. The total number of common shares potentially issuable upon exercise or conversion excluded from the calculation of diluted loss per share was 84,349,839 and 35,349,083 for the three months ended February 28, 2005 and February 29, 2004 respectively.

6. WARRANTS

On December 7, 2004, the Board of Directors voted to approve the issuance of 550,000 three year warrants at an exercise price of $.01 per share to an investor relations firm for consulting services to be rendered over a twelve month period commencing December 1, 2004. The fair value of the warrants determined using the Black-Sholes option pricing model was $82,961. This amount has been included in deferred compensation costs will be recognized as a charge to expense over a twelve month period commencing December 1, 2004.

In addition, upon completion of the private placement of common stock and warrants described in Note 5 herein, the Company has agreed to grant Mr. Cataldo a warrant to purchase 10 million shares of the Company's common stock at an exercise price of $.28 per share. Five million shares become exercisable in equal monthly installments over three years, or earlier in the event the remaining five million become exercisable as set forth below. Upon the closing of a round of equity financing that has been arranged by Mr. Cataldo with investors that were first introduced to the Company by Mr. Cataldo, equal to at least ten million dollars ($10,000,000) on terms acceptable to the Board, five million (5,000,000) shares subject to the warrant shall become exercisable thirty (30) days after the closing date of such round of financing. Mr. Cataldo also received 250,000 stock options for joining the Company's board of directors at an exercise price of $.28 per share, the fair market value on the date of grant. The Company recognized deferred compensation of $1,476,376 for the fair value of the warrants determined using the Black-Sholes option pricing model. The compensation will be recognized as a charge to expense ratably over the three year contract period commencing February 1, 2005. During the three months ended February 28, 2005, a total of 36,550,000 warrants were issued at prices ranging from $.01 to $.30 and 1,750,000 warrants were exercised at prices ranging from $.10 to $.12 per share. As of February 28, 2005, warrants to purchase 61,142,729 shares of common stock were outstanding and exercisable at $.01 to $.30 per share.

7. GRANT INCOME

In July 2003 the Company was awarded a grant by the National Institutes of Health to improve the function of the cell line. The Company began the project in July, 2004. The total federal award amounted to $139,314. The project period expired on December 31, 2004. During the three months ended February 28, 2005, the Company received $36,256 under the grant and has accounted for this as an offset to research and development expenses for the period.

8. SUBSEQUENT EVENT

On April 6, 2005, the Company entered into a three year sublease agreement for new research and administrative facilities. Basic rental commitments under the sublease agreement are $94,724, $100,296 and $105,868, respectively. The sublease agreement also provides for an optional three year renewal period.

-F 30-

___________________________________________________________________________

You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

		Common Stock
__________________________________

TABLE OF CONTENTS

SUMMARY INFORMATION	5	_________________ PROSPECTUS _________________ Dated May , 2005
RISK FACTORS	6
FORWARD-LOOKING STATEMENTS	9
USE OF PROCEEDS	10
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	10
DESCRIPTION OF BUSINESS	11
DESCRIPTION OF PROPERTY	17
MANAGEMENT'S DISCUSSION AND ANALYSIS	18
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSON	23
EXECUTIVE COMPENSATION	24
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	27
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	28
DESCRIPTION OF SECURITIES	28
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	29
PLAN OF DISTRIBUTION	30
SELLING STOCKHOLDERS	31
LEGAL PROCEEDINGS	34
EXPERTS	35
INTEREST OF NAMED EXPERTS AND COUNSEL	35
AVAILABLE INFORMATION	35
INDEX TO FINANCIAL STATEMENTS	36
EXHIBITS	74

___________________________________________________________________________

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our amended certificate of incorporation contains provisions permitted under Delaware law relating to the liability of directors. These provisions eliminate a director's personal liability for monetary damages resulting from a breach of fiduciary duty, except in circumstances involving wrongful acts, such as:

•	any breach of the director's duty of loyalty;
•	acts or omissions which involve a lack of good faith, intentional misconduct or a knowing violation of the law;
•	payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law; or
•	any transaction from which the director derives an improper personal benefit.

These provisions do not limit or eliminate our rights or any stockholder's rights to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of director's fiduciary duty. These provisions will not alter a director's liability under federal securities laws.

As permitted by Section 145 of the Delaware General Corporation Law, our amended and restated bylaws require us to indemnify our directors and executive officers to the fullest extent not prohibited by the Delaware law. We may limit the extent of such indemnification by individual contracts with our directors and executive officers. Further, we may decline to indemnify any director or executive officer in connection with any proceeding initiated by such person or any proceeding by such person against us or our directors, officers, employees or other agents, unless such indemnification is expressly required to be made by law or the proceeding was authorized by our Board of Directors. We have entered into indemnity agreements with each of our current directors and certain of our executive officers to give such directors and officers additional contractual assurances regarding the scope of the indemnification set forth in our amended certificate of incorporation and bylaws and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCES AND DISTRIBUTION

The following table sets forth the estimated expenses in connection with the offering described in this registration statement:

SEC registration fee	$622
Printing and engraving expenses	$1,000
Legal fees and expenses	$10,000
Accounting fees and expenses	$5,000
Miscellaneous	$1,000
Total	$17,622

___________________________________________________________________________

Item 26. Recent Sales of Unregistered Securities

During March, April, and May 2002, the Company issued six convertible promissory notes for a total of $110,000 with interest accruing at 10% per annum. The principal and interest are payable in 2005, three years after the inception of the notes. The lenders may convert the principal and any unpaid interest due into the Company's Common stock. The conversion price varies from $.10 to $.20 at maturity. Additionally, the Company issued 1,100,000 common stock warrants convertible at $.10 per share. These warrants have been valued at $.03 per warrant and the face value of the notes has been discounted by $33,300.

From August 2001 to February 2003, we borrowed an aggregate of $1,858,500 from 29 lenders who are accredited investors in order to finance the cash portion of the purchase price in the acquisition of MCT (the "Loan Transaction") and provide working capital. Except as noted below, each loan bears interest at the rate of 10% per annum and may be converted at any time prior to maturity at conversion rates ranging from $0.10 per share (if the conversion occurs within 12 months following issuance) to $0.20 per share (if the conversion occurs after 24 months following issuance). In addition, each lender received a warrant to purchase a number of shares of our common stock equal to ten (10) shares for each dollar ($1.00) loaned to us, with an exercise price equal to $0.10 per share (except as otherwise noted below). In connection with the Loan Transaction, we agreed in the warrant to register the resale of the shares issuable upon exercise of the warrant. The Company issued notes in the principal amount of $127,481 and $684,000 in the years ended November 30, 2003 and 2002, respectively. The Company issued a total of 17,435,000 warrants to purchase common stock exercisable at $.10 per share to the lenders on the respective dates of the issuances of the notes, including 2,116,250 and 5,170,000 in the years ended November 30, 2003 and 2002, respectively. These warrants may only be exercised if the note is converted. During 2003, $769,800 attributable to these notes ($678,000 of principal and $91,800 of accrued interest) was converted to 5,143,332 shares of common stock.

In October 2001, we issued a convertible promissory note to a director and then president of our subsidiary, Xenogenics, originally convertible into shares of the Company's common stock at $.07 per share. In addition, the Company issued 715,000 common stock warrants to the lender at the date of the issuance of the note that were exercisable at $.10 per share. During 2002, the note went into default and the lender and the Company reached an agreement whereby (i) the note would be converted into 714,286 shares of common stock at the original conversion price of $.07 per share, (ii) the 715,000 warrants granted in 2001 would be cancelled and (iii) upon conversion of the note, the lender would receive warrants to purchase 2,000,000 shares of common stock exercisable at $.10 per share and 500,000 shares of common stock exercisable at $.12 per share through 2005. During 2003, the principal balance of $50,000 was converted to 714,286 shares of common stock, the old warrants were cancelled and the new warrants were issued.

During June, July, and August 2002, the Company entered into seven convertible promissory notes for a total of $189,000 with interest accruing at 10% per annum. The principal and interest are payable in 2005, three years after the inception of the notes. The lenders may convert the principal and any unpaid interest due into the Company's common stock. The conversion price varies from$.10 to $.20 at maturity. Additionally, the Company issued 1,070,000 common stock warrants convertible at $.10 per share should the notes be converted. These warrants have been valued at $.03 per warrant and the face value of the notes has been discounted by $56,700.

During FY 2002, we issued 33 convertible notes in the aggregate principal amount of $547,500.  The notes are convertible into shares of our common stock at the following conversion rates: $.10, if converted during the first twelve (12) months after the date of the agreement; $.10, if converted during the first twelve (12) months after the date of the agreement; $.15, if converted after the twelfth (12th) and .20, if converted after the twenty-fourth (24th) month and prior to the maturity date.

During Fiscal Year 2002, the Company entered into 33 convertible promissory notes for a total of $547,500 with interest accruing at 10% per annum. The principal and interest are payable in 2005, three years after the inception of the notes. The lenders may convert the principal and any unpaid interest due into the Company's common stock. The conversion price varies from $.10 to $.20 per share. Additionally, the Company issued 5,170,000 common stock warrants convertible at $.10 per share. The Company initially increased additional paid-in capital by $127,236 based on the fair value of the warrants and reduced the carrying value of the convertible promissory notes payable by the same amount for the debt discount attributable to the fair value of the warrants. In addition, after the initial allocation of the loan proceeds to the relative fair value of the warrants and the notes in 2002, the fair value of the Company's common stock exceeded the effective conversion price of certain notes on their respective dates of issuance. Such excess, which represents beneficial conversion rights, totaled $39,837, which the Company recorded by increasing both the debt discount and additional paid-in capital by that amount. The debt discount attributable to the warrants and the beneficial conversion rights is being amortized to interest expense over the term of the convertible notes.

During December, January, and February 2003, the Company issued eight convertible promissory notes for total proceeds of $148,500 with interest accruing at 10% per annum. The principal and interest are payable in 2007 and 2008, five years after the inception of the notes. The lenders may convert the principal and any unpaid interest due into the Company's common stock. The conversion price varies from $.10 to $.20 at maturity. Additionally, the Company issued 1,485,000 common stock warrants convertible at $.10 per share and 981,500 common stock warrants convertible at $.08 per share should the notes be converted. These warrants have been valued at $.05 per warrant for those convertible at $.10 and at $.04 per warrant for those convertible at $.08. The Company initially increased additional paid-in capital by $34,296 in the three months ended February 28, 2003 based on the fair value of the warrants and reduced the carrying value of the convertible promissory notes payable by the same amount for the debt discount attributable to the fair value of the warrants which is being amortized to interest expense over the term of the convertible notes.

The Company issued warrants to purchase 696,667 shares of common stock for financial consulting services rendered at exercise prices ranging from $.06 to $.12 per share during the six months ended May 31, 2004. These warrants will expire from January 2008 to January 2013.

During fiscal year 2003, we issued thirteen convertible notes in the aggregate principal amount of $184,981.  The notes are convertible into shares of our common stock at the following conversion rates: $.10, if converted during the first twelve (12) months after the date of the related agreement; $.15, if converted after the twelfth (12th) and through the twenty-fourth (24th) month of the related agreement; and $.20, if converted after the twenty-fourth (24th) month of the related agreement and prior to the maturity date.

During Fiscal Year 2003, thirty-five Promissory Notes, with a carrying value of $945,500 in principal and $117,655 of interest were converted into 7,588,422 shares of Exten Common Stock. The notes were converted at $.07, $.10, $.15, and $.20 per share depending on the amount of time that the note was held by the creditor. Additionally, 2,443,166 incentive and non-qualified stock options were exercised by employees and directors generating $270,763 in cash for the Company.

During Fiscal Year 2003, the Company received a total of $184,981 from thirteen convertible promissory notes with interest accruing at 10% per annum. The principal and interest are payable from three to five years after the inception of the notes. The lenders may convert the principal and any unpaid interest due into the Company's common stock. The conversion price varies from $.10 to $.20 per share. Additionally, the Company issued 2,216,250 common stock warrants exercisable at $.10 per share should the notes be converted. The Company did not increase additional paid-in capital based on the fair value of the warrants or reduce the carrying value of the convertible promissory notes payable. At the time of issuance, the fair value of the warrants was $0.

During 2003, $181,937 attributable to convertible notes ($157,000 of principal and $24,937 of accrued interest) was converted to 1,426,215 shares of common stock.

During the year ended November 30, 2003 an investor, who is also a director of a subsidiary of the Company, assisted the Company by finding a group of investors that purchased 10% convertible notes from the Company in the principal amount of $78,500 and, as a result, obtained the right to purchase a 10% convertible note from the Company in an equivalent principal amount under the same terms at anytime for one year following the receipt of the group's investment. On February 20, 2004, the investor exercised that right, and the Company received proceeds of $78,500 from the sale of the 10% convertible note, which would have required the payment of principal and interest in February 2007. Immediately upon issuance, the consultant exercised his right to convert the principal amount of the note into 785,000 shares of the Company's common stock at the stated conversion price of $0.10 per share. Pursuant to the agreement, the investor also received warrants to purchase 785,000 shares of the Company's common stock, which are exercisable at $0.10 per share at anytime through February 2014.

During the three months ended February 29, 2004, other convertible with a principal balance totaling $211,000 plus accrued interest of $30,904 were converted to 1,534,058 shares of the Company's common stock at conversion prices ranging from $.10 to $.15 per share.

During the three months ended February 29, 2004, the Company issued warrants to purchase 696,667 shares of common stock for financial consulting services rendered at exercise prices ranging from $.06 to $.12 per share. The warrants will expire from January 2008 to January 2013. The Company recognized consulting fee expense of $413,300 for the fair value of the warrants determined using the Black-Scholes option pricing model. During the three months ended February 29, 2004, 870,000 warrants were exercised at prices ranging from $.10 to $.12 per share. As of February 29, 2004, warrants to purchase 22,234,584 shares of common stock were outstanding and exercisable.

On January 27, 2004, we issued three warrants to purchase an aggregate of 696,667 shares of common stock to three consultants for services rendered. The warrants had exercise prices ranging from $0.01 to $0.12 per share.

On February 9, 2004, we issued an aggregate of 1,534,058 shares of our common stock to seven note holders upon their conversion of notes with an aggregate outstanding principal of $211,000 and aggregate unpaid interest of $30,904. The conversion prices ranged from $0.10 to $0.15 per share

On February 20, 2004, the Company issued a convertible promissory note in the amount of $78,500 to one investor. The note bore interest at the rate of 10% per annum, with principal and interest due in February 2008. The investor immediately converted the note, pursuant to its terms, into 785,000 shares of the Company's common stock. In connection with the transaction, the Company issued to the investor a warrant to purchase 785,000 shares of common stock at a price of $0.10 per share.

In July 2004, we completed a $2 million financing through the sale of 20,000 shares of our Series I Convertible Preferred Stock (the "Series I Preferred Stock") at a purchase price of $100 per share to accredited investors. The financing was completed in a private placement with the Mercator Advisory Group and its related funds. Each share of our Series I Preferred Stock is convertible at any time into shares of our common stock at 80% of the average of the lowest three inter-day trading prices of our common stock during the ten consecutive trading days immediately preceding the conversion date, with a maximum conversion price of $0.20 per share and a minimum conversion price of $0.05 per share. As part of this financing, we issued three-year warrants to the Mercator Advisory Group and its related funds entitling them to purchase an aggregate of 5,000,000 shares of our common stock at the lower of $0.20 per share or the average of the ten closing prices of our common stock during the ten trading days immediately preceding the exercise date. The Series I Preferred Stock is non-voting, bears no dividend, and has a preference of priority in liquidation over common and prior or subsequent series of preferred stock, if any. In connection with the financing, we also paid $160,000 to Ascendiant Securities, LLC, as placement agent, and issued to Ascendiant Securities, LLC a three-year warrant to purchase up to 800,000 shares of our common stock at the lower of $0.20 per share or the average of the ten closing prices of our common stock during the ten trading days immediately preceding the exercise date.

On December 7, 2004, the Board of Directors approved the issuance of a three-year warrant to purchase 550,000 shares of our common stock at $.01 per share to an investor relations firm for consulting services to be rendered over a twelve month period commencing December 1, 2004. The warrant has not yet been issued, pending stockholder approval of the reverse stock split at the 2005 annual meeting of stockholders.

The Company entered into an agreement on January 29, 2005, subject to the completion of the 2005 private placement described above, with Anthony J. Cataldo to serve as the Company's non-executive Co-Chairman of the Board and to provide consulting services in the field of fundraising on behalf of the Company. Additionally, the Company has agreed to grant Mr. Cataldo a warrant to purchase 10 million shares of the Company's common stock at an exercise price of $.28 per share. Five million shares become exercisable in equal monthly installments over three years, or earlier in the event the remaining five million become exercisable as set forth below. Upon the closing of a round of equity financing that has been arranged by Mr. Cataldo with investors that were first introduced to the Company by Mr. Cataldo, equal to at least $10,000,000 on terms acceptable to the Board, five million shares subject to the warrant become exercisable thirty (30) days after the closing date of such round of financing. Mr. Cataldo also received 250,000 stock options for joining the Company's board of directors at an exercise price of $.28 per share, the fair market value on the date of grant. The warrant has not yet been issued, pending stockholder approval of the reverse stock split at the 2005 annual meeting of stockholders.

On February 10, 2005, the Company completed a private placement with accredited investors. Pursuant to subscription agreements, originally signed on January 29, 2005 and subsequently amended on February 10, 2005, with 11 accredited investors, the Company received an aggregate of $4,000,000 and issued an aggregate of 26,666,668 shares of common stock; three year warrants to purchase an aggregate of 18,000,000 shares of common stock at $.20 per share; and three year warrants to purchase an aggregate of 8,000,000 shares of common stock at $.30 per share. In connection with the offering, the Company entered into a registration rights agreement with the investors and agreed to file a registration statement for the resale of the common stock and the shares issuable upon exercise of the warrants within 90 days of the date of the agreement. Pursuant to the terms of the registration rights agreement, the Company is required to have the registration statement declared effective by the Securities and Exchange Commission within 150 days from the date of filing.

During the three months ended February 28, 2005, the Company issued an aggregate of 440,805 shares of common stock to eleven directors and consultants for services rendered, valued at the fair market value on the date of issuance.

During the three months ended February 28, 2005, the Company granted options to purchase 5,200,000 shares of common stock to two officers at $.16 and $.28 per share, which was the fair market value at the date of grant. The Company also granted options to purchase 50,000 shares of common stock to a consultant at exercise prices ranging from $.16 to $.28 per share.

___________________________________________________________________________

ITEM 27. EXHIBITS

Exhibit No.	Description of Exhibit
3.1**	Certificate of Incorporation, as filed on April 28, 1970.
3.2**	Certificate of Amendment, as filed on October 27, 1986.
3.3**	Certificate of Amendment, as filed on August 24, 1989.
3.4**	Certificate of Amendment, as filed on July 31, 1991.
3.5**	Certificate of Amendment, as filed on June 13, 2000.
3.6**	Certificate of Amendment, as filed August 14, 1991.
3.7**	Bylaws, as amended
4.1**	Specimen Stock Certificate.
4.2**	Certificate of Designations of Preferences and Rights of Series I Convertible Preferred Stock, as filed on July 13, 2004.(2)
4.3**

Standstill Agreement, dated as of February 11, 2005, between the Registrant and Mercator Momentum Fund, LP, Mercator Momentum Fund III, LP, Mercator Advisory Group, LLC, Monarch Pointe Fund, LTD, Telstar Limited, Search Capital, Golden Mist Limited, Pentagon Special Purpose Fund, LTD, Anthony Capozza, Steve Capozza, mark Elliot Schlanger, Asset Mangers International, LTD.(1)

4.4**

Registration Rights Agreement dated as of February 11, 2005, between the Registrant Mercator Momentum Fund, LP, Mercator Momentum Fund III, LP, Mercator Advisory Group, LLC, Monarch Pointe Fund, LTD, Telstar Limited, Search Capital, Golden Mist Limited, Telstar Limited, Pentagon Special Purpose Fund, LTD, Anthony Capozza, Steve Capozza, Mark Elliot Schlanger, Asset Mangers International, LTD.(1)

5.1***	Opinion of Snell & Wilmer LLP
10.1**	Director and Consulting Agreement with Anthony J. Cataldo, dated as of February 1, 2005. (1)
10.2**	Employment Agreement with Stephen Chang, Ph.D, dated as of January 29, 2005.(1)
10.3**	Employment Agreement with Ronald Faris, Ph.D., dated as of September 9, 2001.
10.4**

Subscription Agreement dated as of July 13, 2004, among the Registrant and Mercator Momentum Fund, L.P., Mercator Momentum Fund III, L.P., Monarch Pointe Fund, Ltd., and Mercator Advisory Group, LLC.(2)

10.5**

Subscription Agreement dated as of February 11, 2005, among the Registrant and Mercator Momentum Fund, L.P., Mercator Momentum Fund III, L.P., Monarch Pointe Fund, Ltd., Mercator Advisory Group, LLC, Telstar Limited, Golden Mist Limited, Search Capital, Anthony Capozza, Steve Capozza, Mark Elliot Schlanger, Pentagon Special Purpose Fund, Ltd and Asset Managers International, Ltd.

10.6**	XenoTech License Agreement, dated as of August 1, 2003, between the Registrant and XenoTech, LLC.(3)
10.7**	2004 Equity Incentive Plan and related documents.
10.8**	2000 Stock Incentive Plan and related documents.
10.9**	2000 Employee Benefit Plan and related documents.
10.10**	Form of Indemnity Agreement.
10.11**	Sublease Agreement, dated as of April 6, 2005, between the Registrant and Stem Cells Inc.
10.12*	Director of Compensation
23.1**	Consent of Snell & Wilmer LLP (contained in Exhibit 5.1)(2)
23.1*	Consent of J.H. Cohn LLP

* Filed herewith
** Previously filed
*** To be filed by amendment
(1) Incorporated by reference to exhibits to our Annual Report on Form 10-KSB for the year ended November 30, 2004 (File No. 001-10221)
(2) Incorporated by reference to exhibits to our Registration Statement on Form SB-2 filed on August 12, 2004, as amended (File No. 333-118170).
(3) Incorporated by reference to exhibits to our Annual Report on Form 10-KSB for the year ended November 30, 2003 (File No. 001-10221).
(4) Incorporated be reference to exhibits to our Registration Statement in Form S-8 filed on July 3, 2000 (File No. 333-40752)

___________________________________________________________________________

ITEM 28. UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price present no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on May 12, 2005.

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, W. Gerald Newmin, as his or her attorney-in-fact, with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and any and all Registration Statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with or related to the Offering contemplated by this Registration Statement and its amendments, if any, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to said Registration Statement.

MULTICELL TECHNOLOGIES, INC.
By: /s/ W. Gerald Newmin W. Gerald Newmin, Co-Chairman, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ W. Gerald Newmin W. Gerald Newmin	Co-Chairman, Chief Executive Officer, and Director	May 12, 2005
/s/ Janice DiPietro, Ph.D. Janice DiPietro	Chief Financial Officer	May 12, 2005
/s/ Stephen Chang, Ph.D. Stephen Chang, Ph.D.	President and Director	May 12, 2005
/s/ Thomas A. Page Thomas A. Page	Director	May 12, 2005
/s/ Ann Ryder Randolph Ann Ryder Randolph	Director	May 12, 2005
/s/ Edward Sigmond Edward Sigmond	Director	May 12, 2005
/s/ Anthony Cataldo Anthony Cataldo	Co-Chairman and Director	May 12, 2005
/s/ Ronald Faris, Ph.D Ronald Faris, Ph.D..	Senior Vice President and Chief Science Officer	May 12, 2005

___________________________________________________________________________

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
3.1**	Certificate of Incorporation, as filed on April 28, 1970.
3.2**	Certificate of Amendment, as filed on October 27, 1986.
3.3**	Certificate of Amendment, as filed on August 24, 1989.
3.4**	Certificate of Amendment, as filed on July 31, 1991.
3.5**	Certificate of Amendment, as filed on June 13, 2000.
3.6**	Certificate of Amendment, as filed August 14, 1991.
3.7**	Bylaws, as amended
4.1**	Specimen Stock Certificate.
4.2**	Certificate of Designations of Preferences and Rights of Series I Convertible Preferred Stock, as filed on July 13, 2004.(2)
4.3**

Standstill Agreement, dated as of February 11, 2005, between the Registrant and Mercator Momentum Fund, LP, Mercator Momentum Fund III, LP, Mercator Advisory Group, LLC, Monarch Pointe Fund, LTD, Telstar Limited, Search Capital, Golden Mist Limited, Pentagon Special Purpose Fund, LTD, Anthony Capozza, Steve Capozza, Mark Elliot Schlanger, Asset Mangers International, LTD.(1)

4.4**

Registration Rights Agreement dated as of February 11, 2005, between the Registrant Mercator Momentum Fund, LP, Mercator Momentum Fund III, LP, Mercator Advisory Group, LLC, Monarch Pointe Fund, LTD, Telstar Limited, Search Capital, Golden Mist Limited, Telstar Limited, Pentagon Special Purpose Fund, LTD, Anthony Capozza, Steve Capozza, Mark Elliot Schlanger, Asset Mangers International, LTD.(1)

5.1***	Opinion of Snell & Wilmer LLP
10.1**	Director and Consulting Agreement with Anthony J. Cataldo, dated as of February 1, 2005. (1)
10.2**	Employment Agreement with Stephen Chang, Ph.D, dated as of January 29, 2005.(1)
10.3**	Employment Agreement with Ronald Faris, Ph.D., dated as of September 9, 2001.
10.4**

Subscription Agreement dated as of July 13, 2004, among the Registrant and Mercator Momentum Fund, L.P., Mercator Momentum Fund III, L.P., Monarch Pointe Fund, Ltd., and Mercator Advisory Group, LLC.(2)

10.5**

Subscription Agreement dated as of February 11, 2005, among the Registrant and Mercator Momentum Fund, L.P., Mercator Momentum Fund III, L.P., Monarch Pointe Fund, Ltd., Mercator Advisory Group, LLC, Telstar Limited, Golden Mist Limited, Search Capital, Anthony Capozza, Steve Capozza, Mark Elliot Schlanger, Pentagon Special Purpose Fund, Ltd and Asset Managers International, Ltd.

10.6**	XenoTech License Agreement, dated as of August 1, 2003, between the Registrant and XenoTech, LLC.(3)
10.7**	2004 Equity Incentive Plan and related documents.
10.8**	2000 Stock Incentive Plan and related documents.
10.9**	2000 Employee Benefit Plan and related documents.
10.10**	Form of Indemnity Agreement.
10.11**	Sublease Agreement, dated as of April 6, 2005, between the Registrant and Stem Cells Inc.
10.12**	Director Compensation
23.1**	Consent of Snell & Wilmer LLP (contained in Exhibit 5.1)(2)
23.1*	Consent of J.H. Cohn LLP

* Filed herewith
** Previously filed
*** To be filed by amendment
(1) Incorporated by reference to exhibits to our Annual Report on Form 10-KSB for the year ended November 30, 2004 (File No. 001-10221)
(2) Incorporated by reference to exhibits to our Registration Statement on Form SB-2 filed on August 12, 2004, as amended (File No. 333-118170).
(3) Incorporated by reference to exhibits to our Annual Report on Form 10-KSB for the year ended November 30, 2003 (File No. 001-10221).
(4) Incorporated be reference to exhibits to our Registration Statement in Form S-8 filed on July 3, 2000 (File No. 333-40752)